    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1998

                                                     REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          SWISSRAY INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              NEW YORK                                 [     ]                         16-0950197
   (State or Other Jurisdiction of          (Primary Standard Industrial            (I.R.S. Employer
   Incorporation or Organization)              Classification Number)            Identification Number)

                          SWISSRAY INTERNATIONAL, INC.
                        200 EAST 32ND STREET, SUITE 34-B
                            NEW YORK, NEW YORK 10016
                          UNITED STATES: (212) 545-0095
                         SWITZERLAND: 011-4141-914-1200

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                RUEDI G. LAUPPER,
                       CHAIRMAN OF THE BOARD AND PRESIDENT
                          SWISSRAY INTERNATIONAL, INC.
                        200 EAST 32ND STREET, SUITE 34-B
                            NEW YORK, NEW YORK 10016

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copy to:

                              GARY B. WOLFF, ESQ.
                              GARY B. WOLFF, P.C.
                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212)644-6446

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the discretion of the converting shareholders after the effective date of the Registration Statement.

In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933 this Registration Statement and the Prospectus which is a part thereof relates, in part, and combines with an earlier Registration Statement under Registration No. 333-50069 declared effective May 12, 1998.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.      /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.              / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                     / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                           / /

                       CALCULATION OF REGISTRATION FEE(3)

                                                           PROPOSED
                                                            MAXIMUM           PROPOSED
                                          AMOUNT TO        OFFERING            MAXIMUM
   TITLE OF EACH CLASS OF                    BE              PRICE            AGGREGATE         AMOUNT OF
      SECURITIES TO BE                   REGISTERED        PER SHARE          OFFERING        REGISTRATION
         REGISTERED                          (1)              (2)            PRICE(1)(2)           FEE
-------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par
  value per share)                       12,774,572         $0.41            $5,237,575        $1,545.08

(1) Includes (a) 5,950,477 shares which are reserved for issuance pursuant to currently issued and outstanding Convertible Debentures which will be offered for resale by certain Selling Holders under Registration No. 333-50069, (b) 5,973,333 shares which are reserved for issuance pursuant to currently issued and outstanding Convertible Debentures which will be offered for resale by certain Selling Holders under this Registration Statement and (c) 850,762 shares being registered pursuant to certain "piggy-back" registration rights granted to an otherwise unaffiliated lender pursuant to terms of promissory note (see "Description of Capital Stock - Promissory Note"). No. 333-50069. Also registered hereunder is such indeterminate number of shares of Common Stock, $.01 par value, of the Registrant as may be issuable on conversion of the Debentures, including such additional shares as may be issuable as a result of adjustments to the conversion price as well as such additional shares as may become issuable pursuant to (i) any shares issuable in exchange for interest earned under Convertible Debentures and (ii) any anti-dilution provisions as may be contained in the aforesaid Convertible Debentures and related Registration Rights Agreements. All of such additional shares of Common Stock will, if issued, be issued for no additional consideration and therefore no registration fee is required.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933. In accordance with Rule 457(c) of Regulation C, the estimated price for the Securities was based on the average of the high and low reported prices on the Nasdaq SmallCap Market on July 22, 1998.

(3) The number of securities being carried forward and the amount of the filing fee associated with such securities that was previously paid under earlier Registration No. 333-50069 was 14,770,081 shares of Common Stock, $.01 par value, for which the registration fee of $2,859.80 was paid. This information is provided in accordance with Rule 429(b) of the 1933 Act.

(4) The amount of registration fee is based upon those shares being registered for which no prior registration fee has been paid; to wit: an additional 5,950,477 shares under Registration No. 333-50069 and the additional 6,824,095 shares under this Registration Statement.


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                          SWISSRAY INTERNATIONAL, INC.

                              CROSS-REFERENCE SHEET

                   PURSUANT TO ITEM 501(b) OF REGULATION S-K.

          REGISTRATION STATEMENT ITEM AND HEADING                                         PROSPECTUS CAPTION
          ---------------------------------------                                         ------------------
1.   Forepart of the Registration Statement and Outside
     Front Cover Page of the Prospectus                                              Cover Page of Registration
                                                                                     Statement; Outside Front
                                                                                     Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages of
     Prospectus                                                                      Inside Front and Outside
                                                                                     Back Cover Pages of
                                                                                     Prospectus

3.   Summary Information, Risk Factors and Ratio of
     Earnings to Fixed Charges                                                       Prospectus Summary; Risk
                                                                                     Factors; The Company

4.   Use of Proceeds                                                                 Prospectus Summary; Use
                                                                                     of Proceeds

5.   Determination of Offering Price                                                 Outside Front Cover Page
                                                                                     of Prospectus

6.   Dilution                                                                        Risk Factors; Dilution

7.   Selling Security Holders                                                        Selling Holders and Plan
                                                                                     of Distribution

8.   Plan of Distribution                                                            Outside Front Cover Page
                                                                                     of Prospectus; Selling
                                                                                     Holders and Plan of
                                                                                     Distribution

9.   Description of Securities to be Registered                                      Description of Capital
                                                                                     Stock

10.  Interests of Named Experts and Counsel                                          Legal Matters; Independent
                                                                                     Auditors

11.  Information with Respect to Registrant

     (a)   (1)       Description of Business                                         Prospectus Summary;
                                                                                     Management's Discussion
                                                                                     and Analysis of Financial
                                                                                     Condition and Results of
                                                                                     Operations; Business; The
                                                                                     Company

           (2)       Description of Property                                         Business -- Property

           (3)       Legal Proceedings                                               Business -- Legal
                                                                                     Proceedings

           (4)       Control of Registrant                                           Not Applicable

           REGISTRATION STATEMENT ITEM AND HEADING                                        PROSPECTUS CAPTION
           ---------------------------------------                                        ------------------
           (5)       Nature of Trading Market                                        Risk Factors; Selling
                                                                                     Holders and Plan of
                                                                                     Distribution

           (6)       Exchange Controls and Other Limitations
                     Affecting Security Holders                                      Risk Factors; Description
                                                                                     of Capital Stock

           (7)       Taxation                                                        Risk Factors

           (8)       Selected Financial Data                                         Prospectus Summary;
                                                                                     Selected Consolidated
                                                                                     Financial Data

           (9)       Management's Discussion and Analysis of
                     Financial Condition and Results of
                     Operations                                                      Management's Discussion
                                                                                     and Analysis of
                                                                                     Financial Condition and
                                                                                     Results of Operations

           (10)      Directors and Officers of Registrant                            Management

           (11)      Compensation of Directors and Officers                          Management

           (12)      Options to Purchase Securities from
                     Registrant or Subsidiaries                                      Management

           (13)      Interest of Management in Certain
                     Transactions                                                    Certain Transactions

     (b)   Financial Statements                                                      Financial Statements

12.  Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities                                                  Information Not Required
                                                                                     In Prospectus

            INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR
              AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE
           SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE
         COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO
          BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT
           BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN
            OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR
               SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY
                 STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE
                           WOULD BE UNLAWFUL PRIOR TO
         REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY
                                   SUCH STATE.

                              DATED JULY 24, 1998

                                   PROSPECTUS

                          SWISSRAY INTERNATIONAL, INC.

                       12,774,572 SHARES OF COMMON STOCK

         This prospectus ("Prospectus") relates to the offer and sale of up to 12,774,572 shares of common stock, $.01 par value per share (the "Common Stock"), of Swissray International, Inc., a New York corporation ("Swissray International, Inc." or the "Registrant"), which shares consist of (i) up to 5,973,333 shares of Common Stock which are issuable to certain persons (the "Selling Holders") upon conversion of convertible debentures, issued in June, 1998, (the "Convertible Debentures") and which shares are being registered hereby pursuant to Registration Rights Agreements between the Registrant and the Selling Holders named in this Prospectus under Registration No. 333-_____,
(ii) up to 5,950,477 additional shares of Common Stock which are issuable to certain Selling Holders upon conversion of convertible debentures issued in March 1998, (the "Convertible Debentures") and which additional shares are being registered hereby pursuant to Registration Rights Agreements between the Registrant and the Selling Holders named in a Prospectus under Registration No. 333-50069 and (iii) 850,762 shares being registered pursuant to certain "piggy-back" registration rights granted to an otherwise unaffiliated lender pursuant to terms of promissory note (see "Description of Capital Stock - Promissory Note"). The up to 12,774,572 shares of Common Stock offered hereby are herein referred to as the "Securities".

     The Securities may be offered and sold from time to time by the Selling Holders named herein (or in Registration #333-50069 hereinafter "Selling Holders" unless otherwise indicated or the Stockholder whose shares are being registered pursuant to aforesaid piggy-back rights) or by their transferees, pledgees, donees or their successors pursuant to the Prospectus. The Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Holders or the purchasers of the Securities for whom such agents, underwriters or dealers may act. See "Selling Holders and Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus. The Registrant will not receive any of the proceeds from the sale of the Securities by the Selling Holders.

     The Selling Holders will receive all of the net proceeds from the sale of the Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Registrant is responsible for payment of all other expenses incident to the offer and sale of the Securities. The Selling Holders and any broker-dealers, agents or underwriters that participate in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any profit on the sale of the Securities by the Selling Holders and any commissions received by any such underwriters may be deemed to be underwriting commissions or discounts under the Act. See "Selling Holders and Plan of Distribution" for a description of indemnification arrangements.

     All references herein to the "Company" refer to Swissray International, Inc. and its subsidiaries. The executive offices of the Company are located at Swissray International, Inc., 200 East 32nd Street, Suite 34-B, New York, New York 10016. The telephone number is 212-545-0095 and the fax number is 212-545-7912. The address in Switzerland is Turbistrasse 25-27 CH6280 Hochdorf, Switzerland and the telephone number in Switzerland is 011-4141-914-1200.

                  THE SECURITIES OFFERED HEREBY ARE SPECULATIVE
              AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
                    BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

     The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights Agreements among the Registrant and the Selling Holders (the "Registration Rights Agreements"), the Registrant will use reasonable efforts to (i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the investors who hold a majority in interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date, (B) the date when the Selling Holders may sell all Securities under Rule 144 or (C) the date the Selling Holders no longer own any of the Securities; (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Registrant or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Registrant and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS      , 1998.

                             AVAILABLE INFORMATION

     The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, NW., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission, such as the Registrant. The address of such site is http:\\www.sec.gov.

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by the detailed information and financial information incorporated by reference herein appearing elsewhere in this Prospectus. This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. When used in this Prospectus, the words "believes," "expects," "intends," "anticipates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include the timing and acceptance of new product introductions, the actions of the Company's competitors, and those discussed under the caption "Risk Factors."

                                   THE COMPANY

     The Registrant was incorporated under the laws of the State of New York on January 2, 1968 under the name CGS Units Incorporated. On June 15, 1994, the Registrant merged with Direct Marketing Services, Inc. and changed its name to DMS Industries, Inc. In May of 1995 the Registrant discontinued the operations then being conducted by DMS Industries, Inc. and acquired all of the outstanding securities of SR-Medical AG, a Swiss corporation engaged in the business of manufacturing and selling X-ray equipment, components and accessories. On June 5, 1995 the Registrant changed its name to Swissray International, Inc. The Registrant's operations are being conducted principally through its wholly owned subsidiaries, SR-Medical Holding AG (known as SR-Medical AG until renamed in February 1998), the latter's wholly owned subsidiaries, SR Medical AG (known as Telray AG until renamed in February 1998), a Swiss corporation, Swissray Deutschland (Rontgentechnik) GmbH (formerly known as SR-Medical GmbH), a German limited liability company and Telray Research and Development AG (a Swiss corporation), as well as through the Company's other wholly owned subsidiaries, SR Management AG (formerly SR Finance AG), a Swiss corporation, Swissray Medical Systems, Inc. (formerly Swissray Corporation), a Delaware corporation, Swissray Healthcare, Inc., a Delaware corporation, and Swissray Information Solutions, Inc., a Delaware corporation. Unless otherwise specifically indicated, all references hereinafter to the "Company" refer to the Registrant and its subsidiaries.

     The Company is active in the markets for diagnostic imaging devices for the health care industry. The Company's products include a full range of conventional X-ray equipment for all diagnostic purposes other than mammography and dentistry, a direct digital multi-functional X-ray system, the AddOn-Multi-System, and the SwissVision(TM) line of DICOM 3.0 compatible postprocessing workstations operating on a Windows NT platform for the processing of digital image data. In addition, the Company is in the business of selling computer tomography systems, magnetic resonance systems and nuclear medicine systems and components and accessories for X-ray equipment manufactured by third parties and providing services related to imaging systems. The Company is also offering products and services related to networking, archiving and electronic distribution of digital X-ray images, including Picture Archiving and Communications Systems ("PACS").

     The services offered by the Company include the installation and after-sales servicing of imaging equipment sold by the Company, consulting services and application training of radiographers. In the United States, the Company plans to offer consulting services to hospital imaging departments and imaging centers, including maintenance management, capital planning services and after sales-services of products manufactured by the Company and third parties (multi-vendor services).

     The Company and its predecessors have been in the business of manufacturing and selling X-ray equipment in Switzerland and Germany since 1988. Beginning in 1991, the Company's predecessors began to expand into other markets in Europe, the Middle East and Asia. In 1992, the Company entered into a first Original Equipment Manufacturing ("OEM") Agreement with Philips Medical Systems GmbH ("Philips Medical Systems") providing for the manufacturing by the Company of a Multi-Radiography System ("MRS").

     Simultaneously, the Company developed the first SwissVision(TM) image post-processing system, which was able to convert analog images obtained in fluoroscopy into digital information. In 1993, the Company won the innovation award of the Chamber of Commerce of Central Switzerland for this post-processing system. Beginning in 1993, the Company began the development of direct digital X-ray technology for medical diagnostic purposes. On April 1, 1997, the Company acquired Empower, Inc. ("Empower"). Since its incorporation in 1985, Empower has been engaged in distributing and servicing diagnostic X-ray equipment and accessories in the New York/New Jersey/Connecticut area. On February 13, 1998 the Company entered into a letter of intent with E.M. Parker, Inc. with respect to the sale of Empower's film and x-ray accessories business. Terms of the transaction are currently being negotiated. On October 17, 1997, the Company acquired substantially all of the assets of Service Support Group LLC ("SSG"), located in Gig Harbor, Washington. SSG has been in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States since it was formed on October 16, 1996.

     On April 1, 1997, the Company acquired Empower, Inc., a New York corporation ("Empower") which since incorporation in 1985, had been engaged in distributing and servicing diagnostic X-ray equipment and accessories in the New York/New Jersey/Connecticut area. Certain details with respect to such acquisition were reported in a Form 8-K and Form 8-K/A1 with date of report of April 1, 1997. In February 1998 the Company entered into a letter of intent with E.M. Parker Co., Inc., a Massachusetts corporation ("Parker") with respect to the sale of Empower's film and x-ray accessories business. Thereafter, the Company and its wholly owned subsidiary, Swissray Empower, Inc. ("Empower") entered into an Asset Purchase Agreement with Parker pursuant to which the Company and Empower sold and Parker purchased substantially all of the assets of Empower (excluding certain excluded assets as defined in the Agreement) in consideration of: (i) the assumption by Parker of certain liabilities of Empower; (ii) the cash purchase price of $250,000.00; and (iii) the payment by Parker of approximately $376,000 to a banking institution in satisfaction of certain outstanding indebtedness of Empower. Empower remains a wholly owned subsidiary of the Company.

     On October 17, 1997, the Company acquired substantially all of the assets of Service Support Group LLC ("SSG"), located in Gig Harbor, Washington. SSG has been in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States since it was formed on October 16, 1996. SSG's operations are currently being conducted through the following wholly owned Company subsidiaries: Swissray Medical Systems, Inc., Swissray Healthcare, Inc. and Swissray Information Solutions, Inc.

     The following organizational chart graphically indicates the Company, its wholly owned subsidiaries and certain additional information regarding each of such firms including principal locations.

                                                    Organization Chart Swissray

                                                    Swissray International Inc.
                                                           New York USA
                                                                 |
       --------------------------------------------------------------------------------------------------------------------
       |                   |                      |                      |                          |                     |
Swissray Empower    Swissray Medical   Swissray Healthcare Inc.  Swissray Information     SR Medical Holding AG    SR Management AG
  Glen Cove, NY       Systems Inc.         Gig Harbour, WA          Solutions, Inc.              Hochdorf              Hitzkirch
       USA          Gig Harbour, WA              USA               Gig Harbour, WA             Switzerland            Switzerland
                          USA                                            USA
                                                                                                    |
                                                                   -------------------------------------------------------
                                                                   |                         |                           |
                                                             SR Medical AG        Swissray Rontgentechnik          Teleray Research
                                                               Hochdorf               (Deutschland) GmbH         and Development AG
                                                             Switzerland                Wiesbaden                     Hochdorf
                                                                                         Germany                     Switzerland

                                                 THE OFFERING
Common Stock Offered(1)                          Up to 12,774,572 shares of Common Stock.

Common Stock Outstanding
  Before the Offering(2)(3)                      41,436,842

Common Stock Outstanding
  After the Offering(4)

Use of Proceeds                                  The  Registrant  will not receive any of the proceeds from the sale of any of the Securities.

Risk                                             Factors The Securities offered
                                                 hereby involve a high degree of
                                                 risk. See "Risk Factors"
                                                 commencing on page 7 hereof.

Nasdaq SmallCap Market Symbol                    SRMI


(1) Includes an aggregate of up to 5,973,333 shares of Common Stock reserved for issuance upon the conversion of the Convertible Debentures. See "Selling Holders and Plan of Distribution" and "Description of Capital Stock." Also includes an aggregate of up to an additional 5,950,477 shares of Common Stock reserved for issuance upon conversion of Convertible Debentures issued in March 1998, which latter shares relate to Registration No. 333-50069 in accordance with Rule 429(b) of the 1933 Act. Also being registered hereunder in accordance with certain "piggy-back" registration rights are 850,762 restrictive shares heretofore issued pursuant to terms of a convertible promissory note.

(2) Does not include (i) an aggregate of 16,426,667 shares of Common Stock reserved for issuance upon the conversion of certain convertible debentures issued by the Registrant in March 1998 (assumes conversion based on 20% discount to the closing price on the NASDAQ SmallCap Market on June 26, 1998), (ii) up to 5,973,333 shares of Common Stock to be issued to holders of Convertible Debentures issued by the Registrant in June 1998 upon conversion of such Convertible Debentures (assumes conversion based on a 20% discount to the closing price on the Nasdaq SmallCap Market on June 26, 1998); (iii) 1,455,000 shares of Common Stock which may be issued upon the exercise of outstanding options under the Registrant's 1996 Non-Statutory Stock Option Plan (the "1996 Plan"), (iv) 155,000 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the 1996 Plan and (v) 2,000,000 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the 1997 Non-Statutory Stock Option Plan (the "1997 Plan"). Those shares indicated in 2(iv) and (v) above will only be issued if and when sufficient authorized shares are available therefore. See "Management--Stock Option Plans" and "Description of Capital Stock."

(3) As of the close of business on June 26, 1998 there were 41,436,842 shares issued and outstanding held by 697 stockholders of the Registrant's Common Stock.

(4) Since the Common Stock registered hereunder is being offered on a delayed or continuous basis pursuant to Rule 415 under the Act, the Registrant cannot include herein information about the Common Stock outstanding after the Offering.

SUMMARY FINANCIAL DATA

      The summary information below represents financial information of the Registrant for the (i) nine month periods ended March 31, 1998 and March 31, 1997, which information was derived from the unaudited consolidated financial statements of the Registrant and the (ii) fiscal years ended June 30, 1997, June 30, 1996, June 30, 1995 (six-month period), December 31, 1994 and December 31, 1993, which information was derived from the audited consolidated financial statements of the Registrant.

                                                                                     Swissray International, Inc.
                                                                                              Years Ended
                                                                                   (In Thousands, Except Per Share Data)
                                   Nine Month Period Ended                          -------------------------------------
                                        (Unaudited)                                           (Six Months)
                                  3/31/98         3/31/97*       6/30/97*    6/30/96*     6/30/95(1)     12/31/94      12/31/93
                                  --------        ---------      --------    --------     ----------     --------      --------
INCOME STATEMENT DATA:
  Net sales                        17,801          9,117          13,151      10,899       3,806          8,618         5,989
  Cost of goods sold               13,921          4,902           8,445       5,793       2,484          5,363         4,181
                                   ------         ------         -------      ------      ------         ------         -----
  Gross profit                      3,880          4,215           4,706       5,106       1,322          3,255         1,808
  Gross profit margin (%)              22%            46%             36%         47%         35%            38%           30%
  Selling, general and
    administrative expenses        11,607          8,483          16,327      14,966       2,307          3,175         2,094
  Unusual charges                      --             --              --          --          --             --            --
                                   ------         ------         -------      ------      ------         ------         -----
  Operating (loss) income          (7,727)        (4,268)        (11,621)     (9,860)       (985)            80          (286)
  Debt related fees                    --             --
  Other expense (income), net         799           (235)           (319)     (1,004)      3,054             15            (7)
  Interest expense                  6,377            171             762         194         122            237           215
  (Loss) income from
    continuing operations
    before income taxes           (14,903)        (4,204)        (12,064)     (9,050)     (4,161)          (172)         (494)
  Income taxes                         --             --             110        (365)       (339)            24            --
                                  -------         ------         -------      ------      ------         ------         -----
  (Loss) income from
    continuing operations         (14,903)        (4,204)        (12,174)     (8,685)     (3,822)          (196)         (494)
                                  =======         ======         =======      ======      ======         ======         =====
  (Loss) income per share
    from continuing
    operations                       (.62)          (.28)           (.77)       (.67)       (.48)          (.03)         (.06)
                                  =======         ======         =======       =====      ======         ======         =====
BALANCE SHEET DATA:
  Working capital (deficit)         5,837          4,431           2,833       3,433      11,851         (1,236)         (875)
  Total assets                     29,924         21,116          24,788      18,793      13,027          3,899         3,517
  Short-term debt, including
    current portion,
    long-term debt                 10,426          8,684           4,211       2,737       2,954          2,843         2,145
  Long-term debt                   12,351             --           5,835          --         705            420           337
  Stockholders' (deficit)
    equity                          7,148         11,843           7,693      10,655       6,377           (798)         (429)
  Total shares outstanding
    at year end                    32,011         17,798          19,694      14,185      12,035          7,850         7,850

(1) In 1995, the Registrant changed its fiscal year end from December 31 to June 30. As a result, the Company had a fiscal year beginning on January 1, 1995 and ending on June 30, 1995. Accordingly, the Summary Financial Data for the period ended June 30, 1995 is for a six-month period.

 *  Restated

                                  RISK FACTORS

     Investors should carefully consider the factors set forth below as well as the other information set forth in this Prospectus before purchasing the Securities.

HISTORY OF LOSSES; PROFITABILITY UNCERTAIN

     As of June 30, 1995 the Registrant had accumulated losses on a consolidated basis of approximately $6,000,000. A substantial part of such losses resulted from activities unrelated to the Company's present operations. Since June 30, 1995 and for the two fiscal years commencing July 1, 1995 and concluding June 30, 1997, the Company incurred additional net losses aggregating $20,828,295 ($12,562,215 of which was attributable to year ended June 30, 1997). For the nine month period ended March 31, 1998, the Company incurred a further loss of $14,598,835. Such additional losses primarily resulted from the significant expenses associated with the development of the Company's products, primarily its direct digital X-ray system, the Addon-Multi-System, the building of the Company's organization and market position and the absence of a significant increase in sales as a result of the delay in the market introduction of certain of the Company's products. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of new products and the competitive environment in which the Company operates. Although the Company is deriving operating revenue from its current operations, such revenue has not been sufficient to make the Company's operations profitable. There can be no assurance that the Company will be able to develop significant additional sources of revenue or that it will become profitable. Results of operations may fluctuate significantly and will depend upon successful introduction of the Addon-Multi-System, market acceptance of new product introductions in the future and competition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Products," "-- Research and Development" and "-- Competition."

NEED FOR MARKET ACCEPTANCE OF THE ADDON-MULTI-SYSTEM

     The Company's future performance will depend to a substantial degree upon continued market introduction and acceptance of the Addon-Multi-System. The Company's marketing efforts to date have generated considerable awareness about the Addon-Multi-System among radiologists. Most recently from October 1997 through June 1998, the Company installed five Addon-Multi-Systems both within and without the United States and expects to install an additional three Addon-Multi-Systems during July-August 1998. The extent of, and rate at which, the market introduction, acceptance and penetration can be achieved by the Addon-Multi-System are functions of many variables, including, but not limited to, obtaining the necessary governmental approvals, price, effectiveness, acceptance by potential customers and manufacturing, training capacity and marketing and sales efforts. There can be no assurance that the Addon-Multi-System will achieve or maintain acceptance in its target markets. Similar risks may confront other products developed by the Company in the future. See "Business -- Products" and "-- Regulatory Matters."

RELIANCE ON A SINGLE PRODUCT

     The Company has concentrated its efforts primarily on the development of the Addon-Multi-System and will be dependent to a significant extent upon acceptance of that product to generate additional revenues. There can be no assurance that the Addon-Multi-System will be successfully commercialized notwithstanding its recent successful introduction both within and without the United States (as hereinafter indicated). There can be no assurance that the Company's competitors will not succeed in developing or marketing technologies and products that are more commercially attractive than the Addon-Multi-System. See "Business -- Products" and "-- Competition."

RELIANCE ON LARGE CUSTOMERS

     In the past, the Company has made a significant amount of sales to a few large customers. Historically, the identity of the Company's largest customers and the volumes purchased by them has varied. The loss of one or more of the Company's current two largest customers or a reduction of the volume purchased by either of them would have an adverse effect upon the Company's sales until such time, if ever, as significant sales to other customers can be made. See
Note 27 to the Consolidated Financial Statements June 30, 1997 and 1996 and "Business -- Sales and Marketing."

RISK OF CURRENCY FLUCTUATIONS

     The Company is subject to risks and uncertainties resulting from changes in currency exchange rates. Future currency fluctuations, to the extent not adequately hedged, could have an adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Effect of Currency on Results of Operations."

NO REGISTRATION UNDER "BLUE SKY" LAWS

     The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights Agreements, the Registrant will use reasonable efforts to (i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the investors who hold a majority in interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date (B) the date when the Selling Holders may sell all Securities under Rule 144 or (C) the date the Selling Holders no longer own any of the Securities;
(iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Registrant or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Registrant and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     The Company does business in numerous countries, including the United States, Switzerland and Germany and expects to expand its operations into various additional countries. In addition to the currency risks discussed above, the Company's international operations are subject to the risk of new and different legal and regulatory requirements in local jurisdictions, tariffs and trade barriers, potential difficulties in staffing and managing local operations, credit risk of local customers and distributors, potential inability to obtain regulatory approvals, different requirements as to product standards, potential difficulties in protecting intellectual property, risk of nationalization of private enterprises, potential imposition of restrictions on investments or transfer of funds, potentially adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries, and local economic, political and social conditions, including the possibility of hyper-inflationary conditions, in certain countries. Any adverse changes in any of these conditions could have a material adverse effect on the Company's business or financial condition. See "--Risk of Currency Fluctuations," "-- Government Regulation," "Management's Discussion and Analysis of Financial Condition and Results of Operations-Taxes," "-- Effect of Currency on Results of Operations" and "Business -- Regulatory Matters."

COMPETITION; IMPROVEMENTS IN TECHNOLOGY

      The highly competitive markets in which the Company operates are characterized by rapid and significant technological change, evolving industry standards and new product introductions. The Company competes with numerous competitors, many of which are well-established in the Company's markets. Most competitors are divisions of larger companies with potentially greater financial and other resources than the Company.

      The Company's competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. Although the Company believes that it has certain technological and other advantages over its competitors, realizing and maintaining these advantages will require continued investment by the Company in research and development, sales and marketing and customer service and support. There can be no assurance that the Company will have sufficient resources to continue to make such investments or that the Company will be successful in maintaining such advantages. If the Company's products or technologies become uncompetitive or obsolete, it will have a material adverse effect on the Company. See "Business -- Competition."

DEPENDENCE ON PATENTS AND PROPRIETARY TECHNOLOGY

     The Company has patented certain aspects of its proprietary technology in certain markets and has filed patent applications for its direct digital technology in key markets, including the United States. However, there can be no assurance that such applications will be granted. There can be no assurance that the Company's issued patents or other patents issued in the future will afford protection from material infringement or that such patents will not be challenged. The Company also relies on trade secrets and proprietary and licensed know-how, which it protects, in part, through confidentiality agreements with employees, consultants and other parties. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known to, or independently developed by, competitors.

     There also can be no assurance that the Company's technology will not infringe upon the patents of others. In the event that any such infringement claim is successful, there can be no assurance that the Company would be able to negotiate with the patent holder for a license, in which case the Company could be prevented from practicing the subject matter claimed by such patent. In addition, there can be no assurance that the Company would be able to redesign its products to avoid infringement. The inability of the Company to practice the subject matter of patents claimed by others or to redesign its products to avoid infringement could have a material adverse effect on the Company.

      The Company has obtained a non-exclusive license for a term of two years ending July 24, 1999 to use certain software for its line of SwissVision(TM) postprocessing systems. There can be no assurance that this license will not be granted to a competitor of the company or that such license will be renewed on favorable terms with the Company or at all. Negotiations with respect to potential renewal of such license have not, as yet, commenced. See "Business -- Intellectual Property."

GOVERNMENT REGULATION

     The Company's services, products and manufacturing activities are subject to extensive and rigorous government regulation, including the provisions of the Federal Food, Drug and Cosmetic Act. Commercial distribution in certain foreign countries is also subject to government regulations. The process of obtaining required regulatory approvals can be lengthy, expensive and uncertain. Moreover, regulatory approvals, if granted, may include significant limitations on the indicated uses for which a product may be marketed. The Food and Drug Administration (the "FDA") actively enforces regulations prohibiting marketing without compliance with the pre-market approval provisions of medical devices. A
Section 510(k) application is required in order to market a new or modified medical device. If specifically required by the FDA, a pre- market approval may be necessary. The FDA review process typically requires extended proceedings pertaining to the safety and efficacy of new products, which may delay or hinder a product's timely entry into the marketplace. On November 21, 1997, the AddOn Bucky(TM), the direct digital detector of the AddOn -Multi-System received FDA approval. The Company also submitted the AddOn-Multi-System for Section 510(k) approval with the FDA and such approval was obtained on December 18, 1997 so that the AddOn-Multi-System may be marketed in the United States.

     The FDA also regulates the content of advertising and marketing materials relating to medical devices. There can be no assurance that the Company's advertising and marketing materials regarding its products are and will be in compliance with such regulations. The Company is also subject to other federal, state, local and foreign laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could affect the timing of, or prevent the Company from obtaining, future regulatory approvals. The effect of government regulation may be to delay for a considerable period of time or to prevent the marketing and full commercialization of future products or services that the Company may develop and/or to impose costly requirements on the Company. There can also be no assurance that additional regulations will not be adopted or current regulations amended in such a manner as will materially adversely affect the Company. See "--Risks Associated With International Operations," "Business -- Markets" and "-- Regulatory Matters."

SALES TO HEALTH CARE INDUSTRY

     The Company's products are used exclusively in the health care industry, which is highly regulated. The health care industry in certain markets for the Company's products, including the United States, has experienced a significant pressure to reduce costs, which has led in some jurisdictions to substantial reorganizations and consolidations of health care providers or payors. Cost reduction efforts by the Company's customers may adversely affect the potential markets for the Company's products and services. It is also possible that legislation could be adopted in any of these jurisdictions which could increase such pressures or which could otherwise result in a modification of the private or public health care system or both or impose limitations on the ability of the Company to market its products in any such jurisdiction. Any such event or condition could have an adverse impact on the Company's business, financial condition or results of operations. See "Business -- Markets."

RELIANCE ON KEY MANAGEMENT

     The Company's business is highly dependent on the principal members of its management, marketing, research and development and technical staffs, and the loss of their services might impede the achievement of the Company's business objectives. In addition, the Company's future success will depend in part upon its ability to retain highly qualified management, scientific, technical and marketing personnel. There can be no assurance that the Company will be successful in retaining such qualified personnel or hiring additional qualified personnel. Losses of key personnel could have a material adverse effect on the Company's business. The Company has no key man life insurance policies with respect to any of its senior executives. See "Business -- Research and Development" and "Management -- Directors and Executive Officers of the Company."

LIMITED MANUFACTURING HISTORY WITH RESPECT TO ADDON-MULTI-SYSTEM; DEPENDENCE ON SOLE SOURCE SUPPLIERS

     The Company has limited experience with the manufacture and assembly of the AddOn-Multi-System in the volumes that will be necessary for the Company to generate significant revenues from the sale of the AddOn-Multi-System. The Company may encounter difficulties in scaling up its production or in hiring and training additional personnel to manufacture the AddOn-Multi-System. Future interruptions in supply or other production problems could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company has only single sources for certain essential components of the AddOn-Multi-System. Interruptions in the supply of such components might result in production delays, each of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Reliance on A Single Product" and "Business --Products."

FUTURE CAPITAL NEEDS AND UNCERTAINTY OF ADDITIONAL FINANCING

     There can be no assurance that the Company will not be required to seek additional equity or debt capital to finance its operations in the future. In addition, there can be no assurance that any such financings, if needed, will be available to the Company or that adequate funds for the Company's operations, whether from the Company's revenues, financial markets, collaborative or other arrangements with corporate partners or from other sources, will be available when needed or on terms attractive to the Company. The inability to obtain sufficient funds may require the Company to delay, scale back or eliminate some or all of its research and product development programs, sales and marketing efforts, manufacturing and slide processing operations, clinical studies and/or regulatory activities or to grant licenses to third parties to commercialize products or technologies that the Company would otherwise seek to market and sell itself.

POTENTIAL RECALLS AND PRODUCT LIABILITY

     Any of the Company's products may be subject to recall for unforeseen reasons. The medical device industry has been characterized by significant malpractice litigation. As a result, the Company faces a risk of exposure to product liability, errors and omissions or other claims in the event that the use of its X-ray equipment, components, accessories or related services or other future potential products is alleged to have resulted in a false diagnosis and there can be no assurance that the Company will avoid significant liability. There also can be no assurance that the Company will be able to obtain adequate insurance coverage or that, if obtained, such coverage will continue to be available at an acceptable cost, if at all. Consequently, such claims could have a material adverse effect on the business or financial condition of the Company.

DILUTION; EFFECT OF OUTSTANDING CONVERTIBLE DEBENTURES ON CERTAIN SHARES

     The Registrant has outstanding convertible debentures and options to purchase Common Stock at prices that are below the per share price to purchasers of the Registrant's Common Stock in the market. The exercise of such convertible debentures or options may have a dilutive effect on the investment of a holder of the Registrant's Common Stock. The market price of the Registrant's Common Stock may also be adversely affected by sales of substantial amounts of Common Stock in the public market, including sales of Common Stock under Rule 144 or after the expiration of any other applicable holding period (by contract and/or statute). The sale of such stock could also adversely affect the ability of the Registrant to sell Common Stock for its own account. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management -- Compensation of Directors and Executive Officers," "Selling Holders and Plan of Distribution" and "Description of Capital Stock."

LIMITED PUBLIC MARKET; LIQUIDITY; POSSIBLE VOLATILITY OF STOCK PRICE

     The Common Stock is quoted on the Nasdaq SmallCap Market System under the symbol "SRMI." There can be no assurance that an active public market for the Common Stock can be sustained. The market price of the Common Stock could fluctuate significantly as a result of the Company's financial results, regulatory approval filings, clinical studies, technological innovations or new commercial products introduced by the Company or its competitors, developments concerning patents or proprietary rights, trends in the health care industry or in health care generally, litigation, the adoption of new laws or regulations or new interpretations of existing laws or regulations and other factors.

RECENTLY ADOPTED LISTING STANDARDS FOR NASDAQ SECURITIES

     The Nasdaq Stock Market recently adopted certain changes to the standards for issuers with securities listed on Nasdaq. One of the changes included increasing the quantitative maintenance requirements for continued listing in the Nasdaq SmallCap Market, on which the Company's Common Stock is currently listed. While the Company currently is in compliance with the new qualitative maintenance requirements (except as hereinafter indicated), it could cease to be in compliance in the future if it continues to incur substantial losses from operations. In order to maintain continued listing on Nasdaq the Company's Common Stock is required to maintain a closing bid price at least equal to $1.00 per share. Nasdaq has advised the Company that its Common Stock failed to maintain such price and that no delisting actions with respect to such bid price deficiency will be initiated at this time. Instead, the Company has until August 6, 1998 in which to regain compliance with the minimum bid price requirement. One manner in which compliance may be achieved would require Common Stock reports of closing bid price of $1.00 or more for ten consecutive trading days. Management of the Company is pursuing such alternative procedures as are necessary and as are acceptable to Nasdaq in the event that the aforementioned ten consecutive trading days requirement is not achieved. Nevertheless, if this matter is not remedied (or in the event that the Company fails to maintain compliance with any other listing requirement) the Company's Common Stock would be delisted from the Nasdaq SmallCap Market.

ENVIRONMENTAL MATTERS

     The Company is subject to various environmental laws and regulations in the jurisdiction in which it operates. Although the Company believes that it is in substantial compliance with applicable environmental requirements and the Company to date has not incurred material expenditures in connection with environmental matters, it is possible that the Company could become subject to additional environmental liabilities in the future that could result in an adverse effect on the Company's financial condition or results of operations. See "-- Environmental Matters" and "Business -- Environmental Matters."

                                   THE COMPANY

     The Registrant was incorporated under the laws of the State of New York on January 2, 1968 under the name CGS Units Incorporated. On June 15, 1994, the Registrant merged with Direct Marketing Services, Inc. and changed its name to DMS Industries, Inc. In May of 1995 the Registrant discontinued the operations then being conducted by DMS Industries, Inc. and acquired all of the outstanding securities of SR-Medical AG, a Swiss corporation engaged in the business of manufacturing and selling X-ray equipment, components and accessories. On June 5, 1995, the Registrant changed its name to Swissray International, Inc. The Registrant's operations are being conducted principally through its wholly owned subsidiaries, SR-Medical Holding AG (known as SR-Medical AG until renamed in February 1998), the latter's wholly owned subsidiaries, SR Medical AG (known as Telray AG until renamed in February 1998), a Swiss corporation, Swissray Deutschland (Rontgentechnik) GmbH (formerly known as SR-Medical GmbH), a German limited liability company, and Telray Research and Development AG (a Swiss corporation), as well as through the Company's other wholly owned subsidiaries, SR Management AG (formerly SR Finance AG), a Swiss corporation, Swissray Medical Systems, Inc. (formerly Swissray Corporation), a Delaware corporation, Swissray Healthcare, Inc., a Delaware corporation, and Swissray Information Solutions, Inc., a Delaware corporation. Unless otherwise specifically indicated, all references hereinafter to the "Company" refer to the Registrant and its subsidiaries. See Note 1 to the Consolidated Financial Statements June 30, 1995 and December 31, 1994 and 1993 and June 30, 1997 and 1996.

     The Company and its predecessors have been in the business of manufacturing and selling X-ray equipment in Switzerland and Germany since 1988. Beginning in 1991, the Company's predecessors began to expand into other markets in Europe, the Middle East and Asia. In 1992, SR Medical AG entered into a first Original Equipment Manufacturing ("OEM") Agreement with Philips Medical Systems GmbH ("Philips Medical Systems") providing for the manufacturing of a multi-radiography system ("MRS"). In 1996, this agreement was replaced with a new OEM Agreement ("Philips OEM Agreement") which provides for the manufacturing of the Bucky Diagnost TS bucky table in addition to the MRS System. Simultaneously, the Company developed the first SwissVision(TM) post-processing system which was able to convert analog images obtained in fluoroscopy into digital information. Beginning in 1993, the Company began the development of direct digital X-ray technology for medical diagnostic purposes.

     On November 6, 1996, the Company formed Swissray Corporation (which has since been renamed Swissray Medical Systems, Inc.), a Delaware corporation located in Azusa, California, as the Company's principal authorizing division in the United States.

     On April 1, 1997, the Company acquired Empower, Inc., a New York corporation ("Empower"), which since incorporation in 1985, had been engaged in distributing and servicing diagnostic X-ray equipment and accessories in the New York/New Jersey/Connecticut area. Certain details with respect to such acquisition were reported in a Form 8-K and Form 8-K/A1 with date of report of April 1, 1997. In February 1998 the Company entered into a letter of intent with E.M. Parker Co., Inc., a Massachusetts corporation ("Parker") with respect to the sale of Empower's film and x-ray accessories business. Thereafter, the Company and its wholly owned subsidiary, Swissray Empower, Inc. ("Empower") entered into an Asset Purchase Agreement with Parker pursuant to which the Company and Empower sold and Parker purchased substantially all of the assets of Empower (excluding certain excluded assets as defined in the Agreement) in consideration of: (i) the assumption by Parker of certain liabilities of Empower; (ii) the cash purchase price of $250,000.00; and (iii) the payment by Parker of approximately $376,000 to a banking institution in satisfaction of certain outstanding indebtedness of Empower. Empower remains a wholly owned subsidiary of the Company.

     During the fiscal year ended June 30, 1997, the Company created a new Information Solution Division known as Swissray Information Solutions, Inc. which is engaged in services related to Picture Archiving and Communications Systems ("PACS") as well as consulting activities. This division is located in Gig Harbor, Washington and headed by Michael J. Baker, who has more than 20 years experience in radiology, most recently as head of Lockheed Martin's Medical Imaging Systems division.

     On October 17, 1997, the Company acquired substantially all of the assets of Service Support Group LLC ("SSG") located in Gig Harbor, Washington, principally in exchange for the payment of approximately $622,000 in cash and issuance of 333,333 shares of its Common Stock in equal thirds to each of SSG's then owners based upon certain warranties and representations made by them. Pursuant to the terms of the Asset Purchase Agreement and related Registration Rights Agreement both dated October 17, 1997 (Exhibits 10.9 and 10.10 hereto), the holders of such Company shares were then given the right, commencing June 30, 1998 and terminating April 16, 1999, to require the Company to purchase any or all of such shares at $4.50 per share. Since its formation on October 16, 1996, SSG has been in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States. Issues involving the aforesaid Company shares and a number of other related matters are currently the subject of dispute and the three former SSG owners relationship with the Company (and certain Company subsidiaries with whom such persons held positions as officers, to wit: Swissray Medical Systems, Inc. and Swissray Healthcare, Inc.) was terminated on July 20, 1998. As a result of such termination Ueli Laupper has been appointed Chief Executive Officer of both Swissray Medical Systems, Inc. and Swissray Healthcare, Inc. (with Michael
J. Baker being appointed Deputy Chief Executive Officer of both subsidiaries). Swissray Healthcare, Inc. remains engaged in providing maintenance management, capital planning and other services to hospital imaging departments and imaging centers. See "The Company" and "Business -- Services."

                         DETERMINATION OF OFFERING PRICE

      Since the Common Stock registered hereunder is being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), the Registrant cannot include herein information about the price to the public of the Common Stock.

                                 USE OF PROCEEDS

      The Registrant will not receive any of the proceeds from the sale of the Securities. All of the proceeds will be received by the Selling Holders. See "Selling Holders and Plan of Distribution."

                        MARKET PRICES AND DIVIDEND POLICY

     The Registrant's common stock, $.01 par value (the "Common Stock") is listed on the Nasdaq SmallCap Market and traded under the symbol SRMI. The following table sets forth, for the periods indicated, the range of high and low bid prices on the dates indicated for the Registrant's securities indicated below for each full quarterly period within the two most recent fiscal years (if applicable) and any subsequent interim period for which financial statements are included and/or required to be included.

                      FISCAL YEAR ENDED JUNE 30, 1996                            QUARTERLY COMMON STOCK PRICE
                                BY QUARTER                                               RANGES (1)
QUARTER                            DATE                                        HIGH                    LOW
-------                            ----                                        ----                    ---
1st                   September 30, 1995(1)                                $6.8125                   $6.00
2nd                   December 31, 1995(1)                                 $7.875                    $5.50
3rd                   March 31, 1996(1)                                    $7.25                     $4.4375
4th                   June 30, 1996                                        $6.50                     $5.25

                     FISCAL YEAR ENDED JUNE 30, 1997                             QUARTERLY COMMON STOCK PRICE
                               BY QUARTER                                                RANGES (1)
QUARTER                           DATE                                         HIGH                    LOW
-------                           ----                                         ----                    ---
1st                  September 30, 1996                                    $5.0625                   $3.6875
2nd                  December 31, 1996                                     $4.00                     $2.375
3rd                  March 31, 1997                                        $3.5625                   $1.6875
4th                  June 30, 1997                                         $3.250                    $1.4063

                     FISCAL YEAR ENDED JUNE 30, 1998                             QUARTERLY COMMON STOCK PRICE
                               BY QUARTER                                                RANGES (1)
QUARTER                           DATE                                         HIGH                    LOW
-------                           ----                                         ----                    ---
1st                  September 30, 1997                                    $1.6375                   $1.5625
2nd                  December 31, 1997                                     $1.250                    $1.125
3rd                  March 31, 1998                                        $1.6875                   $0.75
4th                  June 30, 1998                                         $0.9375                   $0.46875

(1) The Registrant's Common Stock began trading on the Nasdaq SmallCap market on March 20, 1996 with an opening bid of $4.75. The following statement specifically refers to the Common Stock activity, if any, prior to March 20, 1996. The existence of limited or sporadic quotations should not of itself be deemed to constitute an "established public trading market." To the extent that limited trading in the Registrants's Common Stock took place, such transactions have been limited to the over-the-counter market. Until March 20, 1996, all prices indicated are as reported to the Registrant by broker-dealer(s) making a market in its common stock in the National Quotation Data Service ("pink sheets") and in the Electronic Over-the-Counter Bulletin Board. Through such date the Registrant's Common Stock was not traded or quoted on any automated quotation system other than as indicated herein. The over-the-counter market and other quotes indicated reflect inter-dealer prices without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.

     As of the close of business on June 26, 1998 there were 697 stockholders of the Registrant's Common Stock and 41,436,842 shares issued and outstanding (as certified by its transfer agent).

     The payment by the Registrant of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Registrant has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

                                 CAPITALIZATION

The following table sets forth (i) the current liabilities and capitalization of the Company as of June 30, 1997 and (ii) the pro forma liabilities and capitalization as of June 30, 1997, adjusted to reflect the conversion of the Convertible Debentures subsequent to such date.

                                                                                     JUNE 30, 1997
                                                                                                     PROFORMA AS
                                                                        ACTUAL      PROFORMA         ADJUSTED
                                                                        ------      -----------      --------
Current liabilities                                                   11,259,798                      11,259,798
Long-term liabilities, net of current portion                          5,835,248                       5,835,248
Total liabilities                                                     17,095,046                      17,095,046
Stockholders' equity:
     Common Stock, $.01 par value,                                    35,977,353     2,000,000        37,977,353
     30,000,000 shares authorized,
     19,694,433 issued and outstanding;
     26,667,766 as adjusted (1)
Accumulated (deficit)                                                (28,284,165)     (240,000)      (28,524,165)


Total stockholders' equity                                             7,693,188     1,760,000         9,453,188
Total liabilities and stockholders' equity                            24,788,234     1,760,000        26,548,234


(1) Based on a conversion price of 80% of the average closing price of the Registrant's Common Stock during the five trading days prior to actual conversion.

                                    DILUTION

As of June 30, 1997 the Company's net tangible book value per share of Common Stock was $0.08. "Net tangible book value per share" represents total tangible assets minus total liabilities divided by the number of shares of Common Stock outstanding. After giving effect to the funds received for the issuance of the Convertible Debenture (after deducting underwriting discounts, commissions and escrow fees) but without taking into account any other changes in such tangible book value after June 30, 1997, the net tangible book value per share would increase to $0.13, assuming a conversion price of $0.33. This represents an immediate increase in net tangible book value of $0.05 and an immediate dilution of $0.20 per share to purchasers of shares purchasing at the conversion price.

                                                             $                $
Offering price per share                                                       0.33
Net tangible book value per Share before Offering             0.08
Increase in net tangible book value per share
  attributable to cash payments by purchaser                  0.05
Pro forma net tangible book value per Share                  -----
  after Offering                                                               0.13
Dilution from Offering price which will be                                     ----
  absorbed by purchaser                                                        0.20
                                                                               ====

                      SELECTED CONSOLIDATED FINANCIAL DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The selected consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. The selected consolidated financial data as of and for the fiscal years ended December 31, 1993, December 31, 1994, June 30, 1995 (six-month period), June 30, 1996 and June 30, 1997 and the nine month periods ended March 31, 1998 and March 31, 1997 are derived from the consolidated financial statements of the Company.

                                                                           SWISSRAY INTERNATIONAL, INC.
                                                                                   YEARS ENDED
                               NINE MONTH PERIOD ENDED                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
                               -----------------------                  -------------------------------------
                                    (UNAUDITED)                                    (SIX MONTHS)
                                3/31/98      3/31/97*     6/30/97*     6/30/96*     6/30/95(1)  12/31/94    12/31/93
                                -------      --------     --------     --------     ----------  --------    --------
INCOME STATEMENT DATA:
 Net sales                       17,801        9,117       13,151       10,899        3,806       8,618       5,989
 Cost of goods sold              13,921        4,902        8,445        5,793        2,484       5,363       4,181
                                 ------       ------       ------       ------       ------      ------      ------
 Gross profit                     3,880        4,215        4,706        5,106        1,322       3,255       1,808
 Gross profit margin (%)             22%          46%          36%          47%          35%         38%         30%
 Selling, general and
   administrative expenses       11,607        8,483       16,327       14,966        2,307       3,175       2,094
 Unusual charges                   --           --           --           --           --          --          --
                                 ------       ------       ------       ------       ------      ------      ------
 Operating (loss) income         (7,727)      (4,268)     (11,621)      (9,860)        (985)         80        (286)
 Debt related fees                 --           --
 Other expense (income), net        799         (235)         (319)      (1,004)       3,054          15          (7)
 Interest expense                 6,377          171          762          194          122         237         215
 (Loss) income from
   continuing operations
   before income taxes          (14,903)      (4,204)     (12,064)      (9,050)      (4,161)       (172)       (494)
 Income taxes                      --           --            110         (365)        (339)         24        --
                                 ------       ------       ------       ------       ------      ------      ------
 (Loss) income from
   continuing operations        (14,903)      (4,204)     (12,174)      (8,685)      (3,822)       (196)       (494)
                                 ======       ======       ======       ======       ======      ======      ======
 (Loss) income per share
   from continuing
   operations                      (.62)        (.28)        (.77)        (.67)        (.48)       (.03)       (.06)
                                 ======       ======       ======       ======       ======      ======      ======
BALANCE SHEET DATA:
 Working capital (deficit)        5,837        4,431        2,833        3,433       11,851      (1,236)       (875)
 Total assets                    29,924       21,116       24,788       18,793       13,027       3,899       3,517
 Short-term debt, including
 current portion,
 long-term debt                  10,426        8,684        4,211        2,737        2,954       2,843       2,145
 Long-term debt                  12,351         --          5,835         --            705         420         337
 Stockholders' (deficit)
   equity                         7,148       11,843        7,693       10,655        6,377        (798)       (429
 Total shares outstanding
   at year end                   32,011       17,798       19,694       14,185       12,035       7,850       7,850


(1) In 1995, the Registrant changed its fiscal year end from December 31 to June 30. As a result, the Company had a fiscal year beginning on January 1, 1995 and ending on June 30, 1995. Accordingly, the Summary Financial Data for the period ended June 30, 1995 is for a six-month period.

*     Restated

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The Company is active in the markets for products and services related to diagnostic imaging devices for the health care industry. Diagnostic imaging devices include X-ray equipment, computer tomography ("CT") systems and magnetic resonance imaging ("MRI") systems for three dimensional projections, nuclear medicine ("NM") imaging devices and ultrasound devices. The Company is primarily engaged in the business of manufacturing and selling diagnostic X-ray equipment for all radiological applications other than mammography and dentistry. In addition, the Company is in the business of selling imaging systems and components and accessories for X-ray equipment manufactured by third parties and providing services related to diagnostic imaging. See "The Company" and "Business -- Products."

     The Company's marketing strategy is to offer to its customers a complete package of products and services in the field of radiology, including equipment, accessories and related services. The Company's products include a full range of conventional X-ray equipment for all diagnostic purposes other than mammography and dentistry, a multi-functional direct digital X-ray system, the AddOn-Multi-System and the SwissVision(TM) line of DICOM 3.0 compatible work stations operating on a Windows NT platform for the processing of digital image data. Currently, most of the Company's X-ray equipment is manufactured and developed in Switzerland. On July 26, 1996, SR Medical AG, the Company's Swiss marketing subsidiary, was ISO 9002 and EN 46002 certified.

     The services offered by the Company include the installation and after-sales servicing of imaging equipment sold by the Company, consulting services and application training of radiographers. In the United States, the Company plans to offer consulting services to hospital imaging departments and imaging centers, including maintenance management, capital planning services and after-sales services of products manufactured by the Company and third parties (multi-vendor services). The Company is also offering products and services related to networking, archiving and electronic distribution of digital X-ray images, including Picture Archiving and Communications Systems ("PACS").

     The Company and its predecessors have been in the business of manufacturing and selling X-ray equipment in Switzerland and Germany since 1988. Beginning in 1991, the Company's predecessors began to expand into other markets in Europe, the Middle East and Asia. In 1992, the Company entered into a first OEM Agreement with Philips Medical Systems providing for the manufacturing by the Company of an MRS. In 1996, this agreement was replaced with a new OEM Agreement which provides for the manufacturing of the Bucky Diagnost TS bucky table in addition to the MRS system. See "The Company" and "Business -- Products."

     On November 6, 1996, the Company formed Swissray Corporation (which has since been renamed Swissray Medical Systems, Inc.), a Delaware corporation located in Azusa, California, as the Company's principal marketing division in the United States.

     On April 1, 1997 the Company acquired Empower, Inc., a New York corporation ("Empower") which since incorporation in 1985 had been engaged in distributing and servicing diagnostic X-ray equipment and accessories in the New York/New Jersey/Connecticut area. Certain details with respect to such acquisition were reported in a Form 8-K and Form 8-K/A1 with date of report of April 1, 1997. In February 1998 the Company entered into a letter of intent with E.M. Parker Co., Inc., a Massachusetts corporation ("Parker") with respect to the sale of Empower's film and x-ray accessories business. Thereafter, the Company and its wholly owned subsidiary, Swissray Empower, Inc. ("Empower") entered into an Asset Purchase Agreement with Parker pursuant to which the Company and Empower sold and Parker purchased substantially all of the assets of Empower (excluding certain excluded assets as defined in the Agreement) in consideration of: (i) the assumption by Parker of certain liabilities of Empower; (ii) the cash purchase price of $250,000.00; and (iii) the payment by Parker of approximately $376,000 to a banking institution in satisfaction of certain outstanding indebtedness of Empower. Empower remains a wholly owned subsidiary of the Company.

     During the fiscal year ended June 30, 1997, the Company also created a new Information Solution Division known as Swissray Information Solutions, Inc. which is engaged in the business of providing services related to Picture Archiving and Communications Systems ("PACS") as well as consulting activities. This division is located in Gig Harbor, Washington and headed by Michael J. Baker, who has more than 20 years experience in radiology, most recently as head of Lockheed Martin's Medical Imaging Systems division.

     On October 17, 1997, the Company acquired substantially all of the assets of Service Support Group LLC ("SSG") located in Gig Harbor, Washington, principally in exchange for the payment of approximately $622,000 in cash and issuance of 333,333 shares of its Common Stock in equal thirds to each of SSG's then owners based upon certain warranties and representations made by them. Pursuant to the terms of the Asset Purchase Agreement and related Registration Rights Agreement both dated October 17, 1997 (Exhibits 10.9 and 10.10 hereto), the holders of such Company shares were then given the right, commencing June 30, 1998 and terminating April 16, 1999, to require the Company to purchase any or all of such shares at $4.50 per share. Since its formation on October 16, 1996, SSG has been in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States. Issues involving the aforesaid Company shares and a number of other related matters are currently the subject of dispute and the three former SSG owners relationship with the Company (and certain Company subsidiaries with whom such persons held positions as officers, to wit: Swissray Medical Systems, Inc. and Swissray Healthcare, Inc.) was terminated on July 20, 1998. As a result of such termination Ueli Laupper has been appointed Chief Executive Officer of both Swissray Medical Systems, Inc. and Swissray Healthcare, Inc. (with Michael J. Baker being appointed Deputy Chief Executive Officer of both subsidiaries). Swissray Healthcare, Inc. remains engaged in providing maintenance management, capital planning and other services to hospital imaging departments and imaging centers. See "The Company" and "Business -- Services."

     In 1993, the Company began to develop technologies related to direct digital radiography ("ddR"). It developed a post-processing system which was able to convert analog images obtained in fluoroscopy into digital information. This first of the line of SwissVision(TM) postprocessing systems won the innovation award of the Chamber of Commerce of Central Switzerland in 1993. Simultaneously, the Company began the development of a direct digital detector using CCD technology to replace the film or phosphor plate bucky used in conventional and Computed Radiology systems.

     Originally, the Company intended to offer its digital detector, the AddOn Bucky(TM) as a retrofit product for conventional X-ray equipment. During the fiscal year ended June 30, 1997, however, the Company decided to change its strategy and to offer a complete multi-functional direct digital X-ray system which combines the functions of a conventional bucky table and a bucky wall stand and which is able to perform all examinations necessary in orthopedics, traumatology and chest examination rooms. The primary reason for the Company's new strategy was management's belief that potential customers can achieve cost benefits with a multi-functional direct digital X-ray system compared to retrofitting existing equipment. These cost benefits result primarily from the fact that a multi-functional direct digital X-ray system only requires one detector, the most expensive part of a direct digital X-ray system, to replace the two bucky devices used in a typical conventional bucky room. In addition, because of an upcoming regulatory change in Europe, CE qualification will be required for all elements in an X-ray system if any components are exchanged. The Company was also concerned that the high quality of its product could not be guaranteed in a retrofitted X-ray system. Finally, a complete system offers significant advantages for potential customers and the Company in the after-sales market because suppliers of X-ray equipment typically are reluctant to extend product warranties and services to a product that is retrofitted with third party products. As a result, the Company believes that market acceptance of a complete system would be greater than that of the AddOn Bucky(TM) alone.

     The Company's new strategy with respect to the Company's direct digital technology required the incurrence of significant additional research and development expenses. Due to this effort, the AddOn-Multi-System could be developed during the fiscal year ended June 30, 1997 and the first product has been delivered to a customer during the first quarter of the 1997/98 fiscal year with four additional installations having occurred shortly thereafter and with three further additional installations expected to be concluded during July-August 1998. In February 1998 the Company announced U.S. sale of its multifunctional direct digital radiography (ddr) x-ray system, the AddOn-Multi-System to a firm located in Poughkeepsie, New York, thereby supplementing the earlier sale of such AddOn-Multi-System in January 1998 in Fargo, North Dakota and further announced entry into contracts for additional installations in Staten Island, New York and San Francisco, California. See "Business -- Products," "--Research and Development" and "--Regulatory Matters."

RESULTS OF OPERATION

     In 1995, the Company changed its fiscal year end from December 31 to June
30. As a result, the Company had a fiscal period beginning on January 1, 1995 and ending on June 30, 1995. In order to make the comparison with the period ended June 30, 1995 more meaningful, the discussion contained herein compares the results of operations for the six-month period ended June 30, 1996 rather than the full fiscal year ended June 30, 1996 with the fiscal year ended June 30, 1995.

                                   NINE MONTHS ENDED
                                     (UNAUDITED)                                              YEARS ENDED
                                     -----------                SIX MONTHS                    -----------
                                  3/31/98      3/31/97     6/30/97      6/30/96      6/30/95     12/31/94     12/31/93
                                 --------     --------     -------      -------      -------     --------     --------
Net Sales                          100.0%       100.0%       100.0%       100.0%       100.0%       100.0%       100.0%
Cost of goods sold                  78.2%        53.8%        64.2%        53.2%        65.3%        62.2%        69.8%
Gross profit                        21.8%        46.2%        35.8%        46.8%        34.7%        37.8%        30.2%
Selling, general and                65.2%        93.0%       124.1%       137.3%        60.6%        36.9%        35.0%
  administrative
Operating (Loss) Income            (43.4%)      (46.8%)      (88.3%)      (90.5%)      (25.9%)        0.9%        (4.8%)
Other expenses (Income)              4.5%        (2.6%)       (5.3%)       (9.2%)       80.2%         0.2%        (0.1%)
Interest expense                    35.8%         1.9%         1.9%         1.8%         3.2%         2.8%         3.6%
(Loss) Income from
  Continuing Operations
  before Income Taxes              (83.7%)      (46.1%)      (91.7%)      (83.1%)     (109.3%)       (2.1%)       (8.3%)
Income Taxes                        --           --            0.8%        (3.3%)       (8.9%)        0.3%        --
(Loss) Income from
  Continuing Operations            (83.7%)      (46.1%)      (92.6%)      (79.8%)     (100.4%)       (2.4%)       (8.3%)

THREE-MONTH PERIOD ENDED MARCH 31, 1998 COMPARED TO
THREE-MONTH PERIOD ENDED MARCH 31, 1997

RESULTS OF OPERATIONS

         Net sales amounted to $6,498,416 for the three-month period ended March 31, 1998 an increase of $3,453,445 compared to $3,044,971, or 113.4%, for the three-month period ended March 31, 1997. The increase in net sales was partially due to the acquisition of Empower, Inc on April 1, 1997. The Company also increased sales in Swiss Francs made under its Philips OEM Agreement by approximately 545%.

         Gross profit increased by $6,700, to $1,168,226 for the three-month period ended March 31, 1998 from $1,161,526 for the three-month period ended March 31, 1997. Gross profit as a percentage of net revenues decreased to 18.0% for the three-month period ended March 31, 1998 from 38.2% for the three-month period ended March 31, 1997 The decrease in gross profit as a percentage of net revenues is attributable to the fact that a major part of the sales was made with products which have a relatively lower margin during the three months ended March 31, 1998 compared to the comparative period ended March 31, 1997 where sales of high margin products and revenue from servicing of x-ray equipment with high margin dominated.

         Operating expenses increased by $2,529,964, or 112.8% to $4,773,545, or 73.5% of net revenues, for the three-month period ended March 31, 1998, from $2,243,581, or 73.7% of net revenues for the three-month period ended March 31, 1997. The single largest items of operating expenses continued to be officers and directors compensation and salaries of $1,467,740 or 22.6% of net sales for the three-month period ended March 31, 1998 compared to $599,696 or 19.7% of net sales for the three-month period ended March 31, 1997. Other operating expenses increased to $845,610 or 13.0% of net revenue for the three month period ended March 31, 1998 from $296,714 or 9.7% of net revenue for the three month period ended March 31, 1997. This increase was primarily due to the efforts to keep the production up during the phase of extension in the production plant in Switzerland. Selling expenses were $721,891 or 11.1% for the three-month period ended March 31,1998 compared to $312,966 or 10.3% for the three-month period ended March 31,1997. The increase in selling expenses was partially due to the selling expenses attributable to Empower, Inc. which was not a subsidiary of the Company during the three-month period ended March 31, 1997 as well as the efforts of the Company to market its digital Add On System in the US. Research and development expenses increased $303,250 to $763,373 or 11.7% of net sales for the three-month period ended March 31, 1998 compared to $460,132 or 7.1% of net sales for the three-month period ended March 31, 1997. Interest expenses increased to $1,960,362 for the three month ended March 31, 1998 compared to $33,939 for the three month ended March 31, 1997. This increase is primarily due to the interest expense for amortization of Debenture issuance cost and Conversion Benefit.

NINE-MONTH PERIOD ENDED MARCH 31, 1998 COMPARED TO NINE-MONTH PERIOD ENDED MARCH 31, 1997

RESULTS OF OPERATIONS

         Net sales amounted to $17,800,994 for the nine-month period ended March 31, 1998 compared to $9,117,390, an increase of $8,683,604, or 95.2%, from the nine-month period ended March 31, 1997. The increase in net sales was partially due to the acquisition of Empower, Inc. on April 1, 1997 and the Asset purchase of Service Support Group LLC on October 17, 1997. The Company could also increased sales in Swiss Francs made under its Philips OEM Agreement by approximately 445%.

         Gross profit decreased by $335,840, or 7.9%, to $3,879,857, for the nine-month period ended March 31, 1998 from $4,215,697 for the nine-month period ended March 31, 1997. Gross profit as a percentage of net revenues decreased to 21.8% for the nine-month period ended March 31, 1998 from 46.2% for the nine-month period ended March 31, 1997. The decrease in gross profits as a percentage of net revenues is attributable to the fact that a major part of the sales was made with products which have a relatively lower margin during the nine month ended March 31, 1998 compared to the comparative period ended March 31, 1997 where sales of high margin products dominated.


         Operating expenses increased by $3,123,645, or 36.8% to $11,607,137, or 65.2% of net revenues, for the nine-month period ended March 31, 1998, from $8,483,492, or 93.0% of net revenues for the nine-month period ended March 31, 1997. The single largest items of operating expenses continued to be officers and directors compensation and salaries of $3,645,056 or 20.5% of net sales for the nine-month period ended March 31, 1998 compared to $1,987,911 or 21.8% of net sales for the nine-month period ended March 31, 1997. Selling expenses were $2,396,089 or 13.5% for the nine-month period ended March 31, 1998 compared to $869,710 or 4.9% for the nine-month period ended March 31, 1997. The increase in selling expenses was partially due to the selling expenses attributable to Empower, Inc. which was not a subsidiary of the Company during the nine-months period ended March 31, 1997 and the selling expenses of Swissray Medical Systems, Inc. for marketing the digital Add On System in the US, which activities started after July 1, 1997. Research and development expenses decreased $112,110 to $2,185,855 or 12.3% of net sales for the nine-month period ended March 31, 1998 compared to $2,297,965 or 25.2% of net sales for the nine-month period ended March 31, 1997. Interest expenses increased to $6,377,276 for the nine months ended March 31, 1998 compared to $171,416 for the nine months ended March 31, 1997. This increase is primarily due to the interest expense for amortization of Debenture issuance cost and Conversion Benefit. Gain on early extinguishment of Debt was $304,923 for the nine months ended March 31, 1998 compared to $-0- for the nine months ended March 31, 1997. The extinguishment gain resulted from refinancing of Convertible debentures.

FISCAL YEARS ENDED JUNE 30, 1997 AND JUNE 30, 1996

     Net sales for the fiscal year ended June 30, 1997 were $13,151,701 compared to $10,899,222 for the fiscal year ended June 30, 1996.

     The 21% increase in net sales was partially due to the acquisition of Empower on April 1, 1997. The sale of conventional X-ray equipment, accessories and imaging equipment manufactured by third parties to customers in Europe and other markets outside the United States also increased by approximately 21%. Contributing factors to this increase were sales made under the Philips OEM Agreement and an order to deliver X-ray equipment to 21 hospitals located in Eastern Europe, which was filled in part during the fiscal year ended June 30, 1997. The Company made no sales of the AddOn-Multi-System during the fiscal year ended June 30, 1997. See "Business -- Products." Gross profits amounted to $4,706,287 or 36% of net sales for the fiscal year ended June 30, 1997 compared to $5,105,916 or 46.9% for the fiscal year ended June 30, 1996.

     The decrease in gross profits is attributable to sales of low-margin products increased substantially. This is mainly attributable to increased sales of accessories, which are generally low-margin products, during the fourth quarter as a result of the acquisition of Empower and increased sales of CT systems from Elscint Ltd., a leading Israeli manufacturer of diagnostic imaging systems and other technologically advanced products ("Elscint"). Each of the foregoing contributed approximately 15% to the Company's net sales. See "Business -- Products."

     Operating expenses for the fiscal year ended June 30, 1997 were $16,327,360 or 124.1% of net sales compared to $14,966,147 or 137.3% of net sales for the fiscal year ended June 30, 1996. The principal items were research and development expenses of $5,786,158 or 46% of net sales for the fiscal year ended June 30, 1996 compared to $1,731,502 or 15.9% of net sales for the fiscal year ended June 30, 1997 and salaries (net of directors and officers compensation), which amounted to $2,059,396 or 15.6% of net sales for the fiscal year ended June 30, 1997 compared to $1,829,535 or 16.8% of net sales for the fiscal year ended June 30, 1996. General and administrative expenses for years ended June 30, 1997 and 1996 included value of stock options issued for services in the amount of $1,161,462 and $6,374,468, respectively.

     The financial statements for the years ended June 30, 1997 and 1996 have been restated to properly record the accounting treatment of certain beneficial conversion features and debt issuance cost of convertible debentures issued during the year ended June 30, 1997 and the accounting for the value of stock options granted during the year ended June 30, 1997 and 1996. The net effect of such restatements on the Company's 1997 financial statements resulted in an increase in total assets of $435,619, a decrease in total liabilities of $689,441, an increase in stockholders' equity of $1,124,760, and an increase in the net loss of $1,672,587 or $(.10) per common share. The restated net loss for 1997 of $12,562,215 or $(.79) per common share compared to the previously reported loss of $10,889,628 or $(.69) per common share. The net effect of such restatements on the Company's 1996 financial statement resulted in no change in total assets, total liabilities or total stockholders' equity and an increase in net loss of $6,374,468 or ($.49) per common share. The restated net loss of $8,266,080 or $(.64) per common share compared to the previously reported net loss of $1,891,612 or $(.15) per common share. There was no effect to the Company's cash flows for either 1997 or 1996.

     Research and development expenses increased by 234% mainly due to the significant additional research necessary to implement the Company's new strategy with respect to its direct digital technology. Additional research and development expenses have also been incurred to develop the Bucky Diagnost TS system for Philips Medical Systems and to maintain the technological advantages of the Company's conventional X-ray equipment. Management considers the relative size of the research and development expenses for the fiscal year ended June 30, 1997 as extraordinarily high and expects a reduction of their relative size in the near future. However, significant research and development expenses will continue to be incurred for the development of new technologically advanced products and the continuing improvement of existing products. The increase of 64% in selling expenses is the result of the continuing strong efforts of the Company to build its market position in key markets (including the United States and Germany), develop new markets and lay the groundwork for a successful market introduction of the Company's direct digital AddOn-Multi-System. In addition, the Company has incurred expenses to develop products which are complementary to its AddOn-Multi-System (such as a digital C-arm system and a digital remote controlled fluoroscopy system). This will allow the Company to offer a full line of digital X-ray equipment. See "Business -- Research and Development."

     The Company's operating loss increased to $12,064,478 for the fiscal year ended June 30, 1997 from $9,050,228 for the fiscal year ended June 30, 1996. The increase in the Company's operating loss is due to the significant expenses associated with the development of the Company's products and the building of the Company's organization and market position on the one hand and the absence of a significant increase in sales as a result of the delay in the market introduction of certain of the Company's products, in particular the AddOn-Multi-System and the Bucky Diagnost TS on the other hand. After taking into account income tax benefits and extraordinary items of income (loss) the resulting net loss of the Company for the fiscal year ended June 30, 1997 increased to $12,562,215 from $8,266,080 for the fiscal year ended June 30, 1996. Extraordinary expenses include the write off of inventory and clean-up costs as a consequence of a fire which affected the Company's previous manufacturing facility. However, management of the Company expects to be able to recover such expenses at least in part under applicable insurance policies.

SIX-MONTH PERIODS ENDED JUNE 30, 1996 AND JUNE 30, 1995

     Net sales for the six-month period ended June 30, 1996 were $4,963,537 compared to $3,806,313 for the six-month period ended June 30, 1995.

     The 30% increase in net sales was due to a major increase in sales in Germany and the first sales of CT systems under the agreement with Elscint. In addition, service and spare part sales under the Philips OEM Agreement and in Switzerland increased materially. The Company also increased its sales in Swiss Francs by approximately 37% for the above-mentioned reasons as well as an increase in sales to Eastern Europe and the Far East.

     Gross profits amounted to $2,236,616 or 45% of net sales for the six-month period ended June 30, 1996 compared to $1,322,060 or 34.7% for the six-month period ended June 30, 1995. The 69% increase in gross profits is primarily attributable to the major increase in service and spare part sales which sales have a much higher gross margin than equipment sales.

     Operating expenses for the six-month period ended June 30, 1996 were $11,205,696 or 225.8% of net sales compared to $2,307,231 or 60.6% of net sales for the six-month period ended June 30, 1995. The principal items were salaries (net of officers' compensation) expenses of $734,389 or 19% of net sales for the six-month period ended June 30, 1995 compared to $696,812 or 14.0 % of net sales for the six-month period ended June 30, 1996 and research and development expenses, which amounted to $1,211,653 or 24.4% of net sales for the six-month period ended June 30, 1996 compared to $233,084 or 6.1% of net sales for the six-month period ended June 30, 1995. General and administrative expenses for the six-month period ended June 30, 1996 included $6,374,468 of stock options for services rendered while the six-month period ended June 30, 1995 had no charge to operations.

     Research and development expenses increased by 419.8%. This significant increase in research and development expenses resulted primarily from increased expenses associated with the development of the AddOn Bucky(TM). Selling expenses decreased by 14.9%. See "Business -- Research and Development."

     The Company's operating loss increased to $4,466,197 for the six-month period ended June 30, 1996 from $4,160,815 for the six-month period ended June 30, 1995. The increase in the Company's operating loss was due to the fact that the Company paid consulting fees of $3,050,000 toward the acquisition of SR Medical AG and subsidiaries in June 1995. Without taking into account the expenses paid for such consulting services, the Company would have had an increase of $7,171,924 in operating losses for the six-month period ended June 30, 1996 compared with the six-month period ended June 30, 1995, mainly due to an increase in research and development expenses and stock options issued for services rendered in the amount of $6,374,468. After taking into account income tax benefits and extraordinary items of income (loss), the resulting net loss of the Company for the six-month period ended June 30, 1996 decreased to $1,124,123 from $3,406,145 for the six-month period ended June 30, 1995. Extraordinary items included a gain on the sale of marketable securities of $419,500, net of income taxes of approximately $343,000.

FISCAL YEAR 1994

     Net sales for the fiscal year ended December 31, 1994 were $8,617,604.

     Gross profits amounted to $3,254,906 or 37.8% of net sales for the fiscal year ended December 31, 1994.

     Operating expenses for the fiscal year ended December 31, 1994 were $3,175,269 or 36.8% of net sales. The principal items were salaries (net of officers' compensation) expenses of $1,127,474 or 13% of net sales for the fiscal year ended December 31, 1994 and other operating expenses, which amounted to $748,157 or 8.7% of net sales for the fiscal year ended December 31, 1994.

     Research and development expenses were $103,675 for the fiscal year ended December 31, 1994. During the fiscal year 1994, research and development costs consisted primarily of expenses related to the development of the AddOn Bucky(TM).

     The Company's operating loss was $172,480 for the fiscal year ended December 31, 1994. After taking into account income tax provisions, the resulting net loss of the Company for the fiscal year ended December 31, 1994 was $196,592. There were no extraordinary expenses recorded for the fiscal year ended December 31, 1994.

FINANCIAL CONDITION

March 31, 1998 compared to June 30, 1997

         Total assets of the Company on March 31, 1998 increased by $5,136,085 to $29,924,319 from $24,788,234 on June 30, 1997, primarily due to the increase of Current Assets, Property and Equipment and Goodwill resulting from the purchase of substantially all of the assets of Service Support Group LLC, located in Gig Harbor, Washington ("SSG"). The increase in Property and Equipment resulted from the extension and expansion of the production plant in Hochdorf, Switzerland. Current Assets increased $2,169,184 to $16,262,530 on March 31, 1998 from $14,093,346 on June 30, 1997. The increase in current assets is primarily attributable to the increase of Inventories of $4,535,233 which was partially offset by the decrease in Cash and Accounts payable. Other Assets increased $1,661,918 to $8,020,189 on March 31, 1998 from $6,358,271 on June 30,
1997. The increase is primarily due to the increase in Goodwill.


         On March 31, 1998, the Company had total liabilities of $22,776,313 compared to $17,095,046 on June 30, 1997. On March 31, 1998, current liabilities were $10,425,769 compared to $11,259,798 on June 30, 1997. Working capital at March 31, 1998 was $5,836,761 compared to $2,833,548 at June 30, 1997.

JUNE 30, 1997 COMPARED TO JUNE 30, 1996

     Total assets of the Company on June 30, 1997 increased by $5,994,796 to $24,788,234 from $18,793,438 on June 30, 1996, primarily due to the acquisition of Empower and a new office and production facility in Hochdorf, Switzerland. Current assets increased $2,522,432 to $14,093,346 on June 30, 1997 from $11,570,914 on June 30, 1996. The increase in current assets is primarily attributable to the increase of accounts receivable as a consequence of the acquisition of Empower and the increase in inventory due to an increased amount of orders to be filled within the first quarter of the fiscal year ending June 30, 1998. Other assets increased $274,029 to $6,358,271 on June 30, 1997 from
$6,084,242 on June 30, 1996. The increase of other assets was primarily due to a decrease in long-term accounts receivable, which was partially offset by an increase in intangible assets.

     On June 30, 1997, the Company had total liabilities of $17,095,046 compared to $8,138,182 on June 30, 1996. On June 30, 1997, current liabilities were $11,259,798 compared to $8,138,182 on June 30, 1996. The increase in current liabilities was primarily due to the incurrence of a mortgage to finance in part the acquisition of the new Hochdorf facility. Management currently intends to refinance this mortgage, which may be terminated on three months notice, with a long-term mortgage. In addition, as a result of the acquisition of Empower, there was an increase in accounts payable. On

June 30, 1997, the Company also had $5,310,559 (net of discount) principal amount of convertible subordinated debentures. Such debentures bore interest at 6% per annum and were repayable at maturity in Common Stock of the Registrant. As of June 30, 1997, all of such convertible debentures could be converted into Common Stock of the Registrant at a price equal to 80% of the average closing price during the five trading days preceding the date of conversion, subject, with respect to $2 million principal amount of debentures with a maturity date of April 28, 1998, to a minimum conversion price of $2.50. $2 million principal amount of the remaining debentures with a maturity date of May 15, 2000 and $2 million principal amount of such debentures with a maturity date of June 13, 2000 were refinanced on July 31, 1997 with the proceeds of the issuance of $4,262,500 principal amount of convertible debentures. Such debentures may have a dilutive effect on the investment of stockholders of the Registrant upon conversion or payment of the principal at maturity, but no funds of the Company are expected to be used for their repayment. See "Risk Factors -- Dilution; Effect of Outstanding Convertible Debentures and Certain Shares."

     At June 30, 1997, long-term debt net of the current portion thereof amounted to $524,689 compared to $0 at June 30, 1996. The increase in long-term debt resulted from the incurrence of new debt obligations and the reclassification of certain existing debt as long-term debt.

     Working capital at June 30, 1997 was $2,833,548 compared to $3,432,732 at June 30, 1996.

JUNE 30, 1996 COMPARED TO JUNE 30, 1995

     Total assets of the Company on June 30, 1996 increased by $5,766,082 to $18,793,438 from $13,027,356 on June 30, 1995, primarily due to the increase in current assets and property and equipment. Current assets increased $4,440,278 to $11,570,914 on June 30, 1996 from $7,130,636 on June 30, 1995. The increase in current assets was attributable to an increase in cash, accounts receivable, inventories and prepaid expenses as a result of the significant growth of the Company's overall activities. Other assets increased $535,221 to $6,084,242 on June 30, 1996 from $5,549,021 on June 30, 1995. The increase of other assets was primarily due to the increase in long-term accounts receivable.

     On June 30, 1996, the Company had total liabilities of $8,138,182 compared to $6,650,523 on June 30, 1995. On June 30, 1996, current liabilities were $8,138,182 compared to $5,945,488 on June 30, 1995. The increase in current liabilities is primarily due to the increase in accounts payable and accrued expenses as a result of the growth of the Company's activities.

     At June 30, 1996, long-term debt net of the current portion thereof amounted to $0 compared to $705,035 at June 30, 1995. Long-term debt has been repaid in full amount.

     Working capital at June 30, 1996 was $3,432,732 compared to $1,185,148 at June 30, 1995.

DECEMBER 31, 1994

     Total assets of the Company on December 31, 1994 were $3,898,787. Current assets were $3,040,982 on December 31, 1994. Other assets were $566,476 on December 31, 1994.

     On December 31, 1994, the Company had total liabilities of $4,697,286. On December 31, 1994, current liabilities were $4,276,866.

     At December 31, 1994, long-term debt net of the current portion thereof amounted to $420,420.

     Working capital at December 31, 1994 was $(1,235,884).

CASH FLOW AND CAPITAL EXPENDITURES NINE-MONTH PERIOD ENDED MARCH 31, 1998 COMPARED TO NINE-MONTH PERIOD ENDED MARCH 31, 1997

         Cash used for operating activities for the nine months ended March 31, 1998 increased to $9,287,591 from $7,618,847 for the nine months ended March 31, 1997 and cash used for investing activities increased to $2,340,976 for the nine months ended March 31, 1998 from $455,355 for the nine months ended March 31, 1997. Cash flow from financing activities for the nine months ended March 31, 1998 was $10,758,418 compared to $7,784,153 for the period ended March 31, 1997.

         The Company anticipates that its use of cash will be substantial for the foreseeable future. In particular, management of the Company expects substantial expenditures in connection with the improvement of the new Hochdorf, Switzerland facility, the continuation of the strengthening and expansion of the Company's marketing organization and, to a lesser degree, ongoing research and development projects. The availability of the necessary funds to finance these expenditures depends on the Company's ability to obtain (i) equity and/or debt financing to the extent necessary and (ii) a sufficient future cash flow which in turn depends on the marketability of the Company's AddOn-Multi-System. There can be no assurance whether or not such financing or sufficient future cash flow will be available.

         On August 19, 1997, the Company issued $5,000,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures"), convertible into Common Stock of the Company. Placement Agent for such convertible debenture was Rolcan Finance Ltd. The aggregate offering price of the Convertible Debentures was $5,000,000. After deducting underwriting discounts, commissions and escrow fees in the aggregate amount of $681,250 the Company received a net amount of $4,318,750. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. Fifty percent of the face amount of the Convertible Debentures were convertible into shares of Common Stock of the Company at any time after November 3, 1997 and the remaining 50% of the face value of the Convertible Debentures were convertible into shares of Common Stock of the Company after December 3, 1997, in each case at a conversion price equal to 80% of the average Closing bid price for the five trading days preceding the date of conversion. Any Convertible Debentures not so converted were subject to mandatory conversion by the Company on the 36th monthly anniversary of the date of issuance of the Convertible Debentures. All conversions have been completed (or rolled over as indicated below).

     Between November 26, 1997 and December 11, 1997, the Company issued $2,158,285 aggregate principal amount of 8% convertible debentures (the "Convertible Debentures") including a 15% premium, and accrued interest, convertible into Common Stock of the Company. The Registrant did not receive any cash proceeds from the offering of the Convertible Debentures. An amount of $2,158,285 was paid by investors to holders of the Company's Convertible Debentures issued on August 19, 1997 holding $1,850,000 of such Convertible Debentures as repayment in full of the Company's obligations under such Convertible Debentures. During the same period the Company issued $3,690,000 aggregate principal amount of 8% Convertible Debentures, convertible into Common Stock of the Company. After deducting fees, commissions and escrow fees in the aggregate amount of $690,000 the Company received a net amount of $3,000,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representation from each investor to that effect. Twenty-five percent of the face amount of both Convertible Debentures are convertible into shares of Common Stock of the Company as at the effective date of a registration statement covering the underlying shares of Common Stock towit: March 12, 1998. An additional twenty-five percent of the face amount of both Convertible Debentures may be converted each 30 days thereafter, in each case at a conversion price equal to 75% of the average closing bid price for the five trading days preceding the date of the conversion. Any Convertible Debenture not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. As at June 26, 1998 there remained an unconverted balance of $145,969.


     In March of 1998, the Company issued $5,500,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures"), convertible into Common Stock of the Company. After deducting fees directly attributable to such offering the Company received a net amount of $4,915,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. One Hundred percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Company at the earlier of May 15, 1998 or the effective date of this Registration Statement at a conversion price equal to 80% of the average closing bid price for the ten trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. As of June 30, 1998 no portion of the above mentioned Convertible Debentures were converted.

FISCAL YEARS ENDED JUNE 30, 1997 AND JUNE 30, 1996

     Cash used by operating activities for the fiscal year ended June 30, 1997 increased to $10,684,988 from $3,658,665 for the fiscal year ended June 30, 1996 and cash used by investing activities increased to $3,668,196 for the fiscal year ended June 30, 1997 from $1,171,120 for the fiscal year ended June 30, 1996. Cash flow from financing activities for the fiscal year ended June 30, 1997 was $14,752,928 compared to $5,788,694 for the fiscal year ended June 30, 1996.

     The Company's capital expenditures totaled $3,431,375 for the fiscal year ended June 30, 1997 compared to $932,066 for the fiscal year ended June 30, 1996. Capital expenditures were primarily incurred for the purchase of the Hochdorf facility and equipment. The increased financing needs resulted primarily from the significant research and development expenses necessary in connection with the development of the AddOn-Multi-System, the purchase of the Hochdorf facility and the initiation and expansion of the Company's sales organization in Europe and in the United States. See "Business -- Products," "-- Sales and Marketing" and "-- Research and Development."

     The Company financed its liquidity needs during the fiscal year ended June 30, 1997 primarily with the issuance of $13,300,000 principal amount of convertible debentures and the issuance of Common Stock for a consideration of $2 million in the aggregate.

SIX-MONTH PERIODS ENDED JUNE 30, 1996 AND JUNE 30, 1995

     Cash used by operating activities for the six-month period ended June 30, 1996 increased to $2,511,188 from $1,165,279 for the six-month period ended June 30, 1995 and cash used by investing activities decreased to $789,792 for the six-month period ended June 30, 1996 from $961,379 for the six-month period ended June 30, 1995. Cash flow from financing activities for the six-month period ended June 30, 1996 was $983,129 compared to $4,850,310 for the six-month period ended June 30, 1995.

     The Company's capital expenditures totaled $572,783 for the six-month period ended June 30, 1996 compared to $80,714 for the six-month period ended June 30, 1995. Capital expenditures were primarily for the purchase of equipment. The increased financing needs resulted primarily from the increase in research and development expenses and the increased inventory level of June 30, 1996.

FISCAL YEAR 1994

     Cash used by operating activities for the fiscal year ended December 31, 1994 was $728,865 and cash used by investing activities was $32,007 for the fiscal year ended December 31, 1994. Cash flow from financing activities for the fiscal year ended December 31, 1994 was $697,519.

     The Company's capital expenditures totaled $88,600 for the fiscal year ended December 31, 1994. Capital expenditures were primarily for the purchase of equipment.

EFFECT OF CURRENCY ON RESULTS OF OPERATIONS

     The result of operations and the financial position of the Company's subsidiaries outside of the United States is reported in the relevant foreign currency (primarily in Swiss Francs) and then translated into U.S. dollars at the applicable foreign exchange rate for inclusion in the Company's consolidated financial statements. Accordingly, the results of operations of such subsidiaries as reported in U.S. dollars can vary significantly as a result of changes in currency exchange rates (in particular the exchange rate between the Swiss Franc and the U.S. dollar). For the fiscal year ended June 30, 1997 the Swiss Franc depreciated by approximately 11% against the U.S. dollar compared to the rate in effect during the fiscal year ended June 30, 1996. If such exchange rate had remained in effect, the Company's net sales and net loss would have been higher by approximately $2,788,209 and $2,335,548, respectively. See "Risk Factors -- Risk of Currency Fluctuation."

TAXES

     The Company is subject to taxation in many jurisdictions throughout the world. The Company's effective tax rate and tax liability is affected by a number of factors, such as the amount of taxable income in particular jurisdictions, the tax rates in such jurisdictions, tax treaties between jurisdictions, the extent to which the Company transfers funds between jurisdictions and income is repatriated, and future changes in law. Generally, the tax liability for each legal entity is determined either (i) on a non-consolidated basis or (ii) on a consolidated basis only with other entities incorporated in the same jurisdiction, in either case without regard to the taxable losses of non-consolidated affiliated entities. As a result, the Company may pay income taxes in certain jurisdictions even though the Company on an overall basis incurs a net loss for the period.

ENVIRONMENTAL MATTERS

     The Company is subject to various environmental laws and regulations in the jurisdictions in which it operates. The Company, like many of its competitors, has incurred, and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations. The Company does not currently anticipate any material capital expenditures for environmental control technology. Some risk of environmental liability is inherent in the Company's business, and there can be no assurance that material environmental costs will not arise in the future. However, the Company does not anticipate any material adverse effect on its results of operations or financial condition as a result of future costs of environmental compliance. See "Risk Factors -- Environmental Matters" and "Business -- Environmental Matters."

INFLATION

     Inflation can affect the costs of goods and services used by the Company. The competitive environment in which the Company operates limits somewhat the Company's ability to recover higher costs through increased selling prices. Moreover, there may be differences in inflation rates between countries in which the Company incurs the major portion of its costs and other countries in which the Company sells its products, which may limit the Company's ability to recover increased costs, if not offset by future increases of selling prices. To date, the Company's sales to high-inflation countries have either been made in Swiss Francs or U.S. dollars. Accordingly, inflationary conditions have not had a material effect on the Company's operating results.

SEASONALITY

     The Company's business has historically experienced a slight amount of seasonal variation with sales in the first fiscal quarter slightly lower than sales in the other fiscal quarters due to the fact that the Company's first quarter coincides with the summer vacations in certain of the Company's markets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     On November 7, 1997 the Board of Directors selected STG-Coopers & Lybrand AG as the Registrant's auditors for the fiscal year ending June 30, 1998 and this action was ratified by the stockholders at the Annual Meeting held on December 23, 1997.

     Bederson & Company LLP ("Bederson") audited the books, records and accounts of the Registrant for the fiscal year ended June 30, 1997. Bederson was dismissed on November 7, 1997.

                                    BUSINESS

OVERVIEW

     The Company is active in the markets for diagnostic imaging devices for the health care industry. Diagnostic imaging devices include X-ray equipment, computer tomography ("CT") systems and magnetic resonance imaging ("MRI") systems for three dimensional projections, nuclear medicine ("NM") imaging devices and ultrasound devices. The Company is primarily engaged in the business of manufacturing and selling diagnostic X-ray equipment for all radiological applications other than mammography and dentistry. In addition, the Company is in the business of selling imaging systems and components and accessories for X-ray equipment manufactured by third parties and providing services related to diagnostic imaging.

     X-rays were discovered in 1895 by Wilhelm Konrad Rontgen. Shortly thereafter, X-ray imaging found numerous applications for medical diagnostic and non-medical purposes. Today, medical X-ray imaging is a fundamental tool in bone and soft tissue diagnosis. X-ray diagnosis is primarily used in orthopedics, traumatology, gastro-enterology, angiography, urology, pulmology, mammography and dentistry. The principal elements of a diagnostic X-ray system are the X-ray generator, the X-ray tube and the bucky device. The generator generates high tension, which is converted into X-rays in the X-ray tube. The X-rays so created are then penetrating a patient's body and subsequently expose a film contained in the bucky device. Following exposure, the film is chemically processed and dried in a dark room. A typical room used for general X-ray examinations (bucky room) contains an X-ray system which includes a table with a bucky device for examinations of recumbent patients (bucky table) and a wall stand with a second bucky device for examinations of sitting and standing patients (bucky wall stand).

     The film used in conventional X-ray systems has certain inherent disadvantages, including the significant amount of time and operating expenses associated with the handling, processing and storage thereof, the need for chemicals to develop films and the environmental concerns related to their disposal. Additional expenses and inconveniences arise in connection with the storage, duplication and transportation of conventional films. The following X-ray systems have been developed to overcome these disadvantages: scanning devices, phosphor plate or Computed Radiography(TM) ("CR") systems and direct digital radiography ("ddR") systems. Scanning devices are used to convert existing X-ray images into a digital form. While the use of scanning devices permits the electronic storage, retrieval and transmission of X-ray images, they do not eliminate the other inconveniences of conventional films and add time and expenses associated with the scanning process. In a CR system the film cassette is replaced with a phosophor plate which is electrically charged by X-rays. The electrical charges on this phosphor plate are then converted into digital information by a laser scanner. Although this system has the advantage that the phosphor plates are reusable and the inconveniences related to the development of X-ray films are eliminated, it does not achieve instant images and a significant amount of time and operating expenses are required in connection with the handling and scanning of the phosphor plates. Additional expenses arise due to the fact that phosphor plates have a limited lifespan.

     DdR technology is designed to eliminate the disadvantages and significant operating costs associated with conventional X-ray systems and CR systems. With ddR technology digital information can be made available for diagnostic purposes within a few seconds after an X-ray image is taken without any additional steps, thereby reducing processing time and related operating expenses. Direct digital X-ray technology uses either charge coupled devices ("CCD") arrays, amorphous silicon panels or silicium drums to convert X-rays into digital information. To the Company's knowledge, no silicon or silicium-based technology is currently available for purposes of general X-ray diagnosis. To the Company's knowledge, the only CCD based direct digital technology available for general diagnostic purposes is the Company's AddOn Bucky(TM). While other CCD based direct digital X-ray systems are used for dental X-ray imaging and chest examinations, the Company believes that neither such technologies nor the silicium based technology used in a chest examination system offered by one of the Company's competitors can easily be adapted for general diagnostic purposes because none of them is capable of providing the resolution necessary to obtain digital information with sufficient diagnostic value on a standard 14' by 17' X-ray image.

PRODUCTS

     The Company's marketing strategy is to offer to its customers a complete package of products and services in the field of radiology, including equipment, accessories and related services such as consulting and after-sales services. The Company's products include a full range of conventional X-ray equipment for all diagnostic purposes other than mammography and dentistry, the direct digital AddOn-Multi-System and the SwissVision(TM) line of DICOM 3.0 compatible postprocessing work stations operating on a Windows NT platform. Currently, most of the Company's X-ray equipment is manufactured and developed in Switzerland. On July 26, 1996, SR Medical AG, the Company's Swiss marketing subsidiary, was ISO 9002 and EN 46002 certified. See also "Products -- Distribution of Agfa Products."

     Digital Addon-Multi-System/Swissvision

     The AddOn-Multi-System, which includes a SwissVision(TM) workstation for the postprocessing of digital image data and the transfer of such data through central networks or via telecommunications systems, is a complete multi-functional direct digital X-ray system which combines the functions of a conventional bucky table and a bucky wall stand. It is the first direct digital radiography system available which allows all plane X-ray examinations on the recumbent, upright and sitting patient necessary in orthopedics, traumatology and chest examination rooms. The AddOn-Multi-System uses the Company's AddOn Bucky(TM) as the digital detector. The AddOn Bucky(TM) is able to make available an X-ray image in a direct digital way for diagnostic study within 16 to 20 seconds. As a consequence, the efficiency and the throughput of the bucky room can be increased. The Company believes that a significant advantage of the Company's AddOn-Multi-System is the fact that a variety of X-ray examinations can be made with the use of only one digital detector, the most expensive part of an X-ray system using direct digital technology.

     During the 100 years in which X-ray imaging has been used for medical purposes, there has been a continuous trend to improve image quality, to reduce the radiation dose and to improve the ergonomic features of X-ray equipment. Management believes that the ddR technology developed by the Company will take this development to the next level because the ergonomically advanced AddOn-Multi-System provides excellent image quality with minimal radiation doses and at the same time reduces operating expenses through the elimination of films, phosphor plates or cassettes and the handling, development and storage thereof.

     The Company's line of SwissVision(TM) postprocessing workstations permit the postprocessing of digital X-ray images, including section, zooming, enlargement, soft tissue and bone structure imaging, accentuation of the limitation of the joints, noise suppression, presentation of different fields of interest within an area and archiving and transferring the data through central networks and telecommunication systems. In addition, the SwissVision(TM) post-processing workstations are able to analyze data stored with respect to a particular patient. As a result, consistent image quality of different images of the same patient can be achieved. The workstations operate on a Windows NT platform and are DICOM 3.0 compatible. The Company is also offering products and services related to networking, archiving and electronic distribution of digital X-ray images, including PACS.

     Conventional X-Ray Equipment, Imaging Systems, Components and Accessories

     The Company manufactures and sells conventional diagnostic X-ray equipment for all radiological applications other than mammography and dentistry. The conventional

X-ray equipment manufactured by the Company includes X-ray generators, basic X-ray equipment, bucky table systems, mobile X-ray systems, mobile C-arm systems, fluoroscopy systems, urology systems and remote controlled examination systems. In addition, the Company sells components and accessories for X-ray systems. In general, the components and accessories for X-ray equipment sold by the Company are manufactured by third parties. In Switzerland, the Company is the exclusive distributor of CT systems, MRI systems and NM systems manufactured by Elscint.

     Original Equipment Manufacturing (OEM)

     On June 11, 1996, the Company entered into a new OEM Agreement (the "Philips OEM Agreement") with Philips Medical Systems which replaced the previous OEM Agreement with Philips Medical Systems, dated July 29, 1992. The Philips OEM Agreement provides for the production of two conventional X-ray systems, the Bucky Diagnost TS bucky table and a Multi Radiography System ("MRS"), which is approved by the World Health Organization ("WHO") as a World Health Imaging System for Radiology ("WHIS-RAD"). As a result, the Company's MRS system may be tendered in projects financed by the World Bank. Under the Philips OEM Agreement these two products are marketed worldwide by Philips Medical Systems through its existing distribution network. The initial term of the Philips OEM Agreement expires on December 31, 2000 and may be extended for additional periods of 12 months. It is anticipated that discussions and negotiations with respect to potential extension of such Agreement will commence during 1999.

     Services

     The services offered by the Company include the installation and after-sales servicing of imaging equipment sold by the Company, consulting services and application training of radiographers. In the United States, the Company plans to offer consulting services to hospital imaging departments and imaging centers, including maintenance management, capital planning services and after-sales services of products manufactured by the Company and third parties. Maintenance management (or asset management) services for imaging equipment include the management of after-sales services with respect to different kinds and brands of imaging equipment (multi-vendor services). Capital planning services include consulting services in connection with the acquisition, disposition or refurbishment of imaging equipment.

     Distribution of Agfa Products

     In April of 1998 the Company entered into an OEM Agreement with Agfa for the distribution of the latter's laser imagers, dry printers and computed radiography systems. By virtue of having entered into such distribution agreement, the Company is able to offer a complete solution for a total digital radiology department. Both Company products and Agfa products are DICOM 3.0 compatible and can be used on a network or for point-to-point connections. Agfa, a leading worldwide manufacturer of imaging products and systems, is part of the Agfa-Gevaert Group, with Agfa-Gevaert being a wholly owned subsidiary of Bayer AG.

MARKETS

     Product Markets

     The Company estimates that the global market for X-ray equipment and accessories is approximately $5 billion, 45% of which is in the United States, 26% in Western Europe, 19% in Japan and 10% in the rest of the world (Sources:
National Electrical Manufacturers Association; Market Line). The Company's principal markets for its X-ray equipment, components and accessories by country are Switzerland, the United States and Germany constituting 17%, 15% and 11% of the Company's sales during the fiscal year ended June 30, 1997 respectively. For the fiscal year ended June 30, 1997, 22% of the Company's sales were made in Eastern Europe, primarily attributable to the delivery of conventional X-ray equipment to hospitals located in Eastern Europe under a contract financed by the Swiss government. The Company believes that because of the need to bring medical services to Western standards, Eastern Europe continues to offer interesting opportunities as a market for the Company's conventional X-ray equipment and accessories. The Company has also been able to gain access to markets in Asia, the Middle East and Africa. See "--Sales and Marketing."

     The Company believes that the principal markets for its direct digital X-ray equipment are located in North America and Western Europe, where the first sales of the AddOn-Multi-System have been made. The Company submitted both its AddOn Bucky(TM) and the AddOn-Multi-System to the FDA for Section 510(k) clearance. On November 21, 1997, the Company's AddOn Bucky(TM), the direct digital detector of the AddOn-Multi-System, received FDA approval and on December 18, 1997 the Company's AddOn-Multi-System received FDA approval; the Company thus receiving authorization to market the AddOn-Multi-System in the United States. Having obtaining the required approval from the FDA, the Company intends to sell the AddOn-Multi-System in the United States through its subsidiaries and other channels. See "Risk Factors -- Government Regulation" and "Business -- Regulatory Matters."

     Service Markets

     The Company estimates that the worldwide market for services related to X-ray equipment, including maintenance management and capital planning, is approximately $44 billion, of which approximately $40.5 billion (or 92%) relate to after-sales services. The markets for maintenance management and capital planning amount to $3.4 billion or 8% of the total market for services related to X-ray equipment. The principal markets for after-sales services are the United States (45%), Western Europe (26%) and Japan (19%). The Company expects that as the installed base of X-ray equipment grows, the market for after-sales services will also expand. Additional growth may result from a general increase in the demand for such services. To date, a significant market for maintenance management and capital planning has only developed in the United States as a result of the impact of managed care plans and health maintenance organizations ("HMOs") on the health care industry. The Company expects that in the future there will be a similar trend in Europe, which may lead to the development of a market for such services in Europe. See "--Products" and "-- Sales and Marketing."

SALES AND MARKETING

     The Company's customers are hospitals, clinics, radiology centers and physicians generally. The Company is marketing its products and services primarily through its own sales force in Switzerland, Germany and Eastern Europe and through resellers in these and other markets in Europe, the Middle East, Africa, Asia, Canada and Latin America. In the United States, the Company plans to market its products and services primarily through subsidiaries on the East Coast and West Coast and through resellers in other markets in the United States. In the United States, the Company plans to also enter the markets for maintenance management and capital planning services for imaging equipment. The Company plans to offer such services through its recently created Swissray Healthcare, Inc located in Gig Harbor, Washington. The Company is also offering products and services related to networking, electronic archiving and distribution, including PACs, through the Swissray Information Solution division.

     Two of the Company's products, the MRS system and the Bucky Diagnost TS system, are distributed worldwide through Philips Medical Systems.

     The Company believes that in the foreseeable future there will be a continuous world-wide growth in the markets for complete X-ray systems, components, accessories and related services because of the improvement of health care services in developing countries and Eastern Europe and the necessity to meet increasingly stricter regulations with respect to radiation dosage and other safety features and environmental hazards in many jurisdictions. With the transition from conventional to digital X-ray systems, the demand for products and services related to networking, archiving and electronic distribution of digital X-ray images will grow in industrialized countries. In these markets the demand for conventional X-ray equipment, accessories and related services will decrease over time. As a result of the continuing cost pressure on health-care providers in the United States, the Company expects the demand for maintenance management and capital services to grow in the near future. See "-- Markets."

     In the past, the Company has made a significant amount of sales of conventional X-ray equipment to a few large customers. For the fiscal year ended June 30, 1997 sales to the Company's two largest customers accounted for approximately 33% of all revenues while sales to the Company's single largest customer during such period accounted for approximately 18% of all revenues. During the fiscal year ended June 30, 1997, 15% of the Company's sales were made to Philips Medical Systems and 18% of the Company's sales were made to Gesellschaft fur Elektronische Rohren Comet Bern, as general contractor for the sale of conventional X-ray equipment to hospitals in Eastern Europe financed by the Swiss government.

     The Company considers the relationship with its largest customers to be satisfactory. Historically, the identity of the Company's largest customers and the volumes purchased by them has varied. The loss of one or more of the Company's current two largest customers or a reduction of the volume purchased by either of them would have an adverse effect upon the Company's sales until such time, if ever, as significant sales to other customers can be made. The Company expects that as sales of its AddOn-Multi-System increase, the Company's revenue will be less dependent on a few large customers. See "Risk Factors -- Reliance on Large Customers" and Note 27 to the Company's Consolidated Financial Statements.

     In a further effort to market its products internationally, the Company, in May 1998, entered into a letter of intent with Tamro Corporation ("Tamro") of Finland for the distribution and service of the Company's direct digital x-ray systems in Finland, Sweden and the Baltic States. Tamro is a large multinational distributor of pharmaceuticals and the marketer of healthcare, medical, laboratory and diagnostic imaging equipment.

RESEARCH AND DEVELOPMENT

     During the fiscal year ended June 30, 1997, the Company incurred expenses related to research and development of $5,786,158 (accounting for 35% of the Company's operating expenses), compared to $1,731,502 (accounting for 12% of the Company's operating expenses) during the previous fiscal year and $233,084 (or 10.1% of the Company's operating expenses) during the 6-month period ended June 30, 1995. The increase of the Company's research and development expenses by 643% from the fiscal year ended June 30, 1995 to the fiscal year ended June 30, 1996 resulted primarily from the Company's decision not to market the AddOn Bucky(TM) as a retrofit product for existing conventional bucky table X-ray systems, but rather to offer a complete multi-functional direct digital X-ray system which combines a conventional bucky table and a bucky wall stand and includes a postprocessing system. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Company will continue to have significant research and development expenses associated with the development of new products (including diagnostic hardware and software products and new digital X-ray products) and improvements to existing products manufactured by the Company. New products currently being developed by or on behalf of the Company include a new digital C-arm system, a digital remote controlled fluoroscopy system, a conventional bucky-table system and a multi-functional floating table.

     As of June 30, 1997, the Company employed six people in research and development. The number of people employed in research and development has increased by 50% since June 30, 1996. The Company is outsourcing certain research and development activities (such as the development of the Company's mobile units, C-arm systems and fluoroscopy tables) and intends to continue this policy in the future.

     The Company has established a scientific board to support its research and development projects and to enable the Company to develop technologically advanced products. The Company believes that the integration of academic institutions and hospitals will allow the Company to save research and development expenses and will provide it with access to clinical and scientific experience and know-how. Currently, the following individuals have been appointed to this scientific board: Prof. Dr. med. Michael Meves, head of the Central Radiology Department at the Northeast Hospital in Frankfurt/Main, Germany, Prof. Dr. med. Hanfried Weigand, head of the Central Radiology Department of the Horst-Schmidt-Clinic in Wiesbaden, Germany, Dr. med. Paul Jegge, Co-head of the Radiology Department at the Regional Hospital, Langenthal, Switzerland, Hans Behrendt, General Manager of Elscint GmbH, and Michael L. Baker, head of the Company's Information Solution division.

RAW MATERIALS AND SUPPLIERS

     The Company has a policy of outsourcing the manufacturing of components for its X-ray equipment whenever such outsourcing is more efficient and cost effective than in-house production. In particular, components for which serial production is available are produced by third-party manufacturers according to Company specifications. Generally, the X-ray accessories sold by the Company are manufactured by third parties.

     There is virtually no stock of finished X-ray equipment on the Company's premises for any extended period of time since X-ray equipment is generally manufactured at a customer's request. At June 30, 1997 finished products accounted for approximately 21% of inventory while raw material, parts and supplies accounted for approximately 67% of inventory and work in process for approximately 12%.

     In general, key components for the Company's X-ray equipment can be obtained from several sources and the Company has entered into supply agreements with certain of its suppliers. The CCD camera, a key component of the AddOn Bucky(TM), has been developed on the Company's behalf by the Philips Components division of Philips GmbH, Hamburg. Philips Components has entered into an exclusive supply agreement with the Company (which is currently being restated) and the Company considers its relationship with Philips Components to be satisfactory. While other suppliers of CCD cameras are available, a significant amount of time would be required to integrate a CCD camera of another supplier into the Company's AddOn-Multi-System and there can be no assurance that such integration could be achieved in a timely manner. The Company believes that there is no anticipated shortage in the supply of key components for its X-ray equipment. See "Risk Factors -- Limited Manufacturing History with Respect to AddOn-Multi-System; Dependence on Sole Source Suppliers."

BACKLOG

     Management estimates that as of the end of the fiscal year ended June 30, 1997, the Company had an order backlog of $10,500,000 for conventional X-ray equipment as compared to $25,000,000 as of June 30, 1996. The Company had previously reported an order backlog for its digital x-ray equipment as of June 30, 1997 of $30,000,000; $29,000,000 of which related to a contract with a purchaser located in South Korea. As a result of certain recent economic problems in South Korea, management currently does not expect that such order will be filled (to any significant degree) in the current calendar year (if at all) absent a dramatic positive change in such economic conditions which currently is not expected to occur. Accordingly, the Company no longer, for practicable purposes, considers such South Korea contract to be part of its backlog. The Company believes that substantially the entire order backlog for conventional X-ray equipment (which consists primarily of orders under the Philips OEM Agreement) will be filled during the current fiscal year. While the Company expects to continue to have a certain order backlog for conventional X-ray equipment (exclusive of that indicated above) in the future because of the Philips OEM Agreement, the order backlog for digital X-ray equipment is likely to be substantially reduced in the future as the Company estimates that orders for such equipment will typically be filled within three months.

COMPETITION

     X-Ray Equipment Market

     The markets in which the Company operates are highly competitive. Most of the Company's competitors are significantly larger than the Company and have access to greater financial and other resources than the Company. The principal competitors for the Company's X-ray equipment are General Electric, Siemens, Toshiba, Trex Medical, Shimatsu, Picker and Philips. In general, it is the Company's strategy to compete primarily based on the quality of its products. In the market for conventional X-ray equipment, the Company's strategy is to focus on niche products and standard equipment.

     To the Company's knowledge the only direct digital X-ray systems for medical diagnostic purposes other than the AddOn-Multi-System currently available are chest examination systems offered by Philips and IMIX, a Finnish manufacturer. In addition, there are several direct digital X-ray systems available for dental purposes. None of these systems is able to perform bone examinations on extremities. To the best of management's knowledge the Company's AddOn-Multi-System is the only multi-functional direct digital X-ray system currently available which allows all plane X-ray examinations on the recumbent, upright and sitting patient without the use of cassettes, films, chemicals or phosphor plates. A number of companies, including certain of the Company's competitors in the markets for conventional X-ray equipment, are currently developing direct digital X-ray detectors or direct digital X-ray systems for specific applications (including mammography). To the Company's knowledge there is no competing multi-functional X-ray system currently being developed. See "-- Products," "-- Markets," "Risk Factors --Competition."

     Service Market

     In the markets for services related to imaging equipment the Company's competitors are equipment manufacturers (including certain of the Company's competitors in the X-ray equipment market) and independent service organizations. In the service markets, it is the Company's strategy to build a market position based on the confidence of its customers in the quality of its products and service personnel. See "-- Products," "-- Markets," "Risk Factors --Competition."

INTELLECTUAL PROPERTY

     The Company has obtained patent protection for certain aspects of its conventional X-ray technology. The Company has filed patent applications covering certain aspects of its direct digital technology in key markets in Europe, North-America and Asia, including the United States, Canada, Switzerland and Germany. There can be no assurance, however, as to the breadth or degree of protection which such patents may afford the Company, that any patent applications will result in issued patents or that patents will not be circumvented or invalidated. Although the Company believes that its products do not infringe patents or violate proprietary rights of others, it is possible that infringement of proprietary rights of others has occurred or may occur. In the event the Company's products infringe patents or proprietary rights of others, the Company may be required to modify the design of its products or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement action and the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

     The Company also relies on proprietary know-how and employs various methods to protect its concepts, ideas and technology. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such technology or obtain access to the Company's proprietary know-how or ideas. Furthermore, although the Company has generally entered into confidentiality agreements with its employees, consultants and other parties, there can be no assurance that such arrangements will adequately protect the Company. The Company has obtained licenses to use certain technology which is essential for certain of the Company's products, including certain software used for its line of SwissVision(TM) postprocessing systems. The software license is a worldwide, non-exclusive, non-transferable license for a term of two years to use and distribute the Agfa software in combination with the Add-On Bucky.

     The Company considers the Swissray name as material to its business and has obtained, or is in the process of obtaining, trademark protection in key markets. The Company is not aware of any claims or infringement or other challenges to the Company's rights to use this or any other trademarks used by the Company. See "Risk Factors --Dependence on Patents and Proprietary Technology."

REGULATORY MATTERS

     The Company's X-ray equipment, components and related accessories are subject to regulation by national or regional authorities in the markets in which the Company operates. Pursuant to the Federal Food, Drug and Cosmetic Act, X-ray equipment is a class II medical device which may not be marketed in the United States without prior approval from the FDA.

     The FDA review process typically requires extended proceedings pertaining to the safety and efficacy of new products. A 510(k) application is required in order to market a new or modified medical device. If specifically required by the FDA, a pre-market approval ("PMA")may be necessary. Such proceedings, which must be completed prior to marketing a new medical device, are potentially expensive and time consuming. They may delay or hinder a product's timely entry into the marketplace. Moreover, there can be no assurance that the review or approval process for these products by the FDA or any other applicable governmental authorities will occur in a timely fashion, if at all, or that additional regulations will not be adopted or current regulations amended in such a manner as will adversely affect the Company. Moreover, such pre-marketing clearance, if obtained, may be subject to conditions on the marketing or manufacturing of the AddOn-Multi-System which could impede the Company's ability to manufacture and/or market the product. The Company submitted both its AddOn-Bucky(TM) and the AddOn-Multi-System for Section 510(k) clearance with the FDA. On November 21, 1997, the Company's AddOn Bucky(TM), the direct digital detector of the AddOn-Multi-System, received FDA approval and on December 18, 1997 the Company's AddOn-Multi-System received FDA approval; the Company thus receiving authorization to market the AddOn-Multi-System in the U.S. The FDA also regulates the content of advertising and marketing materials relating to medical devices. There can be no assurance that the Company's advertising and marketing materials regarding its products are and will be in compliance with such regulations.

     The Company is also subject to other federal, state, local and foreign laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices. The electrical components of the Company's products are subject to electrical safety standards in many jurisdictions, including Switzerland, EU, Germany and the United States. The Company believes that it is in compliance in all material respects with applicable regulations. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. The effect of government regulation may be to delay for a considerable period of time or to prevent the marketing and full commercialization of future products or services that the Company may develop and/or to impose costly requirements on the Company. There can also be no assurance that additional regulations will not be adopted or current regulations amended in such a manner as will materially adversely affect the Company. See "Risk Factors --Risks Associated With International Operations," "-- Government Regulations," "Business -- Markets" and "--Regulatory Matters."

ENVIRONMENTAL MATTERS

     The Company is subject to various environmental laws and regulations in the jurisdictions in which it operates, including those relating to air emissions, wastewater discharges, the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with the use and disposal of hazardous substances. The Company owns or leases properties and manufacturing facilities in Switzerland, the United States and Germany. The Company, like its competitors, has incurred, and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations in both the United States and abroad. As a result of the operation of the Company's business, the Company may have potential liability with respect to the remediation of past contamination in certain of its presently and formerly owned or leased facilities in both the United States and abroad. In addition, certain of the Company's facilities may have used substances or generated and disposed of wastes which are or may be considered hazardous. It is possible that such sites, as well as disposal sites owned by third parties to which the Company has sent wastes, may in the future be identified and become the subject of remediation. Accordingly, although the Company believes that it is in substantial compliance with applicable environmental requirements and the Company to date has not incurred material expenditures in connection with environmental matters, it is possible that the Company could become subject to additional environmental liabilities in the future that could result in an adverse effect on the Company's financial condition or results of operations. See "Risk Factors -- Environmental Matters."

EMPLOYEES

     After giving effect to the Empower, Inc. transaction heretofore initially referred to on page 15 of this Registration Statement, the Company had 116 employees worldwide, of which 34 were employed by subsidiaries in the United States, 72 in Switzerland, and 10 in European countries other than Switzerland. The Company believes that its relationship with employees is satisfactory. The Company has not suffered any significant labor problems during the last five years.

DESCRIPTION OF PROPERTY

     On April 12, 1997, the production facility rented by the Company in Hochdorf, Switzerland was affected by a fire in an adjacent facility. On May 15, 1997, the Company purchased a new office and production facility of approximately 43,000 square feet and moved its entire production to this facility and has since moved the offices and other facilities formerly located in its Hitzkirch facility to the new Hochdorf facility. The Company believes that its new Hochdorf facility provides it with sufficient production and office space to meet its demand in Switzerland in the foreseeable future.

     The Company also leases approximately 9,000 square feet of office and warehouse space in Glen Cove, New York. In addition, the Company leases office space in New York City, Azusa, California, Gig Harbor, Washington and Wiesbaden, Germany.

LEGAL PROCEEDINGS

     On or about October 3, 1997, the Registrant and Swissray Healthcare, Inc. were served with a complaint by a company engaged in the business of providing services related to imaging equipment alleging that defendant received benefits from breach of fiduciary duties and contract obligations and misappropriation of trade secrets by certain former employees of such competitor. Such company also obtained a temporary restraining order against the Registrant and Swissray Healthcare, Inc. On November 10, 1997, the Court denied a Motion for a preliminary injunction and the temporary restraining order was vacated. On December 1, 1997 and January 30, 1998 the Registrant answered the Complaint and Amended Complaint respectively by denying the allegations contained therein. The Plaintiff in such action (on December 2, 1997) filed a Motion to reargue and renew its prior denied Motion for a Preliminary Injunction and such Motion was (by Order and Decision dated June 17, 1998) denied. The Company denies the allegations, intends to vigorously defend the litigation, and believes the ultimate outcome thereof will not have a material adverse effect upon the Company's results of operations or financial position. The Company believes that the complaint is without merit. Nevertheless, management of the Company believes that it would be in the Company's best interest to settle such litigation under certain defined terms and conditions and recent settlement negotiations have resulted in an agreement in principal to resolve and settle all outstanding matters but, to date, such agreement has not been finalized.

RECENT DEVELOPMENTS

     In May 1998 Swissray Medical Systems, Inc., a wholly owned subsidiary of the Company, was awarded a contract from the Department of Veterans Affairs estimated at $400,000 for the base year for its Diagnostic x-ray systems, the AddOn-Multi-System, with the VA reserving its option to extend the term of the contract up to March 31, 2001; the AddOn-Multi-System being the first ever FDA approved multifunctional direct digital radiography (ddR) system to be offered worldwide. With the official contract award in hand, management intends to actively pursue sales to various VA hospitals, medical centers and outpatient, community and outreach clinics throughout the United States.

     In July of 1998 the Company sold its multifunctional direct digital radiography (ddR) system, the AddOn-Multi-System, to the largest Diagnostic Out Patient Center in Warsaw, Poland, the Diagnostic Center Luxmed. This order represents Swissray's first sale within the Eastern European Market, complementing sales previously made in both Western Europe and the United States.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information concerning each director and executive officer of the Registrant, including age, position(s) with the Registrant, present principal occupation and business experience during the past five years.

NAME                                 AGE                   POSITION(S) HELD
----                                 ---                   ----------------
Ruedi G. Laupper                     48          Chairman of the Board of Directors,
                                                 President and Chief Executive Officer,
Josef Laupper                        52          Secretary, Treasurer and Director
Herbert Laubscher                    32          Chief Financial Officer
Ueli Laupper                         28          Vice President International Sales and Director
Dr. Erwin Zimmerli                   50          Director and Member of the Independent Audit Committee
Erich A. Kalbermatter                41          Chief Operating Officer
Dr. Sc. Dov Maor                     50          Director and Member of the Independent Audit Committee


     Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

     Ruedi G. Laupper has been President, Chief Executive Officer and a director of the Registrant since May 1995 and Chairman of the Board of Directors since March 1997. In addition, he is Chairman of the Board of Directors of the Company's principal operating subsidiaries. Ruedi G. Laupper is the founder of the predecessors of the Company and was Chief Executive Officer of SR-Medical AG until May 1995. He has approximately 22 years of experience in the field of radiology. Ruedi G. Laupper is the brother of Josef Laupper and the father of Ueli Laupper.

     Josef Laupper is the brother of Ruedi G. Laupper and the uncle of Ueli Laupper and has been Secretary, Treasurer and a director of the Registrant since May 1995 (with the exception of not having served as Secretary from December 23, 1997 to February 23, 1998). He has held comparable positions with SR-Medical AG, Teleray AG and their respective predecessors since 1990. He is principally in charge of the Company's administration. Josef Laupper has approximately 18 years of experience within the medical device business.

     Herbert Laubscher joined the Company as a manager responsible for finance and controlling on August 2, 1996. He was appointed Chief Financial Officer of the Registrant on September 15, 1997. Herbert Laubscher obtained his graduate degree in business administration from the University of St. Gall, Switzerland in October 1992. From October 1992 until June 1995 he was an accountant with Price Waterhouse in Zurich. Prior to joining the Company he served as group financial officer of AZ Zibatra Holding GmbH in Leipzig, Germany.

      Ueli Laupper is the son of the Registrant's President and the nephew of Josef Laupper. Ueli Laupper has overall Company responsibilities in the area of international marketing and sales with approximately seven years of experience within the international X-ray market. He has been Vice President of International Sales since March 1997 and a director of the Registrant since March 1997. He was Chief Executive Officer of SR Medical AG from July 1995 until June 30, 1997. On July 20, 1998 Ueli Laupper became Chief Executive Officer of both Swissray Medical Systems, Inc. and Swissray Healthcare, Inc., two of the Company's wholly owned subsidiaries and became an officer of Swissray Information Solutions, Inc., a wholly owned subsidiary of the Company in which Michael J. Baker acts as Chief Executive Officer.

      Erwin Zimmerli has been a director of the Registrant since May 1995 and since March 1998, a member of the Registrant's Independent Audit Committee. Since receiving his Ph.D. degree in law and economics from the University of St. Gall, Switzerland in 1979, Zimmerli has served as head of the White Collar Crime Department of the Zurich State Police (1980-86), an expert of a Swiss Parliamentary Commission for penal law and Lecturer at the Universities of St. Gall and Zurich (1980-87), Vice President of an accounting firm (1987-1990) and Executive Vice President of a multinational aviation company (1990-92). Since 1992 he has been actively engaged in various independent consulting capacities primarily within the Swiss legal community.

      Erich A. Kalbermatter, commenced serving the Company in the position of Chief Operating Officer in April 1998. Mr. Kalbermatter whose background is principally as an internationally experienced manager with expertise in the areas of electronics and telecommunications, has served as managing director of Private & Business Communications of ASCOM Ltd., Berne, Switzerland being responsible for the turn-over of more than 1 billion Swiss Francs, with approximately 4,800 employees worldwide. In addition, he was a member of ASCOM's Group Management, an international communications corporation.

      Dr. Sc. Dov Maor, was appointed as a member of the Registrant's Board of Directors and a member of its Independent Audit Committee effective March 26, 1998 in accordance with and in compliance with recently adopted NASDAQ Marketplace Rule as same relates to Independent Audit Committee for NASDAQ SmallCap companies. Dr. Sc. Maor currently holds the position of Chief Scientist of the Advanced Technology Center of Elscint, Haifa, one of the leading companies in the field of CT, MRI, Nuclear Medicine and medical imaging in general. Elscint employs more than 2,000 persons worldwide. Dr. Sc. Dov Maor is well experienced in the field of Nuclear Medicine and medical imaging and has been employed for over 10 years in a leading position in Research & Development. Additionally, he was working in conjunction with the Max Planck Institute for Nuclear Physics in Heidelberg within his field of experience. In addition to his technical knowledge, Dr. Sc. Dov Maor is experienced in the commercial sector of the industry.

     On December 23, 1997 Messrs. Seddigh and Wuersch were elected to serve as members of the Company's Board of Directors with Mr. Wuersch also assuming the position of Company Secretary on December 23, 1997. Additionally, such two persons along with Dr. Erwin Zimmerli (a Company director) comprised the Company's newly formed committee of Company directors. While Dr. Zimmerli remains a Company director, Messrs. Seddigh and Wuersch resigned from all positions held with Registrant in order to pursue other interests unrelated to Registrant. Such resignations were not the result of any disagreement whatsoever with Registrant on any matter relating to its operations, policies or practices as no such disagreements have ever existed or currently exist.

THE BOARD OF DIRECTORS

     The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the performance of the Registrant. Members of the Board of Directors are kept informed of the Registrant's business by various reports and documents sent to them in anticipation of Board meetings as well as by operating and financial reports presented at Board meetings. The Registrant pays its directors fees or compensation for services rendered in their capacity as directors. The current Board of Directors was elected and assumed office as of December 23, 1997 with the exception that Dr. Sc. Dov Maor assumed his position on March 26, 1998.

           The Board does not currently have a standing audit, nominating or compensation committee or any committee or committees performing similar functions, but acts, as a whole, in performing the functions of such committees (except as may be indicated directly hereinafter). At a meeting of the Board of Directors held on March 26, 1998, an Independent Audit Committee was established.

EMPLOYMENT AGREEMENTS

Ruedi G. Laupper has entered into a five-year employment agreement with Swissray Management AG, a wholly owned subsidiary of the Registrant, on December 18, 1997, which agreement will be automatically renewed for another five years unless terminated by either party no later than December 31, 2001. Such agreement provides for (i) an annual salary of 276,000 Swiss francs (or $192,683, based on an exchange rate of 1.4324), (ii) a fixed annual bonus of 23,000 Swiss francs (or $16,057), and (iii) a performance based bonus, based on the audited consolidated financial statements of the Company as of the end of the fiscal year. The bonus shall be 25% of EBIT (earnings before interest and taxes) payable in stock of Swissray International, Inc. valued at the average of the closing prices during the five business days following the filing of the 10-K. In addition, the agreement entitles Mr. Laupper to a car allowance, five weeks of vacation, $698 per month for expenses and a "Bel Etage" insurance which provides certain pension benefits not mandated by Swiss law. If such employment agreement is terminated for reasons beyond the employee's control, Ruedi Laupper will receive 2 million Swiss francs (or $1,396,258) including any bonus. The Registrant guarantees the obligation of Swissray Management AG in the event of a default.

     Ueli Laupper and Josef Laupper have entered into three-year employment agreements with Swissray Management AG on December 18, 1997, which agreements will be automatically renewed for another three years unless notice is given six months prior to the expiration date. Such agreements provide for salaries of $84,924 and 119,700 Swiss francs (or $83,566) respectively with annual bonuses of $7,077 and 9975 Swiss francs (or $6,964) respectively, $1,500 and 1000 Swiss francs (or $698) per month for expenses respectively and 20 days and 25 days of vacation respectively. The employment agreements of each of Ueli Laupper and Josef Laupper also provide for a car allowance. If either of such employees is terminated for reasons beyond the employees control he will receive 500,000 Swiss francs (or $349,065).

     Herbert Laubscher has entered into an employment agreement with Swissray Management AG for an indefinite term, with termination upon one month notice during the first year of employment, two months notice after two years of employment and three months notice after ten years of employment. Such agreement provides for (i) an annual salary of 102,000 Swiss francs (or $71,209), (ii) an annual bonus of 8,500 Swiss francs (or $5,934), (iii) 500 Swiss francs (or $349) per month for expenses and
(v) 20 days vacation.

     Mr. Kalbermatter in accordance with his Agreement with Swissray Management AG shall assume the position of Chief Operating Officer of the Company effective April 14, 1998 at an annual salary equivalent to $153,333. Mr. Kalbermatter shall also receive (a) an expense allowance equivalent to $12,000,
(b) an automobile allowance equivalent to $11,333, (c) 25 days of vacation and
(d) a "Bel Etage" insurance which provides certain pension benefits. U.S. dollar equivalents indicated above are based upon a Swiss Francs (CHF) exchange rate of $150.

     All of these employment agreements are covered by Swiss law.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Summary Compensation Table

     (A) The following Summary Compensation Table sets forth certain information for the years ended June 30, 1995, 1996 and 1997 concerning the cash and non-cash compensation earned by or awarded to the Chief Executive Officer of the Registrant, the three other most highly compensated executive officers of the Registrant and the former Chairman of the Board of Directors (the "Named Executive Officers") as of June 30, 1997:

                                                                                                       LONG-TERM
                                                        ANNUAL COMPENSATION
                                                        -------------------                          ------------
                                                                                                               ALL
                                                                                                              OTHER
NAME AND                         FISCAL                                   OTHER ANNUAL        STOCK          COMPEN-
PRINCIPAL POSITION                YEAR         SALARY          BONUS      COMPENSATION       OPTIONS         SATION
------------------                ----         ------          -----      ------------       -------         ------
Ruedi G. Laupper                    1997       $146,983          --          $15,000(2)       120,000(6)        --
  President and Chief               1996       $161,085          --          $15,000(2)            --           --
  Executive Officer                 1995       $ 50,555(1)       --               --               --           --
  Chairman of the
  Board of Directors

Josef Laupper                       1997       $ 96,861          --          $12,000(2)            --           --
  Secretary, Treasurer              1996       $106,229          --          $12,000(2)            --           --
                                    1995       $ 50,555(1)       --               --               --           --

Ueli Laupper                        1997            --           --               --               --           --
  Vice President                    1996            --           --               --               --           --
  International Sales(3)            1995            --           --               --               --           --

Herbert Laubscher                   1997            --           --               --               --           --
  Chief Financial                   1996            --           --               --               --           --
  Officer(3)(4)                     1995            --           --               --               --           --

Ulrich R. Ernst(5)                  1997       $ 96,979          --          $10,000(2)            --           --
                                    1996       $ 98,197          --          $15,000(2)            --           --
                                    1995            --           --               --               --           --


(1) In 1995, the Registrant changed its fiscal year end from December 31 to June 30. As a result, the Registrant had a fiscal year beginning on January 1, 1995 and ending on June 30, 1995. Accordingly, the salaries listed for fiscal year 1995 were for a six-month period. The salaries for each of Ruedi G. Laupper and Josef Laupper for the twelve-month period ending June 30, 1995 were $101,110 and $101,110, respectively.

(2)   Fees for service on the Board of Directors of the Registrant.

(3)   Compensation did not exceed $100,000 in any fiscal year.

(4)   Herbert Laubscher joined the Registrant on August 2, 1996.

(5) Ulrich R. Ernst was Chairman of the Board of Directors from May, 1995 until March 18, 1997.

(6) The options, which were fully vested on date of grant (6/13/97), were issued in accordance with applicable provisions of the Company's 1996 Non-Statutory Stock Option Plan.

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following tables set forth certain information concerning the grant of options to purchase shares of the Common Stock to each of the executive officers of the Registrant, as well as certain information concerning the exercise and value of such stock options for each of such individuals. Options generally become exercisable upon issuance and expire no later than ten years from the date of grant.

           STOCK OPTIONS GRANTED IN FISCAL YEAR ENDED JUNE 30, 1997(1)

                                     PERCENT OF
                                        TOTAL                                                     POTENTIAL
                                       OPTIONS                                              REALIZATION VALUE AT
                                       GRANTED                                              ASSUMED ANNUAL RATES
                        NUMBER OF        TO      EXERCISE                                   OF STOCK APPRECIATION
                       SECURITIES     EMPLOYEES     OR        MARKET                           FOR OPTION TERM
                       UNDERLYING        IN        BASE      PRICE ON
                         OPTIONS       FISCAL      PRICE      DATE OF    EXPIRATION
NAME                     GRANTED        YEAR     PER SHARE     GRANT        DATE         0%          5%        10%
----                     -------        ----     ---------     -----        ----         --          --        ---
Ruedi G. Laupper         120,000(2)     30.4%    $0.73(3)    $2.94(4)     6/13/02    265,200     282,840    300,480
Josef Laupper(5)             --          --        --          --           --         --          --         --
Ueli Laupper(5)              --          --        --          --           --         --          --         --
Herbert Laubscher(5)         --          --        --          --           --         --          --         --
Ulrich Ernst(5)(6)           --          --        --          --           --         --          --         --

(1) The options to purchase the Registrant's Common Stock were granted under the Swissray International, Inc. 1996 Non-Statutory Stock Option Plan.

(2) These options were owned indirectly through SR Medical Equipment Ltd., a corporation wholly owned by Mr. Laupper. They were immediately exercisable on the date of grant.

(3) The exercise price per share is contingent on purchase of the entire amount of securities.

(4) The market price on date of grant was based on the average of the high and low reported prices on the Nasdaq SmallCap Market on June 13, 1997.

(5)   These individuals own no stock options of the Registrant.

(6) Mr. Ernst was Chairman of the Board of Directors from May 1995 until March 18, 1997.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END
                                OPTION VALUES(1)

                                                NUMBER OF
                                               SECURITIES                                       VALUE OF
                                               UNDERLYING                                      UNEXERCISED
                                               UNEXERCISED                                    IN-THE-MONEY
                                                 OPTIONS                                         OPTIONS
     NAME                                 AT FISCAL YEAR-END(#)                           AT FISCAL YEAR-END($)
     (A)                                EXERCISABLE/UNEXERCISABLE                       EXERCISABLE/UNEXERCISABLE
     ---                                -------------------------                       -------------------------
Ruedi G. Laupper                              120,000/0(3)                                       $1.79/0
Josef Laupper(4)                                   0/0                                             0/0
Ueli Laupper(4)                                    0/0                                             0/0
Herbert Laubscher(4)                               0/0                                             0/0
Ulrich R. Ernst(4)(5)                              0/0                                             0/0

(1) No options were exercised by a Named Executive Officer during the fiscal year ended June 30, 1997.

(2) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

(3) Includes 120,000 options which are owned indirectly by Mr. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by Mr. Laupper.

(4)   These individuals own no stock options of the Registrant.

(5) Mr. Ernst was Chairman of the Board of Directors from May 1995 until March 18, 1997.

STOCK OPTION PLAN

     On January 30, 1996, the Board of Directors adopted the Company's 1996 Non-Statutory Stock Option Plan (the "1996 Plan"). Substantially all of the options under such plan have been granted. Consequently, the Board of Directors and the Registrant's stockholders approved the Swissray International, Inc. 1997 Stock Option Plan (the "Stock Option Plans").

     The purpose of the Stock Option Plans is to provide directors, officers and employees of, and consultants to the Company and its subsidiaries with additional incentives by increasing their ownership interests in the Company. Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Stock Option Plans. Options may also be granted to directors who are not employed by the Company and consultants providing valuable services to the Company and its subsidiaries. In addition, individuals who have agreed to become an employee of, director of or a consultant to the Company and its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or consultant status. Awards of options to purchase Common Stock may include incentive stock options under Section 422 of the Internal Revenue Code ("ISOs") and/or non-qualified stock options ("NQSOs"). Grantees who are not employees of the Company or a subsidiary shall only receive NQSOs.

     The maximum number of options that may be granted under this plan shall be options to purchase 2,000,000 shares of Common Stock. As of March 31, 1998, none of such options have been granted.

     The Compensation Committee will administer the Stock Option Plan. The Compensation Committee generally will have discretion to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule, the post-termination exercise period, and whether the grant will be an ISO or NQSO. Notwithstanding this discretion: (i) the number of shares subject to options granted to any individual in any calendar year may not exceed 200,000; (ii) the term of any option may not exceed 10 years (unless granted as an ISO to an individual or entity who possesses more than 10% of the voting power of the Company, which term may not exceed five years); (iii) an option will terminate as follows: (a) if such termination is on account of permanent and total disability (as determined by the Compensation Committee), such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate six months thereafter; (c) if such termination is for cause (as determined by the Compensation Committee), such options shall terminate immediately; (d) if such termination is for any other reason, such options shall terminate three months thereafter; and (iv) the exercise price of each share subject to an ISO shall be not less than 100%, or, in the case of an ISO granted to an individual described in Section 422(b)(6) of the Code, 110% of the fair market value (determined in accordance with Section 422 of the Code) of a share of the Stock on the date such option is granted. Unless otherwise determined by the Compensation Committee, (i) the exercise price per share of Common Stock subject to an option shall be equal to the fair market value of the Common Stock on the date such option is granted; (ii) all outstanding options become exercisable immediately prior to a "change in control" of the Company (as defined in the Stock Option Plans) and (iii) each option shall become exercisable in three equal installments on each of the first, second and third anniversary of the date such option is granted.

      The Stock Option Plans may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Stock Option Plans or broaden eligibility. The Stock Option Plans will remain in effect until terminated by the Board of Directors. No ISO may be granted more than ten years after such date.

     The Registrant currently has outstanding non-statutory stock options to purchase an aggregate of 1,455,000 shares of Common Stock. See "Management -- Compensation of Directors and Executive Officers" and Note 26 to the Consolidated Financial Statements June 30, 1997 and 1996.

RETIREMENT AND LONG-TERM INCENTIVE PLANS

     The Swiss and German Subsidiaries, mandated by government regulations, are required to contribute approximately five (5%) percent of eligible, as defined, employees' salaries into a government pension plan. The subsidiaries also contribute approximately five (5%) percent of eligible employee salaries into a private pension plan. Total contributions charged to operations for the years ended June 30, 1997 and 1996, were $274,009 and $198,722, respectively.

     Effective March 1, 1992, Empower adopted a qualified 401(k) retirement plan for the benefit of substantially all its employees. Under the plan, employees can contribute and defer taxes on compensation contributed. Empower matches, within prescribed limits, the contributions of the employees. Empower also has the option to make an additional contribution to the plan. Empower's contribution to the plan for the period April 1, 1997 (date of the Registrant's acquisition of Empower) to June 30, 1997 was $4,185.

     Effective April 3, 1992, Empower adopted a "Section 125" employee benefits plan, which is also referred to as a "Cafeteria" plan. Empower pays for approximately 85% of the employees' health coverage and the employee pays approximately 15% of the cost of the coverage. With the implementation of the Cafeteria plan, the employees' payments for coverage are on a pre-tax basis. A new employee has only a ninety (90) day waiting period before he or she becomes eligible to participate in the group insurance plan and the Cafeteria plan. See
Note 21 to the Consolidated Financial Statements June 30, 1997 and 1996.

      Reference is herewith made to "The Company" fifth paragraph with respect to the Company's acquisition of Empower in April of 1997 and its subsequent sale of substantially all of Empower's assets to E.M. Parker Co., Inc.

DIRECTOR COMPENSATION

     Directors of the Registrant receive $10,000 annually for serving as directors except for Josef Laupper, who receives $12,000 and Ruedi Laupper, the Chairman of the Board of Directors, who receives $15,000. Ruedi Laupper also received options to acquire 120,000 shares of the Registrant's Common Stock on June 13, 1997 in accordance with applicable provisions of the Company's 1996 Non-Statutory Stock Option Plan. The exercise price for such options is $.73 per share. The options were fully vested on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Registrant had no Compensation Committee during the last completed fiscal year. The Registrant's executive compensation was supervised by all members of the Registrant's Board of Directors and the following directors were concurrently officers of the Registrant in the following capacities: Ruedi G. Laupper (Chairman of the Board of Directors, President and Chief Executive Officer); Josef Laupper (Secretary and Treasurer), Ueli Laupper (Vice President International Sales) and Ulrich R. Ernst (Chairman of the Board of Directors from May 1995 until March 18, 1997). No executive officer of the Registrant served as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Registrant's Board of Directors.

     The Registrant issued 482,590 shares of Common Stock to a company controlled by Ruedi G. Laupper pursuant to an agreement between Mr. Laupper and the Registrant, dated as of June 30, 1997, in consideration of Mr. Laupper's agreement to the temporary cancellation of 1,608,633 shares of Common Stock held by Mr. Laupper or companies controlled by him to enable the Registrant to maintain a sufficient number of shares of Common Stock to meet certain obligations of the Registrant to issue Common Stock and to permit certain financings prior to the increase of the number of authorized shares of Common Stock from 15,000,000 to 30,000,000.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 31, 1998 (except where otherwise noted) with respect to (a) each person known by the Registrant to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director of the Registrant, (c) the Registrant's executive officers and (d) all officers and directors of the Registrant as a group (except as indicated in the footnotes to the table, all of such shares of Common Stock are owned with sole voting and investment power):

                                                                                        PERCENTAGE
                                                               NO. OF SHARES             OF SHARES
NAME AND ADDRESS OF                                            BENEFICIALLY            BENEFICIALLY
BENEFICIAL OWNER(1)                                              OWNED(2)                OWNED(8)
-------------------                                              --------                  -----
Ruedi G. Laupper (3)                                            4,102,590                   9.90%
Josef Laupper (4)                                                 500,000                   1.21%
Ulrich R. Ernst(5)(6)                                             500,000                   1.21%
Erwin Zimmerli (7)                                                 50,000                      *
Ueli Laupper                                                            0                     --
Herbert Laubscher                                                       0                     --
Erich A. Kalbermatter                                                   0                     --
Dr. Sc. Dov Maor                                                        0                     --
All Officers and Directors as
  a Group (7 persons)                                           5,147,590                   12.42%


*    Represents less than 1%.

(1) Unless otherwise indicated, the address of each named individual is in care of Swissray International Inc., 200 East 32nd Street, Suite 34-B, New York, NY 10016.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date hereof have been exercised.

(3) Includes (i) 300,000 shares owned indirectly by Mr. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by Mr. Laupper; (ii) 3,682,590 shares owned indirectly by Mr. Laupper through Tomlinson Holding, Inc., a corporation which is wholly owned by Mr. Laupper and (iii) 120,000 shares which may be acquired upon exercise of immediately exercisable options, which options are owned indirectly by Mr. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by Mr. Laupper.

(4) Includes 500,000 shares owned indirectly by Mr. Laupper through Lairy Investment Inc., a corporation of which Mr. Laupper is a majority shareholder.

(5) Includes 500,000 shares owned indirectly by Mr. Ernst through a corporation of which Mr. Ernst is a majority shareholder.

(6) Mr. Ernst was Chairman of the Board of Directors from May 1995 until March 18, 1997.

(7) Includes 50,000 shares which may be acquired upon exercise of immediately exercisable options.

(8) Based upon number of shares outstanding as of close of business June 26, 1998, to wit: 41,436,842.

                              CERTAIN TRANSACTIONS

     The Registrant issued 482,590 shares of Common Stock to a company controlled by Ruedi G. Laupper pursuant to an agreement between Mr. Laupper and the Registrant, dated as of June 30, 1997, in consideration of Mr. Laupper's agreement to the temporary cancellation of 1,608,633 shares of Common Stock held by Mr. Laupper or companies controlled by him to enable the Registrant to maintain a sufficient number of shares of Common Stock to meet certain obligations of the Registrant to issue Common Stock and to permit certain financings prior to the increase of the number of authorized shares of Common Stock from 15,000,000 to 30,000,000.

     The Company made unsecured advances to its former Chairman of the Board of Directors (a principal stockholder) during the fiscal year ended June 30, 1997 requiring interest at 6% per annum. The balance at June 30, 1997 was $69,587. Interest charged to the stockholder for the fiscal year ended June 30, 1997 was $3,460. See Note 9 to the Consolidated Financial Statements June 30, 1997 and 1996.

                    SELLING HOLDERS AND PLAN OF DISTRIBUTION

     The Securities offered hereby may be sold from time to time to purchasers directly by the Selling Holders (which term includes their transferees, pledgees, donees or their successors). Any such transferee, pledgee, donee or their successors may not offer the Securities pursuant to this Prospectus until such holder is included as a Selling Holder in a supplement to this Prospectus. The Securities consist of shares of Common Stock which are issuable to Selling Holders upon conversion of the Convertible Debentures. The Registrant has agreed to register the public offering of the Securities by the Selling Holders under the Securities Act. The Registrant will not receive any of the proceeds from the sale of the shares by the Selling Holders.

     The following table sets forth as of June 26, 1998, certain information with respect to the Selling Holders, including the number of shares that may be offered by them. The number of shares which may actually be sold by the Selling Holders will be determined from time to time by them and will depend upon a number of factors, including, with respect to the shares underlying the Convertible Debentures, the price of the Registrant's Common Stock from time to time. Because the Selling Holders may offer all or none of the Securities that they hold and because the offering contemplated by the Prospectus is not being underwritten, no estimate can be given as to the number of Securities that will be held by the Selling Holders upon termination of such offering. None of the Selling Holders have had any material relationship with the Registrant other than as purchasers of Convertible Debentures.

NAME OF SELLING HOLDER                                                SHARES(1)                % OF CLASS(2)
----------------------                                                ---------                -------------
Dominion Capital Fund Ltd.                                            3,200,000                     6.84%
Sovereign Partners Ltd. Partnership                                   1,600,000                     3.42%
Canadian Advantage Ltd. Partnership                                     533,333                     1.14%



(1) Assumes conversion of the Convertible Debentures held by such Selling Holders based on the reported closing prices on the Nasdaq SmallCap Market on June 26, 1998 at a 20% discount but does not include additional shares which may be issued for interest (at 6% per annum) earned from date of closing to date of conversion.

(2) Based upon an aggregate of 46,770,175 shares arrived at by adding the aggregate of those shares indicated in column designated "Shares" to those shares issued and outstanding as of June 26, 1998.

     Reference is herewith made to prior Registration Statement on Form S-1 as declared effective May 12, 1998 (Registration No. 333-50065) and in particular the section therein entitled "Selling Holders and Plan of Distribution". In that regard, and as heretofore indicated, and in accordance with Rule 429 under the Securities Act of 1933, an aggregate of an additional 5,950,477 shares of Common Stock are being registered hereunder for issuance against unconverted balance of aggregate principal amount of $5,500,000 in Convertible Debentures issued in March 1998.

     The Selling Holders of the Securities identified above may have sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act, all or a portion of the Convertible Debentures or Securities since the date on which the information in the preceding table is presented. Information concerning the Selling Holders may change from time to time and any such changed information will be set forth in supplements to this Prospectus if and when necessary.

     The sale of the Securities by the Selling Holders may be effected from time to time in transactions on the Nasdaq SmallCap Market System, in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale (a) at fixed prices, which may be changed, (b) at market prices prevailing at the time of sale, (c) at prices related to such prevailing market prices or (d) at negotiated prices. The Selling Holders may effect such transactions by selling the Securities directly to purchasers or to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Holders and/or the purchasers of the Securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Holders and any broker-dealers who act in connection with the sale of the Securities hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Securities as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

     At the time a particular offering of the Securities is made, a Prospectus Supplement, if required, will be distributed, which will set forth the aggregate amount and type of Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with. The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights Agreements among the Registrant and the Selling Holders (the "Registration Rights Agreements"), the Registrant will use reasonable efforts to (i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders who hold a majority in interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date, (B) the date when the Selling Holders may sell all Securities under Rule 144 or (C) the date the Selling Holders no longer own any of the Securities, (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or
(E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Company and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.

     The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Holders. The foregoing may affect the marketability of the Securities.

     Pursuant to the Registration Rights Agreements between the Registrant and each of the Selling Holders all expenses of the registration of the Securities will be paid by the Registrant, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Registrant against certain civil liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection therewith.

                          DESCRIPTION OF CAPITAL STOCK

     The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Registrant's Certificate of Incorporation, as amended and By-Laws, copies of which are incorporated by reference as exhibits to this Registration Statement.

COMMON STOCK

     On December 26, 1997 an amendment to the Certificate of Incorporation with respect to an increase of the number of shares of Common Stock the Registrant is authorized to issue from 30,000,000 to 50,000,000 was filed with the Department of State of the State of New York. Accordingly, the Registrant is authorized to issue up to 50,000,000 shares of Common Stock, par value $.01 per share. The amount of shares of Common Stock of the Registrant issued and outstanding at the close of business on June 26, 1998 was 41,436,842. In addition, the Registrant currently has reserved (i) an aggregate of 5,973,333 shares of Common Stock reserved for issuance upon the conversion of certain convertible debentures issued by the Registrant in June 1998 (assumes conversion based on 20% discount to the closing price on the NASDAQ SmallCap Market on June 26, 1998), (ii) up to an additional 16,426,667 shares of Common Stock to be issued to holders of Convertible Debentures issued in March 1998 upon conversion of outstanding balance of principal amount of Convertible Debentures (assumes conversion based on a 20% discount to the closing price on the NASDAQ SmallCap Market on June 2,
1998); (iii) 1,455,000 shares of Common Stock which may be issued upon the exercise of outstanding options under the Registrant's 1996 Non-Statutory Stock Option Plan (the "1996 Plan"), (iv) 155,000 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the 1996 Plan and (v) 2,000,000 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the 1997 Non-Statutory Stock Option Plan (the "1997 Plan"). Those shares indicated in (iv) and (v) above will only be issued if and when sufficient authorized shares are available therefore.

     All of the issued and outstanding shares of Common Stock are fully paid and non-assessable. The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares so voting will not be able to elect any directors. There is no classification of the Board of Directors. The payment by the Registrant of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Registrant's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Registrant has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. The holders of the Common Stock have no preemptive or conversion rights, and there are no redemption or sinking fund rights with respect to the Common Stock. See "Market Prices and Dividend Policy."

     The number of shares of Common Stock reserved for issuance as indicated in the first paragraph of this subsection exceeds the number of shares currently authorized thereby necessitating corporate action so as to increase the number of authorized shares available for issuance in order for the Company to meet its existing debenture and other commitments. Management of the Company has determined that rather than increase the number of authorized shares from its current authorization of 50,000,000 to a greater number that the Company instead would seek stockholder approval to effectuate a reverse stock split of all currently issued and outstanding securities with those shares of Common Stock canceled as a result of such reverse stock split being utilized as additional authorized but unissued shares, thereby increasing the number of authorized and unissued shares available to meet the commitments referred to herein. A Special Meeting of Stockholders, whereby the Board of Directors having previously unanimously approved this proposal and whereby such Board unanimously recommends shareholder approval thereof, is scheduled to be held in August, 1998.

Promissory Note

     On or about April 28, 1997 an otherwise unaffiliated lender, Trianon Opus One Inc. ("Trianon"), loaned the Company the sum of $2,000,000 bearing interest at the rate of 6% per annum in accordance with the terms and conditions of a certain convertible promissory note due April 28, 1998. In accordance with the terms of such note both principal and interest were convertible into shares of Company Common Stock one year from the date of the note at the higher of 80% of bid price or $2.50 per share on the date of conversion. The note also provided for certain "piggy-back" registration rights and, accordingly, the 850,762 restrictive shares of Company Common Stock issued upon conversion in accordance with the terms of the note are herewith being registered hereunder.

REGISTRATION RIGHTS

     The Convertible Debentures

     The Registrant issued $2,000,000 aggregate principal amount of Convertible Debentures in June of 1998. One Hundred percent of the face amount of such Convertible Debentures is convertible into shares of Common Stock of the Registrant at the earlier of the effective date of a Registration Statement covering the underlying shares of Common Stock or August 14, 1998 at a conversion price equal to 80% of the average closing bid price for the ten trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Registrant on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. Other than on the date of such mandatory conversion provision, the Selling Holder shall not be entitled to convert any amount of Convertible Debentures in excess of that amount upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by the Selling Holder and its affiliates (other than the unconverted Convertible Debentures) and (ii) the number of shares of Common Stock issuable upon conversion of the Convertible Debentures would result in beneficial ownership by the Selling Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock of the Registrant.

     If at any time the number of shares of Common Stock into which the Convertible Debentures may be converted exceeds the aggregate number of shares of Common Stock then registered, the Registrant shall, within ten (10) business days after receipt of written notice from any investor, either (i) amend the registration statement filed by the Registrant, if such registration statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Debenture may be converted, or (ii) if such registration statement has been declared effective by the Securities and Exchange Commission (the "SEC") at that time, file with the SEC an additional registration statement on Form S-1 to register the shares of Common Stock into which the Convertible Debentures may be converted that exceed the aggregate number of shares of Common Stock already registered.

     Pursuant to the Registration Rights Agreements between the Registrant and the Selling Holders, the Registrant is required to file with the SEC, no later than July 15, 1998 a Registration Statement covering a sufficient number of shares of Common Stock for the Selling Holders into which the Convertible Debentures would be convertible. Consequently, the Registrant is filing with the Commission this Registration Statement on Form S-1 (the "Registration Statement"), of which this prospectus is a part, to cover the sale of the Common Stock issuable to the Selling Holders upon conversion of the Convertible Debentures. The Registration Rights Agreements provide that the Registrant shall keep the Registration Statement effective at all times until the earliest (the "Registration Period") of (i) the date that is two years after the Closing Date,
(ii) the date when the Investors may sell all Securities under Rule 144 or (iii) the date the Investors no longer own any of the Securities.

     If the registration statement covering the Securities required to be filed by the Registrant pursuant to the Registration Rights Agreements is not filed by July 15, 1998 or if such Registration Statement is not declared effective within 90 days of the June 15, 1998 closing date (the "Initial Date"), the Registrant shall make payments to the Selling Holders in such amounts and at such times as shall be determined pursuant to the Registration Rights Agreements. In the event a timely filing is not made, the Registrant shall pay the Selling Holder 2% of the face amount of the Convertible Debenture for each 30 day period, or portion thereof after 30 days following the Closing Date that the Registration Statement is not filed. The amount to be paid by the Registrant to the Selling Holders in the event the registration statement is not declared effective within 90 days of the June 15, 1998 closing date shall be determined as of each Computation Date, and such amount shall be equal to two percent (2%) of the purchase price paid by the Selling Holders for the Convertible Debentures pursuant to the

Registration Rights Agreements for the period from the Initial Date to the first Computation Date, and two percent (2%) of the purchase price for each Computation Date thereafter, to the date the Registration Statement is declared effective by the SEC (the "Periodic Amount"). The full Periodic Amount shall be paid by the Registrant in immediately available funds within five business days after each Computation Date. Notwithstanding the foregoing, the amounts payable by the Registrant pursuant to the Registration Rights Agreements shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Selling Holders or their respective counsel.

     "Computation Date" means the date which is the earlier of (i) 35 days after the Registrant is notified by the SEC that the Registration Statement may be declared effective or (ii) one hundred twenty (120) days after the Closing Date and, if the Registration Statement required to be filed by the Registrant pursuant to the Registration Rights Agreements has not therefore been declared effective by the SEC, each date which is thirty (30) days after the previous Computation Date until such Registration Statement is so declared effective.

     The number of shares of Common Stock issuable upon conversion of the Convertible Debentures depends on several factors, including the conversion ratio and the date on which such shares are converted. As of June 26, 1998 if all of the Convertible Debentures (issued in June 1998) were converted based on a 20% discount to the reported closing price on the Nasdaq SmallCap Market on June 26, 1998, the Registrant would be required to issue 5,333,333 shares of Common Stock. Additionally, if the entire balance of the Convertible Debentures heretofore issued in March 1998 were converted based upon a 20% discount on the aforesaid reported closing price, the Registrant would be required to issue an additional 14,666,667 shares of Common Stock, each exclusive of shares which may be issued in exchange for interest earned (at the rate of 6% per annum) from the date of closing through date of conversion.

     Except for the total number of shares to which this Prospectus relates as set forth above, references in this Prospectus to the "number of Shares covered by this Prospectus," or similar statements, and information in this Prospectus regarding the number of Securities issuable to or held by the Selling Holders and percentage information relating to the Securities of the outstanding capital stock of the Registrant, are based, with respect to the Convertible Debentures, upon the fixed conversion ratio set forth in the instruments establishing the rights of the Convertible Debentures and assume that a total of 11,923,810 Securities are issued upon conversion of all Convertible Debentures. See "Selling Holders and Plan of Distribution" and "Description of Capital Stock."

     The Securities are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of the Securities by the Selling Holders. The Common Stock of the Registrant is quoted on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "SRMI". The Securities offered hereby will be sold from time to time at the then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. On June 26, 1998, the last reported sale price of the Common Stock on NASDAQ was $.46875 per share. This Prospectus may be used by the Selling Holders or any broker-dealer who may participate in sales of the Securities covered hereby.

COMMON STOCK RESERVED

     The Registrant is required to reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding Convertible Debentures and exercise of options. The Registrant does not currently have a sufficient number of authorized but unissued shares for such purposes. Accordingly, necessary steps to make available additional authorized but unissued shares are being undertaken. See "Description of Capital Stock--Common Stock", third paragraph.

REGISTRAR AND TRANSFER AGENT

     The registrar and transfer agent for the Registrant's Common Stock is Continental Stock Transfer & Trust Company, New York, New York.

                                  LEGAL MATTERS

The validity of the Securities will be passed upon for the Registrant by Gary B. Wolff, P.C., counsel to the Company.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of the Registrant and its subsidiaries for each of the three years included herein have been included in reliance upon the report of Bederson & Company LLP, independent accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing. As set forth in the report of Bederson & Company LLP, the financial statements of one of the Registrant's subsidiaries for the year ended June 30, 1997 were audited by other auditors whose report was furnished to Bederson & Company LLP. The opinion of Bederson & Company LLP set forth in such report, insofar as it relates to amounts included for that subsidiary, is based solely on the report of the other auditors.

                                    CONTENTS

                                                                                                   PAGE
                                                                                                   ----
Financial Statements for Fiscal Years Ended June 30, 1995 and
 December 31, 1994 and 1993

Independent Auditors' Report                                                                        F-1

Consolidated Balance Sheets                                                                         F-2

Consolidated Statements of Operations                                                               F-3

Consolidated Statements of Stockholders' Equity                                                     F-4

Consolidated Statements of Cash Flows                                                               F-5

Notes to Consolidated Financial Statements                                                      F-6 - F-15

Financial Statements for Fiscal Years Ended
  June 30, 1997 and 1996

Independent Auditors' Report                                                                       F(1)

Consolidated Balance Sheets                                                                        F(2)

Consolidated Statements of Operations                                                              F(3)

Consolidated Statements of Stockholders' Equity                                                    F(4)

Consolidated Statements of Cash Flows                                                              F(5)

Notes to Consolidated Financial Statements                                                     F(6) - F(23)

Financial Statements for Quarter Ended
  December 31, 1997

Consolidated Balance Sheets                                                                        FS-1

Consolidated Statement of Operations                                                               FS-3

Consolidated Statements of Cash Flows                                                              FS-4

Consolidated Statements of Stockholder's Equity                                                    FS-5

Notes to Consolidated Financial Statements                                                         FS-6

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Swissray International, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of Swissray International, Inc., and its subsidiaries, as of June 30, 1995 and December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for the six months ended June 30, 1995 and the years ended December 31, 1994 and 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1995, 1994 and 1993 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Swissray International, Inc., and its subsidiaries, at June 30, 1995 and December 31, 1994 and 1993 and the results of their operations and their cash flows for the six months ended June 30, 1995 and years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles.

                                               BEDERSON & COMPANY LLP


West Orange, New Jersey
September 8, 1995, except for
  Note 24, as to which the date is
  September 20, 1995

                          SWISSRAY INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                        JUNE 30,            DECEMBER 31,
                                                                        --------            ------------
                                                                          1995          1994            1993
                                                                          ----          ----            ----
CURRENT ASSETS:
  Cash                                                               $  2,676,826     $    92,415     $   134,940
  Accounts receivable, net of allowance
    for doubtful accounts of $73,137
    for June 1995, $31,673
    for 1994 and $26,936 for 1993                                       2,840,212         672,046       1,100,761
  Receivables - other                                                      22,138         764,400         136,084
  Inventories                                                           1,492,443       1,453,637       1,247,101
  Prepaid expenses and sundry
    receivables                                                            99,017          58,484         115,079
                                                                     ------------     -----------     -----------
  TOTAL CURRENT ASSETS                                                  7,130,636       3,040,982       2,733,965
                                                                     ------------     -----------     -----------
PROPERTY AND EQUIPMENT                                                    347,699         291,329         243,252
                                                                     ------------     -----------     -----------
OTHER ASSETS:
  Due from stockholders                                                   154,114         137,592          53,872
  Due from officers                                                         4,354            --              --
  Due from affiliates                                                     221,268         226,174         258,778
  Investments                                                                --              --            23,989
  Licensing agreement                                                   4,966,575            --              --
  Patents and trademarks                                                  202,710         202,710         202,710
                                                                     ------------     -----------     -----------
  TOTAL OTHER ASSETS                                                    5,549,021         566,476         539,349
                                                                     ------------     -----------     -----------
TOTAL ASSETS                                                         $ 13,027,356     $ 3,898,787     $ 3,516,566
                                                                     ============     ===========     ===========


                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
  Current maturities of
    long-term debt                                                   $     87,070     $      --       $      --
  Notes payable, banks                                                  2,709,965       2,706,088       2,030,574
  Loan payable                                                            157,375         136,442         114,437
  Accounts payable                                                      2,671,627       1,310,365       1,285,865
  Accrued expenses                                                        280,652         123,971         178,347
  Customer deposits                                                        38,799            --              --
                                                                     ------------     -----------     -----------
  TOTAL CURRENT LIABILITIES                                             5,945,488       4,276,866       3,609,223
                                                                     ------------     -----------     -----------
LONG-TERM DEBT, less
  current maturities                                                      705,035         420,420         336,700
                                                                     ------------     -----------     -----------
STOCKHOLDERS' EQUITY (DEFICIENCY):
  Common stock                                                            120,351          78,501          78,501
  Additional paid-in capital                                           12,719,998       1,911,848       1,911,848
  Accumulated deficit                                                  (6,027,336)     (2,621,191)     (2,424,599)
  Cumulative foreign currency
    translation adjustment                                               (436,180)       (167,657)          4,893
                                                                     ------------     -----------     -----------
TOTAL STOCKHOLDERS'
  EQUITY (DEFICIENCY)                                                   6,376,833        (798,499)       (429,357)
                                                                     ------------     -----------     -----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIENCY)                                                $ 13,027,356     $ 3,898,787     $ 3,516,566
                                                                     ============     ===========     ===========



              The accompanying notes are an integral part of these
                             financial statements.

                          SWISSRAY INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                      SIX MONTHS
                                         ENDED               YEARS ENDED
                                        JUNE 30,             DECEMBER 31,
                                        --------             ------------
                                         1995            1994            1993
                                         ----            ----            ----
NET SALES                            $ 3,806,313     $ 8,617,604     $ 5,989,680
COST OF SALES                          2,484,253       5,362,698       4,181,393
                                     -----------     -----------     -----------
GROSS PROFIT                           1,322,060       3,254,906       1,808,287
                                     -----------     -----------     -----------

OPERATING EXPENSES:
  Salaries - officers                    155,214         275,512         246,563
  Salaries                               734,389       1,127,474         581,902
  Selling                                619,735         507,783         330,772
  Research and development               233,084         103,675         409,939
  General and administrative              55,684         149,061         115,465
  Other operating expenses               453,934         748,157         390,023
  Bad debts                               30,847         223,084            --
  Depreciation and amortization           24,344          40,523          19,414
                                     -----------     -----------     -----------

  TOTAL OPERATING EXPENSES             2,307,231       3,175,269       2,094,078
                                     -----------     -----------     -----------
INCOME (LOSS) BEFORE OTHER INCOME
  (EXPENSES) AND INCOME TAXES           (985,171)         79,637        (285,791)
OTHER INCOME (EXPENSES)               (3,175,644)       (252,117)       (207,912)
                                     -----------     -----------     -----------
LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM                  (4,160,815)       (172,480)       (493,703)
INCOME TAX PROVISION (BENEFIT)          (338,975)         24,112            --
                                     -----------     -----------     -----------
LOSS FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEM           (3,821,840)       (196,592)       (493,703)
  EXTRAORDINARY ITEM - gain on
  extinguishment of debt, net of
  income tax of approximately        $   340,000         415,695            --
                                     -----------     -----------     -----------
NET LOSS                             $(3,406,145)    $  (196,592)    $  (493,703)
                                     ===========     ===========     ===========

LOSS PER COMMON SHARE:
  Loss from continuing operations    $      (.48)    $      (.03)    $      (.06)
  Extraordinary item                         .05            --              --
                                     -----------     -----------     -----------
  NET LOSS                           $      (.43)    $      (.03)    $      (.06)
                                     ===========     ===========     ===========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING            8,017,242       7,850,064       7,850,064
                                     ===========     ===========     ===========



              The accompanying notes are an integral part of these
                              financial statements.

                                                                                                CUMULATIVE
                                                                                                  FOREIGN
                                                                    ADDITIONAL                    CURRENCY
                                             COMMON STOCK             PAID-IN     ACCUMULATED   TRANSLATION
                                         SHARES       AMOUNT          CAPITAL       DEFICIT      ADJUSTMENT        TOTAL
                                         ------       ------          -------       -------      ----------        -----
BALANCE - January 1, 1993,
  as previously                            1,000   $ 673,850      $       --     $  (614,397)    $     --      $   59,453
  reported
Adjustment for pooling
  of interest with
  DMS Industries Inc.                    850,064       8,501        1,307,998     (1,316,499)          --             --
 Adjustment for pooling
   of interest with
   SR Medical AG                       6,999,000    (603,850)         603,850             --           --             --
                                      ----------   ---------      -----------    -----------     ---------     ----------

BALANCE - January 1, 1993,
 as restated                           7,850,064      78,501        1,911,848     (1,930,896)          --          59,453
 For year ended December 31, 1993:
 Foreign currency
   translation adjustment                    --          --               --             --          4,893          4,893
   Net loss for the year                     --          --               --        (493,703)          --        (493,703)
                                      ----------   ---------      -----------    -----------     ---------     ----------
BALANCE - December 31, 1993            7,850,064      78,501        1,911,848     (2,424,599)        4,893       (429,357)
 For year ended
   December 31, 1994:
 Foreign currency
   translation adjustment                    --          --               --             --       (172,550)      (172,550)
   Net loss for the year                     --          --               --        (196,592)          --        (196,592)
                                      ----------   ---------      -----------    -----------     ---------     ----------
BALANCE -
  December 31, 1994                    7,850,064       78,01        1,911,848     (2,621,191)     (167,657)      (798,499)
 For the six months
   ended June 30, 1995:
   Issuance of common stock
     for services                      1,525,000      15,250        3,034,750             --           --       3,050,000
   Issuance of common stock
     for licensing                       660,000       6,600        3,793,400             --           --       3,800,000
     agreement
   Issuance of common stock
     for cash                          2,000,000      20,000        3,980,000             --           --       4,000,000
   Foreign currency
     translation adjustment                  --          --               --              --      (268,523)      (268,523)
   Net loss of the period                    --          --               --      (3,406,145)          --      (3,406,145)
                                      ----------   ---------      -----------    -----------     ---------     ----------
BALANCE - June 30, 1995               12,035,064   $ 120,351      $12,719,998    $(6,027,336)    $(436,180)    $6,376,833
                                      ==========   =========      ===========    ===========     =========     ==========


              The accompanying notes are an integral part of these
                              financial statements.

                          SWISSRAY INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      SIX
                                                                    MONTHS                     YEARS ENDED
                                                                     ENDED                    DECEMBER 31,
                                                                   JUNE 30,                   ------------
                                                                     1995               1994                 1993
                                                                  -------------      -----------       ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                         $(3,406,145)      $  (196,592)      $   (493,703)
  Adjustments to reconcile net loss
    to net cash from operating
    activities:
      Depreciation and amortization                                     24,344            40,523             19,414
      Provision for bad debts                                           30,847           223,084                 --
      Gain on extinguishment of debt                                  (755,695)               --                 --
      Income from investment
        recorded on equity method                                           --                --             (2,931)
      Foreign currency translation                                    (129,282)         (193,378)             8,092
      Operating expenses through
        issuance of common stock                                     3,050,000                --                 --
      (Increase) decrease in operating assets:
        Accounts receivable                                         (2,199,013)          205,631           (137,308)
        Receivables - other                                            742,262          (628,316)           (21,097)
        Inventories                                                    (38,806)         (206,536)          (424,072)
        Prepaid expenses and
          sundry receivables                                           (40,533)           56,595            (57,842)
    Increase (decrease) in operating
      liabilities:
      Accounts payable                                               1,361,262            24,500            993,250
      Accrued expenses                                                 156,681           (54,376)           (99,480)
      Customer deposits                                                 38,799                --                 --
                                                                   -----------        ----------        -----------
  NET CASH USED BY OPERATING ACTIVITIES                             (1,165,279)         (728,865)          (215,677)
                                                                   -----------        ----------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                                (80,714)          (88,600)           (81,898)
  Licensing agreement                                                 (885,571)               --                 --
  Investments in affiliates                                                 --            23,989                 --
  Advances to affiliates                                                 4,906            32,604           (118,239)
                                                                   -----------        ----------        -----------
  NET CASH USED BY INVESTING ACTIVITIES                               (961,379)          (32,007)          (200,137)
                                                                   -----------        ----------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term borrowing                                 2,730,898         2,728,093          2,145,011
  Proceeds from long-term borrowing                                     90,681            83,720                700
  Principal payments of
    short-term borrowing                                            (1,950,393)       (2,030,574)        (1,646,879)
  Issuance of stock for cash                                         4,000,000                --                 --
  Repayments from (advances to)
    stockholder                                                        (16,522)          (83,720)           (53,872)
  Repayments from (advances to) officer                                 (4,354)               --                 --
                                                                   -----------        ----------        -----------
NET CASH PROVIDED BY (USED BY)
  FINANCING ACTIVITIES                                               4,850,310           697,519            444,960
                                                                   -----------        ----------        -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                               (139,241)           20,828             (3,199)
                                                                   -----------        ----------        -----------
NET INCREASE (DECREASE) IN CASH                                      2,584,411           (42,525)            25,947
CASH - beginning of period                                              92,415           134,940            108,993
                                                                   -----------        ----------        -----------
CASH - end of period                                               $ 2,676,826        $   92,415        $   134,940
                                                                   ===========        ==========        ===========


              The accompanying notes are an integral part of these
                              financial statements.

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  JUNE 30, 1995 AND DECEMBER 31, 1994 AND 1993

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              Organization
              The Company was incorporated under the laws of the State of New York on January 2, 1968 under the name "C.G.S. Units, Inc." On May 23, 1994, the Company acquired 100% of the outstanding securities of Direct Marketing Services, Inc., a company incorporated in the State of Delaware on June 3, 1993. On June 6, 1994, the Company merged with Direct Marketing Services, Inc. and the surviving corporation changed its' name to DMS Industries, Inc. DMS Industries, Inc. was principally engaged in the promotion and sales of its proprietary brand of cigarettes on a commission basis. In May of 1995 the Company discontinued its' operations and changed its' name to Swissray International, Inc.

              Principles of Consolidation
              The accompanying consolidated financial statements include the accounts of Swissray International, Inc. (Parent), and its' wholly owned subsidiary SR Medical AG (a Swiss corporation) and the latter's wholly owned subsidiaries Teleray AG (a Swiss Corporation) and SR Medical GmbH (a German corporation). All substantial intercompany transactions and balances have been eliminated in consolidation.

              SR Medical GmbH is not included in the 1993 consolidated financial statements since the Company did not have a majority interest.

              Business Combination and Restatement
              On June 6, 1995, Swissray International, Inc. exchanged 7,000,000 shares of common stock for all of the outstanding shares of SR Medical AG. The merger between Swissray International Inc. and SR Medical AG is considered for accounting purposes to be a recapitalization of SR Medical AG with SR Medical AG as the acquirer. The consolidated financial statements for all periods presented include the accounts of Swissray International, Inc. (from June 6, 1995 thru June 30, 1995), SR Medical AG, Teleray AG and SR Medical GmbH. The stockholders' equity of SR Medical AG has been retroactively restated for the equivalent number of shares received in the merger.

              SR Medical AG (a Swiss corporation) was organized in 1988 and develops, assembles and markets diagnostic x-ray medical equipment.

              Teleray AG (a Swiss corporation) was organized in 1994 and is engaged in research and development activities related to diagnostic x-ray equipment and accessories.

              SR Medical GmbH (a German corporation) is engaged in sales and marketing of diagnostic x-ray medical equipment and accessories.

              Basis of Accounting
              The Company maintains its records on the accrual basis of accounting. Revenues are recognized when the products are delivered and expenses are recorded when incurred.

              Inventories
              Inventories are stated at lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method. Inventory cost include material, labor, and manufacturing overhead.

              Property and Equipment
              Property and equipment including significant betterments, are recorded at cost. Upon retirement or disposal of properties, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Maintenance and repair costs are charged to expense as incurred.

              Depreciation
              Depreciation of property and equipment is provided for over the estimated useful lives of the respective assets. Depreciation is recorded on the declining balance method. The estimated useful lives of each asset category are as follows:

                                                               YEARS
                                                              -------
     Equipment                                                   5
     Office furniture and equipment                            5 - 8
     Leasehold improvements                                      8

              Intangible Assets
              Patents and trademarks are stated at cost less accumulated amortization. Amortization will commence on July 1, 1995 and will be computed by the straight line method over its estimated economic life of 10 years. No amortization expense has been provided for the years ended December 31, 1994 and 1993 and for the six months ended June 30, 1995.

              Licensing agreement is stated at fair value (cost less imputed interest) net of accumulated amortization. Amortization will commence upon the initial sale of the Company's products within the defined territories of the agreement and will be computed by the straight-line method over its estimated economic life of 10 years. No amortization expense has been provided for the for the six months ended June 30, 1995.

              Research and Development
              Cost associated with research, new product development, and product cost improvements are treated as expense when incurred. Research and development cost expended for the for the six months ended June 30, 1995 was $233,084 and for the years ended December 31, 1994 and 1993 were $103,675 and $409,939, respectively.

              Expenses Related to Sales and Issuance of Securities All costs incurred in connection with the sale of the Company's common stock have been capitalized and charged to additional paid-in capital.

              Net Loss Per Common Share
              Loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the periods.

              Foreign Currency Translation
              Assets and liabilities of subsidiaries operating in foreign countries are translated into U.S. dollars using the exchange rate in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included in stockholders' equity, while gains and losses resulting from foreign currency transactions are included in operations.

NOTE 2 - CONCENTRATION OF CREDIT RISK AND RISK ARISING FROM CASH DEPOSITS IN EXCESS OF INSURED LIMITS

              The Company sells its products to various customers primarily in Europe, Asia and Africa. The Company performs ongoing credit evaluations on its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

              The Company maintains its cash balances with major Swiss financial institutions. The cash balances are not insured.

NOTE 3 - RECEIVABLES - OTHER

              Receivables due to the Company from transactions from other than operations are as follows:

                                                                       JUNE 30,               DECEMBER 31,
                                                                     -----------              ------------
                                                                        1995               1994               1993
                                                                     --------           ---------           -------
              Dr. P. Dragonat                                         $ 22,138           $     --             $     --
              Interfinance Investment Co.                                   --            764,400                   --
              Kehrli Medipriy                                               --                 --              136,084
                                                                      --------           --------             -------
                                                                      $ 22,138           $764,400             $136,084
                                                                      ========           ========             ========

NOTE 4 - INVENTORIES

              Inventories are summarized by major classification as follows:

                                                                       JUNE 30,               DECEMBER 31,
                                                                    -----------               ------------
                                                                        1995               1994               1993
                                                                    ----------         ----------           ----------
              Raw materials, parts and
                supplies                                            $  945,257         $  908,476           $  808,044
              Work-in process                                          130,605            114,660              101,010
              Finished goods                                           416,581            430,501              338,047
                                                                    ----------         ---------            ----------
                                                                    $1,492,443         $1,453,637           $1,247,101
                                                                    ==========         ==========           ==========


NOTE 5 - PROPERTY AND EQUIPMENT

              The components of property and equipment are as follows:

                                                                       JUNE 30,               DECEMBER 31,
                                                                      ----------              ------------
                                                                        1995               1994                1993
                                                                      --------           ---------           ---------
              Equipment                                               $140,407           $130,180             $ 80,716
              Office furniture and
                equipment                                              145,840            143,424              138,376
              Leasehold improvement                                    153,964             84,642               51,805
                                                                      --------           --------             --------
                                                                       440,211            358,246              270,897
              Less:   Accumulated
                      depreciation
                      and amortization                                  92,512             66,917               27,645
                                                                      --------           --------             --------
                                                                      $347,699           $291,329             $243,252
                                                                      ========           ========             ========


              Depreciation and amortization expense for the six months ended June 30, 1995 was $24,344 and for the years ended December 31, 1994 and 1993 were $40,523 and $19,414, respectively.

NOTE 6 - DUE FROM STOCKHOLDER

              The Company has made unsecured advances to its' President (a principal stockholder) requiring interest only payments at 6% per annum. These advances are not expected to be repaid within one year. The balance at June 30, 1995 was $154,114, and at December 31, 1994 and 1993 were $137,592 and $53,872, respectively.
              Interest charged the stockholder for the six months ended June 30, 1995 was $4,376, and for the years ended December 31, 1994 and 1993 were $5,744 and $1,616, respectively.

NOTE 7 - DUE FROM OFFICER

              In June of 1995, the Company made an unsecured advance to an officer in the amount of $4,354 requiring interest only payments at 6% per annum.

NOTE 8 - DUE FROM AFFILIATES

              The Company has made non-interest bearing advances to affiliated sales companies as follows:

                                                                       JUNE 30,                  DECEMBER 31,
                                                                                                 ------------
                                                                        1995               1994                1993
                                                                      --------           ---------           ---------
              Swissray SR Medical GmbH,
                Willich                                               $181,519           $159,358             $202,020
              Swissray Medical s.r.o
                Bratislaua                                               4,353             54,802               48,194
              Swissray Medical s.r.o
                Brno                                                    17,784                 --                   --
              Teleray s.r.o
                Bratislaua                                              11,073              9,721                8,564
              Teleray s.r.o. Brno                                        6,539              2,293                   --
                                                                      --------           --------             --------
                                                                      $221,268           $226,174             $258,778
                                                                      ========           ========             ========


              These unsecured advances are due and payable on demand. However, the Company does not anticipate repayment within one year.

NOTE 9 - INVESTMENTS

              The Company owned a 49% interest in Swissray SR Medical GmbH in 1993, and subsequently acquired 100% interest in 1994. The investment was recorded on the equity method in 1993 and for all subsequent periods included in the consolidated financial statements of the Company.

              The Company has made various other investments which are recorded on the equity method. These entities have operated at a loss in excess of equity, therefore the Company is carrying these investments as follows:

                                                                                         COST
                                                                    OWNERSHIP           JUNE 30,             CARRYING
                                                                        %                1995                 VALUE
                                                                        -               -------              --------
              Swissray SR Medical GmbH,
                Willich                                                  34%              $16,892                 $-0-
              Swissray Medical s.r.o.,
                Bratislaua                                               34%                6,757                  -0-
              Swissray Medical s.r.o.,
                Brno                                                     34%                6,757                  -0-
              Teleray s.r.o., Willich                                    49%               28,362                  -0-
              Teleray s.r.o. Brno                                        34%                6,757                  -0-
              Digitec GmbH, Neuss                                        20%               11,484                  -0-
                                                                                          ------                  ----

              TOTAL                                                                       $77,009                 $-0-
                                                                                          =======                 ====


NOTE 10 - LICENSING AGREEMENT

              The Company entered into a licensing agreement in June of 1995 with an unaffiliated individual. The agreement is for an exclusive field-of-use license within the United States and Canada to use the proprietary information, including the patent rights, for certain technology regarding the integration of computer technology with diagnostic x-ray and radiology medical equipment through digital imaging systems. The agreement required a fee of $5,000,000 consisting of $1,200,000 in cash and 660,000 shares of the Company's common stock. The cash payment requirement consisted of $900,000 upon the signing of the agreement and the $300,000 balance due on December 31, 1996. The fee has been discounted at 7.5% for imputed interest of $33,425 resulting in a net capitalized cost of $4,966,575. This agreement is for an indefinite term or until all of the proprietary information becomes public knowledge and the patent rights expire.

NOTE 11 - NOTES PAYABLE - BANK

              The Company has line-of-credit agreements with various Swiss banks aggregating $2,777,575 at June 30, 1995. The line-of-credits are secured by accounts receivable.

     Lines-of-credit are summarized as follows:

Credit Suisse Bank                                             $  905,570
Union Bank                                                      1,741,400
Cantonal Bank of Lucerne                                          130,605
                                                               ----------
                                                               $2,777,575
                                                               ==========

     Notes payable are summarized as follows:

                                                                     JUNE 30,                  DECEMBER 31,
                                                                                               ------------
                                                                     1995                1994               1993
                                                                   -----------        ----------          ----------
Credit Suisse Bank, due on demand, with
  interest at 8% per annum, collateralized
  by accounts receivable                                            $  905,570         $1,127,515         $  829,517

Union Bank, due on demand, with interest
  at 8% per annum, collateralized by
  accounts receivable                                                1,711,255                 --                 --

Cantonal Bank of Lucerne, due on demand,
  with interest at 8% per annum,
  collateralized by accounts receivable                                 93,140          1,578,573          1,201,057
                                                                     ---------         ----------         ----------

                                                                    $2,709,965         $2,706,088         $2,030,574
                                                                    ==========         ==========         ==========


NOTE 12 - LOAN PAYABLE

              The Company has negotiated a 5% demand loan from a private foundation fund. The balance at and June 30, 1995 was and $157,375, and at December 31, 1994 and 1993 was $136,442 and
              $114,437, respectively.

NOTE 13 - LONG-TERM DEBT

              Long-term debt consists of the following:


                                                                     JUNE 30,                  DECEMBER 31,
                                                                                               ------------
                                                                     1995                1994               1993
                                                                   -----------        ----------          ----------
Note payable - licensing agreement, due
December 31, 1996, bearing interest at
7-1/2% per annum (See Note 10.)                                       $281,004           $     --           $     --

Note payable - Carba, AG, due July 1, 1996,
requiring interest only payments at 6% per
annum with no current amortization required                            293,426            229,320            202,020

Note payable - Carbamed-Ruegge Reduktion, due
July 1, 1996, requiring interest only payments
at 6% per annum with no current amortization required                  130,605            114,660            134,680

Note payable - Dr. Zeman-Wiegand Helga, due May 15, 1996,
requires interest only payments at 7% per annum with
no current amortization required                                        87,070             76,440                 --
                                                                      --------           --------           --------
                                                                       792,105            420,420            336,700
Less: Current portion                                                   87,070                 --                 --
                                                                      --------           --------           --------
                                                                      $705,035           $420,420           $336,700
                                                                      ========           ========           ========


              Aggregate maturities of long-term debt are as follows:

         YEAR ENDING
          JUNE 30,
          --------
            1996                                                   $  87,070
            1997                                                     705,035
                                                                   ---------
                                                                   $ 792,105
                                                                   =========

NOTE 14 - COMMON STOCK

              On June 6, 1994, by consent of the majority stockholders, the Company amended its certificate of incorporation to change the number of authorized common shares from 50,000,000 to 15,000,000 of $.01 par value common stock.

              The Company's outstanding shares of common stock of $.01 par value at June 30, 1995 was 12,035,064, and at December 31, 1994 and 1993
              were 7,850,064 shares. The outstanding shares include the retroactive effect given to the June 6, 1995 merger between Swissray International Inc. and SR Medical AG which was recorded as a recapitalization of SR Medical A.G.

NOTE 15 - ISSUANCE OF COMMON STOCK FOR CASH

              The Company issued 2,000,000 shares of common stock for $4,000,000 during the six month period ending June 30, 1995.

NOTE 16 - PENSION PLAN

              The Company, mandated by government regulations, is required to contribute approximately five (5%) percent of eligible, as defined, employees' salaries into a government pension plan. The Company also contributes approximately five (5%) percent of eligible employee salaries into a private pension plan. Total contributions charged to operations for the years ended December 31, 1994 and 1993 were $194,837 and $165,968, respectively, and for the six months ended June 30, 1995 were $96,718.

NOTE 17 - OTHER INCOME (EXPENSES)

                                                                     JUNE 30,                  DECEMBER 31,
                                                                                               ------------
                                                                     1995                1994               1993
                                                                   -----------        ----------          ----------
Miscellaneous income                                               $     4,544          $     320          $   5,141
Interest income -stockholder                                             4,376              5,744              1,616
Foreign currency income                                                 16,158             10,948              4,091
Income (loss) from investments                                         (16,909)           (28,652)             2,931
Consulting fees -related party                                      (3,050,000)                --                 --
Interest expense                                                      (121,987)          (237,013)          (214,631)
Miscellaneous expenses                                                 (11,826)            (3,464)            (7,060)
                                                                   -----------          ---------          ---------
  TOTAL OTHER INCOME (EXPENSES)                                    $(3,175,644)         $(252,117)         $(207,912)
                                                                   ===========          =========          =========

NOTE 18 - INCOME TAXES

              The Company adopted Statement of Financial Accounting Standard 109 ("SFAS"). SFAS 109 provides for an asset and liability approach to accounting for income taxes that require the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

              In estimating future consequences, SFAS 109 generally considers all expected future events other than proposed changes in the tax law or rates prior to enactment.

              For the six months ended June 30, 1995, and for the years ended December 31, 1994 and 1993, there was no provision for deferred federal, state or foreign income taxes because all net operating loss carryforwards are no longer available due to the change in ownership of the Company.

              A reconciliation between the statutory federal income tax rate (34%) and the effective income tax rates based on continuing operations is as follows:

                                                                     JUNE 30,                  DECEMBER 31,
                                                                                               ------------
                                                                     1995                1994               1993
                                                                   -----------        ----------          ----------

Statutory federal income tax (benefit)                             $(1,414,600)          $(58,600)         $(167,800)
State income tax                                                            --                 --                 --
Foreign income tax in excess of (less than)
  domestic rate                                                       (457,760)           (18,973)           (54,307)
Benefit not recognized on operating loss                             1,533,385            101,685            222,107
Valuation allowance                                                         --                 --                 --
                                                                   -----------           --------          ----------
                                                                   $  (338,975)          $ 24,112          $      --
                                                                   ===========           ========          =========

              The income tax related to the extraordinary gain on extinguishment of debt was approximately $340,000 for the six months ended June 30, 1995.

NOTE 19 - EXTRAORDINARY GAIN - EXTINGUISHMENT OF DEBT

              During 1995, the Company extinguished, at a discount, a $1,659,497 note obligation. The transaction resulted in an extraordinary gain of $415,695 ($.05 per share), net of income taxes of approximately $340,000.

NOTE 20 - SUPPLEMENTAL CASH FLOW INFORMATION

              Cash payments for the six months ended June 30, 1995 and for the years ended December 31, 1994 and 1993 include interest of $121,987, $237,013 and $214,631, respectively, and income taxes of $1,025, $24,112 and $-0-, respectively.

              Non-cash operating activities consisted of issuance of common stock for services for the six months ended June 30, 1995 in the amount of $3,050,000.

              Non-cash investing and finance activities for the six months ended June 30, 1995 consisted of the acquisition of a licensing agreement for $4,966,575 for $885,571 in cash, and a note obligation for $281,004 and the issuance of common stock for $3,800,000. Total cash paid was $885,571.

NOTE 21 - SIGNIFICANT CUSTOMER AND GEOGRAPHIC AREAS

              The Company presently has no domestic operations and derives all of its' revenues from its subsidiaries located in Switzerland and Germany. Domestic (Switzerland and Germany) and export sales were as follows:

                                                                  SIX MONTHS
                                                                     ENDED                    YEAR ENDED
                                                                   JUNE 30,                  DECEMBER 31,
                                                                                            -------------
                                                                     1995             1994               1993
                                                                 -----------        ----------         ----------
Switzerland                                                      $1,980,606         $1,165,730         $1,488,839
Germany                                                           1,029,413          2,334,265          2,127,050
Other export sales                                                  796,294          5,117,609          2,373,791
                                                                 ----------         ----------         ----------
                                                                 $3,806,313         $8,617,604         $5,989,680
                                                                 ==========         ==========         ==========

              The following summarizes customers sales in excess of 10% or more of the total revenues:

                                                                  SIX MONTHS
                                                                     ENDED                    YEAR ENDED
                                                                   JUNE 30,                  DECEMBER 31,
                                                                                            -------------
                                                                     1995             1994               1993
                                                                 -----------        ----------         ----------
OEM/Phillips                                                     $  166,660        $3,232,206         $  708,852
SR Medical, GmbH, Bubenreuth                                        340,572           748,495          1,505,051
Belmedtechnika, Minsk                                                    --                --                 --
Rodiay, Solothurn                                                 1,431,705                --                 --
Carbamed, Dattwic                                                        --           913,500          1,350,634

              Sales to the Company's three largest customers for the six months ended June 30, 1995 and years ended December 31, 1994 and 1993 accounted for approximately 51%, 57% and 60% of all revenues, respectively. Sales to the Company's single largest customer for the six months ended June 30, 1995 and years ended December 31, 1994 and 1993 accounted for approximately 38%, 38% and 23% of all revenues, respectively.

              The following summarizes operating profit or (losses) by geographic area:

                                                                  SIX MONTHS
                                                                     ENDED                    YEAR ENDED
                                                                   JUNE 30,                  DECEMBER 31,
                                                                                            -------------
                                                                     1995             1994               1993
                                                                 -----------        ----------         ----------
Switzerland                                                        $(4,095,783)     $(295,805)         $(493,703)
Germany                                                                (65,032)       123,325                 --
                                                                   -----------      ---------          ---------
NET LOSS BEFORE INCOME TAX                                         $(4,160,815)     $(172,480)         $(493,703)
                                                                   ===========      =========          =========

     The following summarizes identifiable assets by geographic area:

                                                                  SIX MONTHS
                                                                     ENDED                    YEAR ENDED
                                                                   JUNE 30,                  DECEMBER 31,
                                                                                            -------------
                                                                     1995             1994               1993
                                                                 -----------        ----------         ----------
Switzerland                                                      $12,513,262         $3,651,518         $3,516,566
Germany                                                              514,094            247,269                 --
                                                                 -----------         ----------         ----------
TOTAL                                                            $13,027,356         $3,898,787         $3,516,566
                                                                 ===========         ==========         ==========

NOTE 22 - COMMITMENTS

              The Company leases various facilities and vehicles under operating lease agreements expiring through November 6, 2002. The facilities lease agreements provide for a base monthly payment of $15,847 per month. Rent expense for the six months ended June 30, 1995 was $148,818 and for the years ended December 31, 1994 and 1993 were $185,459 and $143,140, respectively.

              Minimum annual lease payments under the facilities lease agreements are as follows:

         YEAR ENDING
          JUNE 30,
          --------
            1996                                                       $190,160
            1997                                                        190,160
            1998                                                        190,160
            1999                                                        141,575
            2000                                                        125,380
         Thereafter                                                     229,864

NOTE 23 - RELATED PARTY TRANSACTIONS

              The Company entered into agreements with Berkshire Capital Management Ltd., (Berkshire), a stockholder, whereby Berkshire would render consulting and related services towards and in regards with the acquisition of SR Medical AG and subsidiaries. Berkshire received 1,525,000 shares of the Company's restricted common stock in full payment of service rendered in June of 1995 which were valued at $3,050,000 ($2 per share).

NOTE 24 - SUBSEQUENT EVENT

              On July 7, 1995 the Board of Directors approved the changing of the Company's accounting year from December 31 to a June 30 fiscal year end. All necessary documents have been filed with proper governmental taxing agencies.

              On or about July 7, 1995, the Company commenced litigation against a former officer and director alleging certain misconduct on the part of such officer and seeking monetary compensation as a result thereof. On or about September 15, 1995 such defendant has responded by filing certain affirmative defenses and counter-claims against the Company and others. The time within which to respond to such counter-claims has not expired although it is expected that all material allegations of wrongdoing contained in such counter-claims will be denied in their entirety. Owing to the fact that the litigation has only recently commenced and further owing to the fact that discovery proceedings have not even been scheduled as yet, it is virtually impossible to determine, with any degree of certainty, the final outcome of this litigation although the Company fully expects to prevail on all material aspects of this lawsuit.

              Pursuant to the terms and conditions of an August 31, 1995 Investment Letter for Restricted Securities, the Company sold and issued 200,000 shares of its common stock during September 1995 for $700,000. The Company received $300,000 in September 1995 and the balance of $400,000 due in October 1995.

                     [Letterhead of Bederson & Company LLP]


                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders
Swissray International, Inc.
New York, New York


We have audited the accompanying consolidated balance sheets of Swissray International, Inc., and its subsidiaries, as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Swissray (Deutschland) Rontgentechnik GmbH, a wholly- owned subsidiary, which statements reflect total assets of $437,021 as of June 30, 1997 and total revenues of $1,255,140 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it related to the amounts included for Swissray (Deutschland) Rontgentechnick GmbH, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Swissray International, Inc., and its subsidiaries, at June 30, 1997 and 1996 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                          BEDERSON & COMPANY LLP


                                          /s/ Bederson & Company LLP


West Orange, New Jersey
September 16, 1997
Except for Notes 1, 17, 20,
  22, 23, 25, 27, 29, 30 and
  31, as of March 6, 1998





                                      F(1)

                          SWISSRAY INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 1997 AND 1996
                                     ASSETS

                                                                                             1997             1996
                                                                                       ------------       -------------
                                                                                        (Restated)           (Restated)
CURRENT ASSETS:
  Cash and cash equivalents                                                            $  3,091,307       $  3,252,685
  Accounts receivable, net of allowance for doubtful accounts of
    $148,390 and $109,843                                                                 5,154,794          3,335,679
  Accounts receivable - affiliates                                                           -                  31,533
  Note receivable                                                                            -                 962,500
  Inventories                                                                             3,911,107          2,912,836
  Prepaid expenses and sundry receivables                                                 1,936,138          1,075,681
                                                                                       ------------       ------------
  TOTAL CURRENT ASSETS                                                                   14,093,346         11,570,914
                                                                                       ------------       ------------
PROPERTY AND EQUIPMENT, NET                                                               4,336,617          1,138,282
                                                                                       ------------       ------------
OTHER ASSETS:
  Due from stockholders                                                                      69,587             17,414
  Due from affiliate                                                                         -                 166,384
  Loan receivable                                                                            17,396             20,292
  Accounts receivable - long-term, net of allowance for doubtful account
    of $814,178 and $300,000                                                                240,912          1,038,693
  Licensing agreement, net of accumulated amortization of $869,151 and $372,493           4,097,424          4,594,082
  Patents and trademarks, net of accumulated amortization of $54,941 and $28,001            206,003            220,018
  Capitalized computer software, net of accumulated amortization of $34,512                 317,524             -
  Organization cost, net of accumulated amortization of $2,464 and $978                       5,921              7,407
  Security deposits                                                                          43,728             19,952
  Note receivable - long-term                                                               513,643             -
  Goodwill, net of accumulated amortization of $9,023                                       410,814             -
  Debt issuance costs on convertible debentures, net of accumulated
    amortization of $200,566                                                                435,319             -
                                                                                       ------------       ------------
  TOTAL OTHER ASSETS                                                                      6,358,271          6,084,242
                                                                                       ------------       ------------
TOTAL ASSETS                                                                           $ 24,788,234       $ 18,793,438
                                                                                       ============       ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt                                                 $    243,135      $     511,101
  Notes payable - banks                                                                   3,834,706          2,069,828
  Loan payable                                                                              133,008            156,254
  Accounts payable                                                                        5,336,749          4,186,092
  Accounts payable - affiliates                                                              -                   1,541
  Accrued expenses                                                                        1,401,938          1,135,693
  Customer deposits                                                                         170,436             77,673
  Due to stockholders and officers                                                          139,826             -
                                                                                       ------------       ------------
  TOTAL CURRENT LIABILITIES                                                              11,259,798          8,138,182
                                                                                       ------------       ------------
CONVERTIBLE DEBENTURES                                                                    5,310,559             -
                                                                                       ------------       ------------
LONG-TERM DEBT, less current maturities                                                     524,689             -
                                                                                       ------------       ------------
STOCKHOLDERS' EQUITY:
  Common stock                                                                              196,944            141,851
  Additional paid-in capital                                                             35,780,409         25,642,868
  Accumulated deficit                                                                   (26,855,631)       (14,293,416)
  Accumulated other comprehensive loss                                                   (1,428,534)          (836,047)
                                                                                       ------------       ------------
  TOTAL STOCKHOLDERS' EQUITY                                                              7,693,188         10,655,256
                                                                                       ------------       ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $ 24,788,234       $ 18,793,438
                                                                                       ============       ============

                   The accompanying notes are an integral part
                         of these financial statements.
                                       F(2)

                          SWISSRAY INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       YEARS ENDED JUNE 30, 1997 AND 1996

                                                                      1997               1996
                                                                 ------------        ------------
                                                                  (Restated)           (Restated)
NET SALES                                                        $ 13,151,701        $ 10,899,222

COST OF SALES                                                       8,445,414           5,793,306
                                                                 ------------        ------------

GROSS PROFIT                                                        4,706,287           5,105,916
                                                                 ------------        ------------

OPERATING EXPENSES:
  Officers and directors compensation                                 693,906             612,776
  Salaries                                                          2,059,396           1,829,535
  Selling                                                           1,873,389           1,140,604
  Research and development                                          5,786,158           1,731,502
  General and administrative                                        2,879,257           7,535,759
  Other operating expenses                                          1,645,800           1,098,346
  Bad debts                                                           619,160             491,487
  Depreciation and amortization                                       770,294             526,138
                                                                 ------------        ------------

  TOTAL OPERATING EXPENSES                                         16,327,360          14,966,147
                                                                 ------------        ------------

LOSS BEFORE OTHER INCOME (EXPENSES)
  AND INCOME TAXES                                                (11,621,073)         (9,860,231)

OTHER INCOME (EXPENSES)                                              (443,405)            810,003
                                                                 ------------        ------------

LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEMS                                             (12,064,478)         (9,050,228)

INCOME TAX PROVISION (BENEFIT)                                        110,223            (364,648)
                                                                 ------------        ------------

LOSS FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEMS                                      (12,174,701)         (8,685,580)

EXTRAORDINARY ITEMS, net of income tax
  of approximately $-0- and $343,000                                 (387,514)            419,500
                                                                 ------------        ------------

NET LOSS                                                         $(12,562,215)       $ (8,266,080)
                                                                 ============        ============


LOSS PER COMMON SHARE:
  Loss from continuing operations                                $       (.77)       $       (.67)
  Extraordinary items                                                    (.02)                .03
                                                                 ------------        ------------

  NET LOSS                                                       $       (.79)       $       (.64)
                                                                 ============        ============

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                                               15,817,571          12,974,749
                                                                 ============        ============


                     The accompanying notes are an integral
                       part of these financial statements.

                                      F(3)

                          SWISSRAY INTERNATIONAL, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       YEARS ENDED JUNE 30, 1997 AND 1996

                                                                      Common Stock              Additional
                                                                -------------------------        Paid-in           Accumulated
                                                                  Shares          Amount         Capital             Deficit
                                                                ----------       --------       ----------         -----------
                                                                                                (Restated)         (Restated)
BALANCE - July 1, 1995                                          12,035,064       $120,351       $ 12,719,998        $ (6,027,336)

  COMPREHENSIVE LOSS:
    Net loss for the year                                             --             --                 --            (8,266,080)
    Other comprehensive loss net of taxes $-0-
      foreign currency translation adjustments                        --             --                 --                  --

    TOTAL COMPREHENSIVE LOSS                                          --             --                 --                  --

  Issuance of common stock for cash                              1,100,000         11,000          5,189,000                --
  Stock options exercised for cash                               1,050,000         10,500          2,039,500                --
  Stock options granted for services                                  --             --            6,374,468                --
  Public offering expenses                                            --             --             (680,098)               --
                                                                ----------       --------       ------------        ------------
BALANCE - June 30, 1996                                         14,185,064        141,851         25,642,868         (14,293,416)

  COMPREHENSIVE LOSS:
    Net loss for year                                                 --             --                 --           (12,562,215)
    Other comprehensive loss net of taxes $-0-
      foreign currency translation adjustments                        --             --                 --                  --

    TOTAL COMPREHENSIVE LOSS                                          --             --                 --                  --

  Issuance of common stock for cash                              5,197,759         51,977          7,583,715                --
  Stock options exercised for cash                                 161,000          1,610            115,920                --
  Issuance of common stock in lieu of interest payment              70,610            706            132,244                --
  Beneficial conversion feature of convertible debentures             --             --            1,000,000                --
  Stock options granted as compensation                               --             --               25,000                --
  Stock options granted for services                                  --             --            1,161,462                --
  Purchase of subsidiary for stock                                  80,000            800            119,200                --
                                                                ----------       --------       ------------        ------------

BALANCE - June 30, 1997                                         19,694,433       $196,944       $ 35,780,409        $(26,855,631)
                                                                ==========       ========       ============        ============

                                                                Accumulated
                                                                  Other
                                                               Comprehensive
                                                                   Loss               Total
                                                               -------------        ----------
                                                                                    (Restated)
BALANCE - July 1, 1995                                           $  (436,180)       $  6,376,833
                                                                                    ------------
  COMPREHENSIVE LOSS:
    Net loss for the year                                               --            (8,266,080)
    Other comprehensive loss net of taxes $-0-
      foreign currency translation adjustments                      (399,867)           (399,867)
                                                                                    ------------
    TOTAL COMPREHENSIVE LOSS                                            --            (8,665,947)
                                                                                    ------------
  Issuance of common stock for cash                                     --             5,200,000
  Stock options exercised for cash                                      --             2,050,000
  Stock options granted for services                                    --             6,374,468
  Public offering expenses                                              --              (680,098)
                                                                 -----------        ------------
BALANCE - June 30, 1996                                             (836,047)         10,655,256
                                                                                    ------------
  COMPREHENSIVE LOSS:
    Net loss for year                                                   --           (12,562,215)
    Other comprehensive loss net of taxes $-0-
      foreign currency translation adjustments                      (592,487)           (592,487)
                                                                                    ------------
    TOTAL COMPREHENSIVE LOSS                                            --           (13,154,702)
                                                                                    ------------
  Issuance of common stock for cash                                     --             7,635,692
  Stock options exercised for cash                                      --               117,530
  Issuance of common stock in lieu of interest payment                  --               132,950
  Beneficial conversion feature of convertible debentures               --             1,000,000
  Stock options granted as compensation                                 --                25,000
  Stock options granted for services                                    --             1,161,462
  Purchase of subsidiary for stock                                      --               120,000
                                                                 -----------        ------------

BALANCE - June 30, 1997                                          $(1,428,534)       $  7,693,188
                                                                 ===========        ============



              The accompanying notes are an integral part of these
                              financial statements.
                                      F(4)

                          SWISSRAY INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       YEARS ENDED JUNE 30, 1997 AND 1996

                                                                            1997                 1996
                                                                       ------------          -----------
                                                                         (Restated)           (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                             $(12,562,215)         $(8,266,080)
  Adjustment to reconcile net loss to net
    cash from operating activities:
    Depreciation and amortization                                           770,294              526,138
    Debt issue costs and discount on convertible debentures                 511,125                 --
    Provision for bad debts                                                 552,725              336,706
    Write off of affiliate receivable                                       166,384                 --
    Operating expenses through issuance of stock options                  1,319,412            6,374,468
    Gain on sale of marketable securities                                      --               (762,500)
    (Increase) decrease in operating assets:
      Accounts receivable                                                (1,857,662)          (1,870,866)
      Accounts receivable - affiliates                                       31,533              (31,533)
      Accounts receivable - long-term                                       283,603               22,138
      Inventories                                                          (998,271)          (1,420,393)
      Prepaid expenses and sundry receivables                              (860,457)            (976,664)
    Increase(decrease) in operating liabilities:
      Accounts payable                                                    1,601,074            1,514,465
      Accounts payable - affiliates                                          (1,541)               1,541
      Accrued expenses                                                      266,245              855,041
      Customer deposits                                                      92,763               38,874
                                                                       ------------          -----------

  NET CASH USED BY OPERATING ACTIVITIES                                 (10,684,988)          (3,658,665)
                                                                       ------------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                                  (3,431,375)            (932,066)
  Licensing agreement                                                      (352,036)                --
  Purchase of marketable securities                                            --               (200,000)
  Patents and trademarks                                                    (12,925)             (45,309)
  Goodwill                                                                 (299,837)                --
  Organization cost                                                            --                 (8,385)
  Collection of note receivable                                             448,857                 --
  Security deposits                                                         (23,776)             (19,952)
  Repayments from affiliates                                                   --                 34,592
  Repayment of loan receivable                                                2,896                 --
                                                                       ------------          -----------
  NET CASH USED BY INVESTING ACTIVITIES                                  (3,668,196)          (1,171,120)
                                                                       ------------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term borrowings                                     9,198,821            2,069,828
  Proceeds from long-term borrowings                                        248,987                 --
  Principal payment of short-term borrowings                             (2,093,074)          (2,711,086)
  Principal payments of long-term borrowings                               (442,681)            (281,004)
  Issuance of common stock for cash                                       7,753,222            7,250,000
  Repayment from stockholder and officers                                    87,653              141,054
  Public offering expenses                                                     --               (680,098)
                                                                       ------------          -----------
  NET CASH PROVIDED BY FINANCING ACTIVITIES                              14,752,928            5,788,694
                                                                       ------------          -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                    (561,122)            (383,050)
                                                                       ------------          -----------
NET INCREASE (DECREASE) IN CASH                                            (161,378)             575,859
CASH AND CASH EQUIVALENTS - beginning of period                           3,252,685            2,676,826
                                                                       ------------          -----------

CASH AND CASH EQUIVALENTS - end of period                              $  3,091,307          $ 3,252,685
                                                                       ============          ===========

                     The accompanying notes are an integral
                       part of these financial statements.

                                      F(5)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           ORGANIZATION
           The Company was incorporated under the laws of the State of New York on January 2, 1968 under the name "C.G.S. Units, Inc." On May 23, 1994, the Company acquired 100% of the outstanding securities of Direct Marketing Services, Inc., a company incorporated in the State of Delaware on June 3, 1993. On June 6, 1994, the Company merged with Direct Marketing Services, Inc. and the surviving corporation changed its name to DMS Industries, Inc. DMS Industries, Inc. was principally engaged in the promotion and sales of its proprietary brand of cigarettes on a commission basis. In May of 1995 the Company discontinued its operations and changed its name to Swissray International, Inc.

           PRINCIPLES OF CONSOLIDATION
           The accompanying consolidated financial statements include the accounts of Swissray International, Inc. (Parent), and its wholly-owned subsidiaries SR Medical AG and SR Management AG (both Swiss corporations), Swissray Corporation and Empower, Inc. (both U.S. corporations) and SR Medical AG's wholly-owned subsidiaries Teleray AG (a Swiss Corporation) and Swissray (Deutschland) Rontgentechnik GmbH (a German corporation). All material intercompany transactions and balances have been eliminated in consolidation.

           SR Medical AG (a Swiss corporation) was organized in 1988 and markets and services diagnostic x-ray medical equipment.

           Teleray AG (a Swiss corporation) was organized in 1994 and is engaged in research, development and assembly activities related to diagnostic x-ray medical equipment and accessories.

           Swissray (Deutschland) Rontgentechnik GmbH (a German corporation) was organized in 1988 and is engaged in sales and marketing of diagnostic x-ray medical equipment and accessories. The Company in 1997 changed its name from SR Medical GmbH to Swissray (Deutschland) Rontgentechnik GmbH.

           SR Management AG (a Swiss corporation) was organized in December of 1995 as a service oriented company serving only the other companies within the consolidated group in the areas of consultation, bookkeeping, logistics, and employment services. The Company in 1997 changed its name from SR Finance AG to SR Management AG.

           Swissray Corporation (a U.S. corporation) was organized in November of 1996 and is engaged in sales and marketing of diagnostic x-ray medical equipment and accessories.

           Empower, Inc. (a U.S. corporation) was organized in 1985 and was acquired by Swissray International, Inc. on April 1, 1997. The Company is engaged in the sale of diagnostic x-ray supplies.

           See Note 30 - Subsequent Events

           BUSINESS ACQUISITION
           On April 1, 1997, Swissray International, Inc. exchanged 80,000 shares of common stock at the then quoted market price of $120,000 ($1.50 per share) for all the outstanding shares of Empower, Inc. The consolidated financial statements presented include the accounts of Empower, Inc., from April 1, 1997 (date of acquisition) to June 30, 1997. The acquisition has been accounted for as a purchase. The contract requires the Company to repurchase the 80,000 shares of common stock at $4 per share for a period of one year commencing two years from the date of the contract at the option of the former owner of Empower, Inc.

           BASIS OF ACCOUNTING
           The Company maintains its records on the accrual basis of accounting. Revenues are recognized when the products are delivered and expenses are recorded when incurred.



                                      F(6)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           CERTAIN SIGNIFICANT RISK AND UNCERTAINTIES
           The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during this period. Actual results could differ from those estimates.

           CASH EQUIVALENTS
           The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

           INVENTORIES
           Inventories are stated at the lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method. Inventory costs include material, labor, and overhead.

           PROPERTY AND EQUIPMENT
           Property and equipment including significant betterments, are recorded at cost. Upon retirement or disposal of properties, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Maintenance and repair costs are charged to expense as incurred.

           DEPRECIATION
           Depreciation of property and equipment is provided for over the estimated useful lives of the respective assets. Depreciation is recorded on the straight-line method. The estimated useful lives of each asset category are as follows:

                                                                      Years

                 Automobiles                                           3
                 Equipment                                           5  - 10
                 Office furniture and equipment                      5  - 10
                 Office and leasehold improvements                     10
                 Building                                              40

           INTANGIBLE ASSETS
           Licensing agreement is stated at cost less imputed interest net of accumulated amortization computed on the straight-line method over its estimated economic life of 10 years. Amortization commenced on October 1, 1995 upon the initial sale of the Company's products within the defined territories of the agreement. Amortization expense, for the licensing agreement, for the years ended June 30, 1997 and 1996 was $465,293 and $372,493, respectively.

           Patents and trademarks are stated at cost less accumulated amortization computed on the straight-line method over their estimated economic lives of 10 years. Amortization expense, for patents and trademarks, for the years ended June 30, 1997 and 1996 was $26,940 and $28,001, respectively.

           Capitalized computer software is stated at cost less accumulated amortization computed on the straight-line method over its estimated useful lives of 5 to 8 years. Amortization commenced on January 1, 1997. Amortization expense, for capitalized computer software, for the year ended June 30, 1997 was $34,512. No amortization expense has been provided for the year ended June 30, 1996.

           All costs incurred by the Company in connection with incorporation of subsidiaries have been capitalized and are being amortized over a period of sixty (60) months. Amortization expense, for organization cost, for the years ended June 30, 1997 and 1996 was $1,486 and $978, respectively.


                                      F(7)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           Goodwill has been recorded for the amount of cost in excess of fair value of the net assets of Empower, Inc. which was acquired in a purchase transaction on April 1, 1997. The goodwill is being amortized on a straight-line method over 10 years. Amortization charged to operations amounted to $9,023 for the year ended June 30, 1997. No amortization was charged during the year ended June 30, 1996.

           Debt issuance costs on convertible debentures are stated at cost less accumulated amortization computed on the straight-line method over the period from the date of issuance to the first available conversion date of the respective debenture. Amortization expense, charged to interest, was $200,566 for the year ended June 30, 1997. No amortization was charged during the year ended June 30, 1996.

           The Company reevaluates intangible assets based on expectations of cash flows and operating income to determine whether any potential impairment exists. If necessary, the Company writes down the recorded cost of the intangible asset to the fair value when recorded costs, prior to impairment, are higher.

           ADVERTISING AND PROMOTION
           Advertising and promotion cost are expensed as incurred and included in "Selling Expenses". Advertising and promotion expenses for the years ended June 30, 1997 and 1996 were $781,189 and $740,044, respectively.

           RESEARCH AND DEVELOPMENT
           Costs associated with research, new product development, and product cost improvements are treated as expenses when incurred. Research and development costs expended for the years ended June 30, 1997 and 1996 were $5,786,158 and $1,731,502, respectively.

           DEFERRED INCOME TAXES
           Deferred income taxes are provided on a liability method whereby deferred income tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred income tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred income tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all deferred tax assets will not be realized. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

           EXPENSES RELATED TO SALES AND ISSUANCE OF SECURITIES
           All costs incurred in connection with the sale of the Company's common stock have been capitalized and charged to additional paid-in capital.

           NET LOSS PER COMMON SHARE
           Loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the periods. Convertible debentures, a common stock equivalent, were not included in the computations since the effect would be anti-dilutive.

           RECLASSIFICATIONS
           Certain reclassifications have been made to prior year's financial statements to conform to the June 30, 1997 presentation.

           FOREIGN CURRENCY TRANSLATION
           Assets and liabilities of subsidiaries operating in foreign countries are translated into U.S. dollars using both the exchange rate in effect at the balance sheet date or the historical rate, as applicable. Results of operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included in stockholders' equity, while gains and losses resulting from foreign currency transactions are included in operations.


                                      F(8)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996



NOTE 2 - CONCENTRATION OF CREDIT RISK AND RISK ARISING FROM CASH DEPOSITS IN
           EXCESS OF INSURED LIMITS

           The Company sells its products to various customers primarily in Europe, Asia and Africa. The Company performs ongoing credit evaluations on its customers and generally does not require collateral. Export sales are usually made under letter of credit agreements. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

           The Company maintains its cash balances with major United States, Swiss and German financial institutions. Funds on deposit with financial institutions in the United States are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At June 30, 1997, all funds on deposit in the United States are insured. The cash balances at Swiss and German financial institutions are not insured. At June 30, 1997 and 1996, cash in the amount of $3,021,843 and $3,252,685, respectively, was not insured.

NOTE 3 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

           The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, trade and other accounts receivable, notes receivable, accounts payable, accrued expenses, notes and loans payable, the carrying amounts approximate fair value due to their short term maturities. The amounts shown for long-term receivables also approximate fair value.

           Investments in affiliated companies for which there is no quoted market price are accounted for by the equity method resulting in no carrying value which the Company considers a fair value.

NOTE 4 - ACCOUNTS RECEIVABLE - AFFILIATES

           The Company sells merchandise to affiliated sales companies in the normal course of business. No amounts were due to the Company at June 30, 1997 whereas at June 30, 1996 the amounts due to the Company were $31,533.

NOTE 5 - NOTE RECEIVABLE

           On June 20, 1996 the Company sold marketable securities for a 5% promissory note in the amount of $962,500 originally due on October 20, 1996 of which $100,000 was paid on December 10, 1996. On January 15, 1997, the Company renegotiated the terms of the unpaid balance. A new note in the amount of $862,500 was renegotiated, with interest at 6% cumulative and payable when the note matures on January 1, 2000. At June 30, 1997, principal payments of $348,857 were received leaving a balance due of $513,643. Interest payments were also paid to June 30, 1997.

NOTE 6 - INVENTORIES

           Inventories are summarized by major classification as follows:

                                                             June 30,
                                                   -----------------------------
                                                       1997               1996
                                                   ----------         ----------
         Raw materials, parts and supplies         $2,632,256         $1,854,322
         Work in process                              468,204            853,657
         Finished goods                               810,647            204,857
                                                   ----------         ----------

                                                   $3,911,107         $2,912,836
                                                   ==========         ==========


                                      F(9)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996




NOTE 7  - PREPAID EXPENSES AND SUNDRY RECEIVABLES

             Prepaid expenses and sundry receivables consist of the following:

                                                                             June 30,
                                                                 -----------------------------
                                                                      1997               1996
                                                                 ----------         ----------

         Prepaid expenses, deposits and advance payments         $  681,742         $  258,373
         Insurance claim for fire damage                            352,996               --
         Prepaid and refundable taxes                               888,169            806,138
         Employee loans                                              13,231              1,378
         Interest receivable                                           --                9,792
                                                                 ----------         ----------

                                                                 $1,936,138         $1,075,681
                                                                 ==========         ==========

NOTE 8  - PROPERTY AND EQUIPMENT

             Property and equipment consist of the following:

                                                                            June 30,
                                                                  -----------------------------
                                                                     1997               1996
                                                                  ----------         ----------

         Land and building                                        $3,022,772         $     --
         Equipment                                                 1,223,572          1,031,849
         Office furniture and equipment                              161,223            121,404
         Office and leasehold improvements                           249,160            219,024
                                                                  ----------         ----------
                                                                   4,656,727          1,372,277
         Less:  Accumulated depreciation and amortization            320,110            233,995
                                                                  ----------         ----------
                                                                  $4,336,617         $1,138,282
                                                                  ==========         ==========

             Depreciation and amortization expense, for property and equipment, for the years ended June 30, 1997 and 1996 were $233,040 and $103,176, respectively.

NOTE 9  - DUE FROM STOCKHOLDERS

             The Company has made unsecured advances to its President (a principal stockholder) requiring interest only payments at 6% per annum. The balance at June 30, 1996 was $17,414 and by June 30, 1997 had been repaid. Interest charged the stockholder for the years ended June 30, 1997 and 1996, was $891 and $12,530, respectively.

             The Company also made unsecured advances to its former Chairman of the Board of Directors (a principal stockholder) during the year ended June 30, 1997 requiring interest at 6% per annum. The balance at June 30, 1997 was $69,587. Interest charged to the stockholder for the year ended June 30, 1997 was $3,460.

NOTE 10 - DUE FROM AFFILIATE
             The Company has made non-interest bearing advances to Swissray Medical GmbH, Willich, an affiliated sales company. The balance due to the Company at June 30, 1996 was $166,384, which was written off in 1997.


                                     F(10)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996


NOTE 11 - ACCOUNTS RECEIVABLE - LONG-TERM

             The Company sold merchandise to a customer in 1995. In June 1996, the Company renegotiated payment terms with the customer and agreed that the customer would pay the Company approximately $5,000 to $30,000 per month based on usage of the merchandise for a period of 5 years. The amount due the Company at June 30, 1997 and 1996 was $240,912 and $1,038,693, respectively, after applying a discount for imputed interest and a provision for doubtful collection in the total amount of $814,178 and $300,000, respectively.

NOTE 12 - LICENSING AGREEMENT

             The Company entered into a licensing agreement in June of 1995 with an unaffiliated individual. The agreement is for an exclusive field-of-use license within the United States and Canada to use the proprietary information, including the patent rights, for certain technology regarding the integration of computer technology with diagnostic x-ray and radiology medical equipment through digital imaging systems. The agreement required a fee of $5,000,000 consisting of $1,200,000 in cash and 660,000 shares of the Company's common stock. The cash payment requirement consisted of $900,000 upon the signing of the agreement and the $300,000 balance due on December 31, 1996. The fee has been discounted at 7.5% for imputed interest of $33,425 resulting in a net capitalized cost of $4,966,575. This agreement is for an indefinite term or until all of the proprietary information becomes public knowledge and the patent rights expire.

NOTE 13 - INVESTMENTS

             The Company has made various investments which are recorded on the equity method. These entities have operated at a loss in excess of equity, and therefore, the Company is carrying these investments as follows:

                                                                         June 30, 1997                 June 30, 1996
                                                                 ------------------------      ---------------------------
                                                   Ownership                     Carrying         Carrying
                                                     %             Cost           Value             Cost            Value
                                                   ---------     --------       ---------         --------        -------
         Swissray SR Medical GmbH, Willich             34%       $ 16,892       $    --           $16,892         $   --
         Swissray Medical, s.r.o., Bratislaua          34%          6,757            --             6,757             --
         Swissray Medical, s.r.o., Brno                34%          6,757            --             6,757             --
         Teleray s.r.o., Willich                       49%         38,403            --            28,362             --
         Teleray s.r.o., Brno                          34%          6,757            --             6,757             --
         Digitec GmbH, Neuss                           20%         59,641            --            11,484             --
                                                                  -------         -------         -------
         Total                                                   $135,207       $    --           $77,009         $   --
                                                                 ========       =========         =======         ========

NOTE 14 - NOTES PAYABLE - BANKS

             The Company has negotiated a line-of-credit agreement with the Union Bank of Switzerland dated July 16, 1996 for $376,310, based on the exchange rate in effect on June 30, 1997, for borrowing availability in excess of cash balances on deposit with the bank. The bank is reducing the amount available in excess of the cash on deposit with the bank by $102,630 per month until October of 1997.

             The Company has also negotiated a line-of-credit agreement with the Swiss Bank Corporation for $1,505,240, based on the exchange rate in effect on June 30, 1997.

             Empower, Inc., a subsidiary, has negotiated a line-of-credit agreement with the State Bank of Long Island dated October 21, 1996 with a maximum borrowing base of $450,000 as of June 30, 1997. The maximum borrowing base is reduced in the future by $25,000 per quarter terminating on December 31, 2001.



                                      F(11)

                                           SWISSRAY INTERNATIONAL, INC.
                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                              JUNE 30, 1997 AND 1996




NOTE 14 - NOTES PAYABLE - BANKS (CONTINUED)

             Notes payable are summarized as follows:

                                                                                         June 30,
                                                                                    1997             1996
                                                                                 ----------       ----------

         Union Bank of Switzerland, due on demand, with interest at 8% per annum, collateralized by the cash on deposit at Union Bank of
         Switzerland and accounts receivable. Cash balances on deposit at
         Union Bank of Switzerland at June 30, 1997 and 1996 were
         $2,805,747 and $1,596,200, respectively                                 $1,421,075       $2,069,828

         Swiss Bank Corporation, due on demand, with interest at 5.25% per annum, collaterized by the cash on deposit at Swiss Bank
         Corporation and accounts receivable. Cash balances on deposit at
         Swiss Bank Corporation at June 30, 1997
         were $106,007                                                              695,231             --

         State Bank of Long Island, due on demand, with
         interest at prime plus 2.25%, collateralized by
         the assets of Empower, Inc. and guaranteed by
         the Company Total assets of Empower, Inc.
         were $1,983,502 at June 30, 1997                                           350,000             --

         Cantonal Bank of Lucerne, on demand with three months notice, with interest at 5.25% payable
         quarterly, collateralized by the land and building                       1,368,400             --
                                                                                 ----------       ----------
                                                                                 $3,834,706       $2,069,828

NOTE 15 - LOAN PAYABLE

             The Company has negotiated a 5% demand loan from a private foundation fund. The loan balance payable at June 30, 1997 and 1996 was $133,008 and $156,254, respectively.

NOTE 16 - DUE TO STOCKHOLDERS AND OFFICERS

             In June 1997, the President of the Company (a principal stockholder) made non-interest bearing advances to the Company in the amount of $5,862.

             Prior to the acquisition of Empower, Inc., the president of Empower, Inc. advanced that company funds for operating expenses at 8.25% interest. As part of the acquisition, the Company agreed to continue to pay this obligation. The balance due the stockholder of the Company at June 30, 1997 was $112,013 including unpaid interest of $25,695. Interest payable to the stockholder for the period from April 1, 1997 (date of acquisition) to June 30, 1997 was $2,315.

             An officer of Swissray Corporation made non-interest bearing advances to the subsidiary for operating expenses during 1997. The balance due at June 30, 1997 was $21,951.



                                     F(12)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996





NOTE 17 - CONVERTIBLE DEBENTURES

             Convertible debentures consist of the following:

                                                                                          June 30,
                                                                                     1997              1996
                                                                                 -----------        ----------

         Convertible promissory note dated April 28, 1997 and due April 28,
         1998 with interest at 6% per annum. The principle shall be convertible into common shares one year from the issue date of the note at the greater of eighty (80%) percent of bid price or $2.50 per share on the date of conversion. Interest due on the note shall similarly be paid in common stock at the time
         of conversion                                                           $ 2,000,000        $     --

         Convertible promissory debenture dated May 15, 1997 and due May 15,
         2000 with interest at 6% per annum. The debentures are convertible into common shares at a price equal to eighty (80%) of the average closing bid price for the five (5) trading days preceding the date of conversion. One-half of the debentures are convertible at the earlier of a registration effective date or August 7, 1997. The remainder are convertible 30 days thereafter. Any debenture not so converted is subject to
         mandatory conversion on May 15, 2000                                      2,000,000              --

         Convertible promissory debenture dated June 13, 1997 and due June
         13, 2000 with interest at 6% per annum. The debentures are convertible into common shares at a price equal to eighty (80%) of the average closing bid price for the five (5) trading days preceding the date of conversion. One-half of the debentures are convertible at the earlier of a registration effective date or
         September 13, 1997. The remainder are convertible 30 days
         thereafter. Any debenture not so converted is subject to
         mandatory conversion on June 13, 2000                                     2,000,000              --
                                                                                 -----------        ----------

                                                                                   6,000,000              --

         Less discount due to beneficial conversion features,
           net of accumulated amortization of $310,559                              (689,441)             --
                                                                                 -----------        ----------

                                                                                 $ 5,310,559        $     --
                                                                                 ===========        ==========

             See Note 30 - Subsequent Events


                                     F(13)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996





NOTE 18 - LONG-TERM DEBT

             Long-term debt consists of the following:

                                                                                         June 30,
                                                                                   1997           1996
                                                                                 --------       --------
         Note payable - Edward Coyne, in weekly installments of $817, including principal and interest at 8% per annum, maturing on
         October 9, 2002                                                         $182,617       $   --

         Note payable - Thatcher Company of New York, in monthly
         installments of $855, including principal interest at 10.25%
         per annum, maturing on October 3, 2001, secured by various
         x-ray chemical mixing machines                                            35,623           --

         Note payable - Union Bank of Switzerland, related to the
         acquisition of equipment sold to a customer (see Accounts
         Receivable -Long-Term), in monthly installments of $12,589 with
         imputed interest at 6.0%, expiring on September 30, 2000                 450,417           --

         Capitalized leases related to the acquisition of various
         computer and office equipment in monthly installments over periods ranging up to June 4, 2001 with interest imputed at rates ranging from 9.1% to 28.3%. These leases are secured by
         the specific equipment leased                                             30,747           --

         Note payable - Dr. Zeman-Wiegand Helga,
         due on demand, requires interest only
         payments at 7% per annum with no current
         amortization required                                                     68,420         87,070

         Note payable - Carba, AG, due July 1, 1996, requiring interest only payments at 6% per annum with no current amortization
         required                                                                    --          293,426

         Note payable - Carbamed-Ruegge Reduktion, due July 1, 1996, requiring interest only payments at 6% per annum with no
         current amortization required                                               --          130,605
                                                                                 --------       --------
                                                                                  767,824        511,101
         Less:  Current portion                                                   243,135        511,101
                                                                                 --------       --------
                                                                                 $524,689       $   --
                                                                                 ========       ========

                                      F(14)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996


NOTE 18 - LONG-TERM DEBT (CONTINUED)

             The aggregate long-term debt payment are as follows:

                 Years Ending
                    June 30,
                 ------------
                      1998                                                     $   243,135
                      1999                                                         180,834
                      2000                                                         190,321
                      2001                                                          99,889
                      2002                                                          43,134
                      Thereafter                                                    10,511
                                                                               -----------
                                                                               $   767,824
                                                                               ===========

NOTE 19 - COMMON STOCK

          On March 12, 1997, the Company amended its certificate of incorporation to change the number of authorized common shares from 15,000,000 to 30,000,000 of $.01 par value common shares. See Note 30
          - Subsequent Events.

          The Company's outstanding shares of common stock of $.01 par value at June 30, 1997 and 1996 were 19,694,433 and 14,185,064, respectively.

NOTE 20 - ISSUANCE OF COMMON STOCK FOR CASH

          The Company issued 5,358,759 shares for $7,753,222 (including 161,000 shares for $117,530 issued under stock option plan) for the year ended June 30, 1997 and 2,150,000 shares for $7,250,000 (includes 1,050,000 shares for $2,050,000 issued under stock option plan) for the year ended June 30, 1996.

NOTE 21 - PENSION AND EMPLOYEE BENEFIT PLANS

          The Swiss and Germany Subsidiaries, mandated by government regulations, are required to contribute approximately five (5%) percent of eligible, as defined, employees' salaries into a government pension plan. The subsidiaries also contribute approximately five (5%) percent of eligible employee salaries into a private pension plan. Total contributions charged to operations for the years ended June 30, 1997 and 1996, were $274,009 and $198,722, respectively.

          Effective March 1, 1992, Empower, Inc., a U.S. subsidiary, adopted a qualified 401(k) retirement plan for the benefit of substantially all its employees. Under the plan, employees can contribute and defer taxes on compensation contributed. The subsidiary matches, within prescribed limits, the contributions of the employees. The subsidiary also has the option to make an additional contribution to the plan. The subsidiary's contribution to the plan for the period April 1, 1997 (date of acquisition) to June 30, 1997 was $4,185.

          Effective April 3, 1992, Empower, Inc., a U.S. subsidiary, adopted a "Section 125" employee benefits plan, which is also referred to as a "Cafeteria" plan. The subsidiary pays for approximately 85% of the employees' health coverage and the employee pays approximately 15% of the cost of coverage. With the implementation of the Cafeteria plan, the employees' payments for coverage are on a pre-tax basis. A new employee has only a ninety (90) day waiting period before he or she becomes eligible to participate in the group insurance plan and the Cafeteria plan.


                                      F(15)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996


NOTE 22 - OTHER INCOME (EXPENSES)

                                                             Year Ended June 30,
                                                             -------------------
                                                             1997           1996
                                                           ---------      ---------
         Interest income                                   $  68,950      $ 131,166
         Interest income - stockholder and officer             4,351         12,530
         Foreign currency income                             484,846        377,587
         Miscellaneous income                                  6,833            512
         Loss from investments                              (246,217)          --
         Interest expense                                   (759,853)      (193,930)
         Interest expense - stockholder                       (2,315)          --
         Licensing income                                       --          482,138
                                                           ---------      ---------

         TOTAL OTHER INCOME (EXPENSES)                     $(443,405)     $ 810,003
                                                           =========      =========

NOTE 23 - INCOME TAXES

             Deferred income tax assets as of June 30, 1997 and 1996 of $7,122,142 and $4,499,614, respectively, as a result of net operating losses, have been fully offset by valuation allowances. The valuation allowances have been established equal to the full amounts of the deferred tax assets, as the Company is not assured that it is more likely than not that these benefits will be realized.

             A reconciliation between the statutory United States corporate income tax rate (34%) and the effective income tax rates based on continuing operations is as follows:

                                                                Year Ended June 30,
                                                           ----------------------------
                                                              1997             1996
                                                           -----------      -----------
         Statutory federal income tax (benefit)            $(4,101,913)     $(3,077,078)
         State and foreign income tax                           79,296             --
         Foreign income tax (benefit) in
           excess of domestic rate                             509,203         (325,715)
         Benefit not recognized on operating loss              114,233             --
         Valuation allowance                                 2,622,528        3,038,145
         Permanent, timing and other differences               886,886             --
                                                           -----------      -----------

                                                           $   110,223      $  (364,648)
                                                           ===========      ===========

          Net operating loss carryforwards at June 30, 1997 were approximately as follows:

                   United States (expiring through June 30, 2012)         $12,300,000
                   Switzerland (expiring through June 30, 2007)            15,200,000
                                                                          -----------
                                                                          $27,500,000
                                                                          ===========

          The income tax related to the extraordinary gain on sale of marketable securities was approximately $343,000 for the year ended June 30, 1996.

          No income tax benefit has been recognized related to the extraordinary loss incurred as a result of fire damage for the year ended June 30, 1997.


                                      F(16)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996





NOTE 24 - EXTRAORDINARY ITEMS

             In June of 1996, the Company sold marketable securities for $962,500, at a cost of $200,000, resulting in an extraordinary gain of $419,500 ($.03 per share), net of income taxes of approximately $343,000.

             On April 12, 1997, the Company sustained significant fire damage at a leased production and office facility in Hochdorf, Switzerland, resulting in an extraordinary loss, net of insurance proceeds, of $387,514 ($.02) per share), net of income taxes of $-0-.

NOTE 25 - SUPPLEMENTAL CASH FLOW INFORMATION

             Cash payments for the years ended June 30, 1997 and 1996, include interest of $122,427 and $193,930, respectively, and income taxes of $56,562 and $-0-, respectively.

             NON-CASH OPERATING ACTIVITIES
             In April of 1997, the Company issued options to an officer under the 1996 non-statutory stock option plan. The excess of the then quoted market price over the option price has been recorded as additional compensation amounting to $25,000.

             For the years ended June 30, 1997 and 1996, the Company issued options to various individuals and companies for services rendered under the 1996 non-compensation stock option plan. The excess of the fair value over the option price has been charged to operations in the amounts of $1,161,462 and $6,374,468, for the years ended June 30, 1997 and 1996, respectively.

             During 1997, the Company issued 70,610 shares of common stock in the amount of $132,950 in lieu of interest payments due on convertible debentures.

             NON-CASH INVESTING AND FINANCING ACTIVITIES
             For the year ended June 30, 1996 the Company received a note receivable for $962,500 from the sale of marketable securities. No cash was received.

             On April 1, 1997, the Company acquired a subsidiary through the issuance of 80,000 shares of common stock at the then quoted market price of $120,000 ($1.50 per share). This transaction was accounted for as a purchase.

             On May 15, 1997 and June 13, 1997, the Company issued convertible promissory debentures which were convertible into common shares at a price equal to eighty (80%) of the average closing bid price for the five (5) trading days preceding the date of the conversion. A beneficial conversion feature of $1,000,000 was charged to additional paid-in capital and is being amortized over the period from the date of issuance to the first available conversion date of the respective debenture.

NOTE 26 - STOCK OPTIONS
             The Board of Directors, on January 30, 1996, adopted a non-statutory stock option plan and reserved 3,000,000 shares for issuance to eligible full and part-time employees, officers, directors and consultants. Options are non-transferrable and are exercisable during a term of not more than ten (10) years from the grant date. The options are issuable in such amounts and at such prices as determined by the Board of Directors, except that each option price of each grant will not be less than twenty (20%) percent of the fair value of such shares on the date the options are granted.


                                      F(17)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996


NOTE 26 - STOCK OPTIONS (CONTINUED)

             The following table summarizes the non-statutory stock options outstanding as of June 30, 1997.

                                         Option         Grant
                                        Price Per      Date Fair       Options        Options         Options
                  Date Granted            Share         Value          Granted        Exercised      Outstanding
              -----------------         ---------      ---------       ---------     ----------      -----------
               March 11, 1996             $1.00         $4.81             50,000         50,000          -
               March 11, 1996              2.00          4.81          2,000,000      1,000,000       1,000,000
               July 22, 1996                .73          3.63            200,000        151,000          49,000
               January 24, 1997            4.00          2.47            125,000         -              125,000
               January 24, 1997            3.50          2.47            150,000         -              150,000
               April 4, 1997               1.00          1.38             50,000         -               50,000
               June 13, 1997                .73          2.87            270,000         10,000         260,000
                                                                       ---------      ---------       ---------
                                                                       2,845,000      1,211,000       1,634,000
                                                                       =========      =========       =========

             The Company has also issued other stock options as follows:

                                          Option        Grant
                                        Price Per      Date Fair       Options        Options         Options
                  Date Granted            Share         Value          Granted        Exercised      Outstanding
               -----------------        ---------      ---------       --------       ---------      -----------
               September 20, 1995         $6.50          $6.50           200,000         -              200,000
               June 8, 1996                5.00           6.32           100,000         -              100,000
               May 16, 1996                4.75           6.76            35,000         -               35,000
                                                                      ----------     ----------      ----------
                                                                         335,000         -              335,000
                                                                      ==========     ==========      ==========

NOTE 27 - SIGNIFICANT CUSTOMER AND GEOGRAPHIC AREAS

             The Company derives all of its revenues from its subsidiaries located in the United States, Switzerland and Germany. Sales by geographic areas for the years ended June 30, 1997 and 1996 were as follows:

                                                                             1997         1996
                                                                         -----------    ---------

               United States                                             $ 2,000,608   $        -
               Switzerland                                                 2,184,161     2,002,374
               Germany                                                     1,393,072     4,976,503
               Other export sales                                          7,573,860     3,920,345
                                                                         -----------   -----------
                                                                         $13,151,701   $10,899,222
                                                                         ===========   ===========

             The following summarizes customers sales in excess of 10% or more of the total revenues for the years ended June 30, 1997 and 1996:

                                          1997            1996
                                      ----------      ----------
         Largest customers:
           Sales                      $4,288,697      $4,499,893
           Percentage                         33%             41%
           Number of customers                 2               3

         Single largest customer:
           Sales                      $2,389,613      $1,603,631
           Percentage                         18%             15%



                                      F(18)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996




NOTE 27 - SIGNIFICANT CUSTOMER AND GEOGRAPHIC AREAS (CONTINUED)

             The accounts receivable balance at June 30, 1997 from the two largest customers amounted to approximately $1,150,800 representing approximately 22% of total trade accounts receivable with the single largest customer balance of approximately $835,700 representing approximately 16% of total trade receivables. The accounts receivable balance at June 30, 1996 from the three largest customers amounted to approximately $1,650,000 representing approximately 48% of total trade accounts receivable with the single largest customer balance of approximately $1,500,000 representing approximately 44% of total trade accounts receivable.

             The following summarizes operating losses before provision for income tax by geographic areas for the years ended June 30, 1997 and 1996:

                                                       1997             1996
                                                  ------------      -----------
         United States                            $   (175,254)     $      --
         Switzerland                               (11,555,827)      (8,986,555)
         Germany                                      (333,397)         (63,673)
                                                  ------------      -----------
                                                  $(12,064,478)     $(9,050,228)
                                                  ============      ===========

             The following summarizes identifiable assets by geographic area:

                                                              June 30,
                                                   ----------------------------
                                                          1997            1996
                                                   -----------     -----------
         United States                             $ 2,028,307     $      --
         Switzerland                                22,011,388      18,129,362
         Germany                                       748,539         664,076
                                                   -----------     -----------
                                                   $24,788,234     $18,793,438
                                                   ===========     ===========

NOTE 28 - COMMITMENTS

             The Company leases various facilities and vehicles under operating lease agreements expiring through September 2002. The Company has excluded all vehicle leases in the schedule below because they are deemed to be immaterial. The facilities lease agreements provide for a base monthly payment of $20,767 per month. Rent expense for the years ended June 30, 1997 and 1996 was $297,926 and $242,658, respectively.

             Future minimum annual lease payments, based on the exchange rate in effect on June 30, 1997, under the facilities lease agreements are as follows:

                  Year Ended
                    June 30,
                  ----------
                     1998                                   $249,212
                     1999                                    179,612
                     2000                                    165,512
                     2001                                    110,869
                     2002                                     98,525
                     Thereafter                               24,631


                                     F(19)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996




NOTE 28 - COMMITMENTS (CONTINUED)

             On January 1, 1996, the Company entered into a long-term purchase agreement with a major vendor to supply the camera module for a product the Company sells. At June 30, 1997, future minimum payments under this contract, which is cancelable with four months notice, are as follows:

                  Years Ending
                     June 30,
                  -------------
                        1998                                $ 4,337,130
                        1999                                  5,250,210
                        2000                                  1,902,250
                                                            -----------
                        Total minimum contract payments     $11,489,590
                                                            ===========

             The Company's total purchases under this agreement was $1,534,646 for the year ended June 30, 1997.

NOTE 29 - LITIGATION

             On or about July 7, 1995, the Company commenced litigation against a former officer and director of a corporate predecessor alleging certain improprieties on the part of such officer and seeking monetary compensation as a result thereof. Such defendant responded (in September 1995) by filing certain affirmative defenses and counterclaims against the Company and others and subsequently brought (together with certain of his family members) an action against the Company in the same court which action raised issues and claims substantially similar to those raised in the aforesaid counterclaims. The two actions were assigned to the same judge and the Company moved successfully to dismiss both the counterclaims and the second action. Leave to replead both claims were granted and amended counterclaims and an amended complaint were served and filed and the Company again successfully moved to dismiss both pleadings. Following the most recent dismissal, counsel for the Company and the aforesaid former officer entered into settlement discussions. Both the Company and defendant have dismissed all claims and counter claims against each other.

NOTE 30 - SUBSEQUENT EVENTS

             From July 1997 to February 1998, 169,000 non-statutory stock options were exercised for $123,370 ($.73 per share).

             On July 31, 1997, the Company issued $4,262,500 of 7% convertible debentures in exchange for $4,262,500 (including interest of $262,500) of 6% convertible debentures dated May 15, 1997 and June 13, 1997. (See Note 17 - Convertible Debentures.) The Company did not receive any cash proceeds from this transaction. The debentures, due July 31, 2000, are convertible into common shares at a price equal to eighty (80%) of the average closing bid price for the five (5) trading days preceding the date of conversion. One-half of the debentures are convertible at the earlier of a registration effective date or September 14, 1997. The remainder are convertible 30 days thereafter. Any debenture not so converted is subject to mandatory conversion on July 31, 2000.

             On August 19, 1997, the Company issued $5,000,000 of convertible debentures due August 19, 2000 with interest at 6% per annum. The debentures are convertible into common shares at a price equal to eighty (80%) of the average closing bid price for the five (5) trading days preceding the date of conversion. One-half of the debentures are convertible at the earlier of a registration effective date or November 3, 1997. The remainder are convertible 30 days thereafter. Any debenture not so converted is subject to mandatory conversion in August 19, 2000. The Company received cash proceeds of $4,293,750, net of related costs of $706,250.



                                      F(20)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996


NOTE 30 - SUBSEQUENT EVENTS (CONTINUED)

             On or about October 15, 1997, the Company and Swissray Healthcare, Inc. were served with a complaint by a company engaged in the business of providing services related to imaging equipment alleging benefit from breach of fiduciary and contractual duties and misappropriation of trade secrets by certain former employees of such competitor. Such company also obtained a preliminary injunction and a temporary restraining order against the Company and Swissray Healthcare, Inc. On November 10, 1997, the preliminary injunction and the temporary restraining order were vacated. The Company denies the allegations, intends to vigorously defend the litigation, and believes the ultimate outcome thereof will not have a material adverse effect upon the Company's results of operations or financial position. The Company believes that the complaint is without merit.

             On October 17, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of Service Support Group, LLC (SSG) located in Gig Harbor, Washington pursuant to an asset purchase agreement. SSG is in the business of selling diagnostic imaging equipment and related services in markets on the West Coast of the United States. The purchase price consisted of (1) cash in the amount of $621,892, (2) 333,333 shares of the Company's common stock, (3) an amount equal to fifty percent of certain accounts receivable net of certain accounts payable and (4) the assumptions of certain other liabilities. As a result of these transactions, the Company recorded goodwill of approximately $2,000,000. The contract requires the Company to repurchase the 333,333 common shares at $4.50 per share during the period June 30, 1998 to April 17, 1999 at the option of the former owners of SSG.

             Between November 26, 1997 and December 11, 1997, the Company issued $5,848,285 of 8% convertible debentures, due twenty-four (24) months from the date of issuance. The Company received cash proceeds in the amount of $3,000,000 net of related costs of $690,000. The Company refinanced $1,850,000 of the August 19, 1997 debentures (including accrued interest) with the remaining $2,158,285 in debentures. The debentures are convertible into common shares at a price equal to seventy-five (75%) of the average closing bid price for the five (5) trading days preceding the date of conversion. Twenty-five percent (25%) of the debentures are convertible at the earlier of a registration effective date or March 21, 1998. The remainder are convertible in additional twenty-five percent (25%) portions every 30 days thereafter. Any debenture not so converted is subject to mandatory conversion twenty-four (24) months from the date of issuance.

             On December 18, 1997, the United States Food and Drug Administration approved the Add On-Multi-System for marketing in the United States.

             On December 18, 1997, the Company entered into employment agreements ranging in term from three to five years with various management employees of the Company.

             On December 26, 1997, the Company amended its certificate of incorporation to change the number of authorized common shares from 30,000,000 to 50,000,000 of $.01 par value common shares.

             The Company, on December 23, 1997, adopted a 1997 non-statutory stock option plan and reserved 2,000,000 shares for issuance to eligible full and part-time employees, officers, directors and consultants. Options are non-transferrable and are exercisable during a term of not more than ten (10) years from the grant date. The options are issuable in such amounts and at such prices as determined by the Board of Directors, except that each option price of each grant will not be less than the fair market value of such shares on the date the options are granted.

             Effective February 4, 1998, the Company restructured its Swiss operations. A newly formed company, Teleray Research and Development AG, was founded as a spin-off of the development department of Teleray AG. SR Medical AG, a wholly-owned subsidiary of the Company which was renamed SR Medical Holding AG, sold all of the assets and liabilities of the sales and service department to Teleray AG, a wholly-owned subsidiary of the Company which was renamed SR Medical AG.

             On February 11, 1998, the Company signed a letter of intent with E.M. Parker, Inc. for the sale of Empower, Inc.'s film and x-ray accessories business. The terms of the transaction are currently being negotiated and the Company expects to complete the transaction during the current fiscal year.

                                      F(21)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996






NOTE 31 - RESTATEMENT

          The accompanying financial statements have been restated to properly record the accounting treatment of certain beneficial conversion features and debt issuance costs of convertible debentures issued during the year ended June 30, 1997 and the accounting for the value of stock options granted during the years ended June 30, 1997 and 1996.

          The effect of such restatements on the Company's 1997 and 1996 financial statements follow:

                                                              1997                                             1996
                                         ---------------------------------------------      ---------------------------------------
                                              As                              As             As                              As
                                           Reported     Adjustments       Restated        Reported      Adjustments       Restated
                                           --------     -----------       --------        --------      -----------       --------
         Balance Sheet Adjustments:
           Assets                        $ 24,352,915   $   435,319     $ 24,788,234    $18,793,438$           --     $ 18,793,438
           Liabilities                     17,784,487      (689,441)      17,095,046       8,138,182           --        8,138,182
           Stockholders' equity             6,568,428     1,124,760        7,693,188      10,655,256           --       10,655,256

         Statement of Operations
           Adjustments:
             Operating expenses          $ 15,165,898   $ 1,161,462     $ 16,327,360    $  8,591,679    $ 6,374,468   $ 14,966,147
             Other income (expenses)           67,720      (511,125)        (443,405)        810,003           --          810,003
             Loss from operations         (10,502,114)   (1,672,587)     (12,174,701)     (2,311,112)    (6,374,468)    (8,685,580)
             Net loss                     (10,889,628)   (1,672,587)     (12,562,215)     (1,891,612)    (6,374,468)    (8,266,080)

             Net loss per common share   $       (.69)  $      (.10)    $       (.79)   $       (.15)   $      (.49)  $       (.64)


             Stockholders' equity has been restated to reflect the following:

                                                                       Additional      Accumulated
                                                                     Paid-in Capital     Deficit
                                                                     ---------------  -------------

           As originally reported, June 30, 1996                     $ 19,268,400      $ (7,918,948)
           Value of stock options granted                               6,374,468        (6,374,468)
                                                                     ------------      ------------

           As restated, June 30, 1996                                $ 25,642,868      $(14,293,416)
                                                                     ============      ============


         As originally reported, June 30, 1997                       $ 26,608,594      $(18,808,576)
         Effect of 1996 restatement                                     6,374,468        (6,374,468)
                                                                     ------------      ------------

                                                                       32,983,062       (25,183,044)

         Beneficial conversion feature                                  1,000,000          (310,559)
         Debt issuance cost                                               635,885          (200,566)
         Value of stock options granted                                 1,161,462        (1,161,462)
                                                                     ------------      ------------

                                                                     $ 35,780,409      $(26,855,631)
                                                                     ============      ============


                                     F(22)

                          SWISSRAY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996



NOTE 32 - UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

             The following unaudited proforma condensed combined statements of operations for the years ended June 30, 1997 and 1996 give retroactive effect of the acquisition of Empower, Inc. on April 1, 1997, which has been accounted for as a purchase. The unaudited proforma condensed combined statements of operations give retroactive effect to the foregoing transaction as if it had occurred at the beginning of each year presented. The proforma statements do not purport to represent what the Company's results of operations would actually have been if the foregoing transactions had actually been consummated on such dates or project the Company's results of operations for any future period or date.

             The proforma statements should be read in conjunction with the historical financial statements and notes thereto.

                           SWISSRAY INTERNATIONAL, INC
          UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997

                                                      Swissray                                             Proforma
                                                 International, Inc.    Empower, Inc.   Adjustments       As Adjusted
                                                 -------------------   -------------   ------------      ------------

         Revenues                                  $ 11,133,745        $ 8,071,824      $   --           $ 19,205,569

         Loss before
           extraordinary
           items                                   $(12,115,767)       $  (235,736)     $(36,000)(1)     $(12,387,503)

         Net loss                                  $(12,503,281)       $  (235,736)     $(36,000)(1)     $(12,775,017)

         Loss per share                                                                                  $       (.80)

         Weighted average number
           of shares outstanding                                                                           15,877,571


                          SWISSRAY INTERNATIONAL, INC.
          UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1996

                                                      Swissray                                            Proforma
                                                   International, Inc.  Empower, Inc.  Adjustments       As Adjusted
                                                   -------------------  -------------  -----------       -----------
         Revenues                                  $ 10,899,222         $8,813,949     $   --           $ 19,903,871

         Income (loss) before
           extraordinary
           items                                   $ (8,685,580)        $   30,536     $(36,000)(1)     $ (8,691,044)

         Net income (loss)                         $ (8,266,080)        $   30,536     $(36,000)(1)     $ (8,271,544)

         Loss per share                                                                                 $       (.63)

         Weighted average number
           of shares outstanding                                                                          13,054,749

        (1)  Adjustment to record amortization of goodwill



                                      F(23)

                           SWISSRAY INTERNATIONAL INC.
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                                            March 31,                     June 30,
                                                                              1998                          1997
                                                                           ----------------------------------------
                                                                           Unaudited)                    (Restated)
CURRENT ASSETS
Cash and cash equivalents                                                  $ 2,298,625                  $ 3,091,307
Accounts receivable, net of allowance for doubtful
accounts of $ 92,276 (March 1998) and $ 148,390 (June 1997)                  3,294,331                    5,154,794
Inventories                                                                  8,446,340                    3,911,107
Prepaid expenses and sundry receivables                                      2,223,234                    1,936,138
                                                                           ----------------------------------------
Total Current Assets                                                        16,262,530                   14,093,346
                                                                           ----------------------------------------
PROPERTY AND EQUIPMENT, at cost, net of accumulated depreciation
of $ 520,334 (March 1998) and $ 320,110 (June 1997)                          5,641,600                    4,336,617
                                                                           ----------------------------------------
OTHER ASSETS
Due from stockholders                                                              351                       69,587
Loan receivable                                                                 19,974                       17,396
Accounts receivable - long-term, net of allowance of $ 781,216
(March 1998) and $ 814,178 (June 1997) for doubtful account                    152,378                      240,912
Licensing agreement, net of accumulated amortization of                      3,724,931                    4,097,424
$ 1,241,644 (March 1998) and $ 869,151 (June 1997)
Patents and trademarks, net of accumulated amortization of                     226,615                      206,003
$ 75,459 (March 1998) and $ 54,941 (June 1997)
Capitalized computer software, net of accumulated amortization of              443,196                      317,524
$ 93'599.17 (March 1998) and $ 34,512 (June 1997)
Organisation cost, net of accumulated amortization of                            4,900                        5,921
$ 3,485 (March 1998) and $ 2,464 (June 1997)
Security deposits                                                               59,920                       43,728
Note receivable - long-term                                                    513,643                      513,643
Goodwill, net of accumulated amortization of $ 88,843 (March 1998
and $ 9,023 (June 1997)                                                      2,264,269                      410,814
Debt issuance costs on convertible debentures, net of accumulated
amortization of $ 694,989 (March 1998) and $ 200,566 (June 1997)               610,011                   435,319.00
                                                                           ----------------------------------------
TOTAL OTHER ASSETS                                                           8,020,189                    6,358,271
                                                                           ----------------------------------------
Total Assets                                                               $29,924,319                  $24,788,234
                                                                           ========================================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt              $     76,496         $    243,135
Notes payable - banks                                2,031,760            3,834,706
Notes payable - short-term                               5,185                 --
Loan payable                                           127,875              133,008
Accounts payable                                     6,694,178            5,336,749
Accrued expenses                                     1,490,275            1,401,938
Customer deposits                                         --                170,436
Due to stockholders and officers                          --                139,826
                                                  ---------------------------------
TOTAL CURRENT LIABILITIES                           10,425,769           11,259,798
                                                  ---------------------------------

CONVERTIBLE DEBENTURES                              12,473,285            6,000,000
Conversion Benefit                                  (1,041,084)            (689,441)
                                                  ---------------------------------
Net Convertible Debentures                          11,432,201            5,310,559
                                                  ---------------------------------

LONG-TERM DEBT, less current maturities                918,343              524,689
                                                  ---------------------------------
STOCKHOLDERS' EQUITY
Common stock                                           291,956              196,944
Additional paid-in capital                          49,171,682           35,780,409
Accumulated deficit                                (41,454,466)         (26,855,631)
Accumulated other comprehensive loss                  (861,167)          (1,428,534)
                                                  ---------------------------------
TOTAL STOCKHOLDERS' EQUITY                           7,148,006            7,693,188
                                                  ---------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 29,924,319         $ 24,788,234
                                                  =================================

                                                     SWISSRAY INTERNATIONAL INC.
                                                CONSOLIDATED STATEMENT OF OPERATIONS

                                                                         Nine Month Ended                   Three Month Ended
                                                                             March 31,                          March 31,
                                                                    ---------------------------------------------------------------
                                                                       1998              1997              1998            1997
                                                                                       Revised
                                                                    (Unaudited)       (Unaudited)      (Unaudited)      (Unaudited)
NET SALES                                                           $ 17,800,994     $  9,117,390     $  6,498,416     $  3,044,971

COST OF SALES                                                         13,921,137        4,901,693        5,330,190        1,883,445
                                                                    ---------------------------------------------------------------
GROSS PROFIT                                                           3,879,857        4,215,697        1,168,226        1,161,526
                                                                    ---------------------------------------------------------------
OPERATING EXPENSES
Officers and directors compensation                                      384,824          388,043          134,277          107,713
Salaries                                                               3,260,232        1,599,868        1,333,463          491,983
Selling                                                                2,396,089          869,710          721,891          312,966
Research and development                                               2,185,855        2,297,965          763,373          460,132
General and administrative                                             1,610,038        1,598,460          726,440          373,361
Other operating expenses                                               1,110,008        1,172,798          845,610          296,714
Bad debts                                                                (24,536)            --                510             --
Depreciation and amortization                                            684,627          556,648          247,981          200,712
                                                                    ---------------------------------------------------------------
TOTAL OPERATING EXPENSES                                              11,607,137        8,483,492        4,773,545        2,243,581
                                                                    ---------------------------------------------------------------
LOSS BEFORE OTHER INCOME (EXPENSES)
  AND INCOME TAXES                                                    (7,727,280)      (4,267,795)      (3,605,319)      (1,082,055)

Other income (expenses)                                                 (799,202)         235,466         (955,347)         339,699
Interest expenses                                                     (6,377,276)        (171,416)      (1,960,362)         (33,939)
                                                                    ---------------------------------------------------------------
OTHER INCOME (EXPENSES)                                               (7,176,478)          64,050       (2,915,709)         305,760
                                                                    ---------------------------------------------------------------
LOSS FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEMS                                         (14,903,758)      (4,203,745)      (6,521,028)        (776,295)

Income Tax provision (Benefit)                                              --               --               --               --

Early extinguishment of Debt                                             304,923             --               --               --

NET LOSS                                                            $(14,598,835)    $ (4,203,745)    $ (6,521,028)    $   (776,295)
                                                                    ================================================================

LOSS PER COMMON SHARE
Loss from continuing operations                                            (0.62)           (0.28)           (0.23)           (0.05)
Extraordinary items                                                         0.01             0.00             0.00             0.00
                                                                    ---------------------------------------------------------------
NET LOSS                                                                   (0.60)           (0.28)           (0.23)           (0.05)
                                                                    ================================================================
WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING                                                    24,159,014       14,769,274       27,441,552       15,685,122

                                                SWISSRAY INTERNATIONAL INC.
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 Nine Months Ended
                                                                                                      March 31,
                                                                                         ----------------------------------
                                                                                             1998                 1997
                                                                                         ----------------------------------
                                                                                                                 Revised
                                                                                          (Unaudited)          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                                 $(14,598,835)        $ (4,203,745)
Adjustment to reconcile net loss to net
       cash from operating activities
       Depreciation and amortization                                                          719,075              556,649
       Provision for bad debts                                                                (89,075)             (23,312)
       Financing costs incurred                                                               338,948                 --
       Issuance of common stock in lieu of
         interest payments                                                                    140,448                 --
       Interest expense on Debt issuance cost and
         conversion benefit                                                                 6,015,697                 --
       Early extinguishment of  Debt (gain)                                                  (304,923)                --
       Operating expenses through issuance of Common Stock                                       --                588,846

       (Increase) decrease in operating assets:
       Accounts receivable                                                                  2,038,072              137,122
       Inventories                                                                         (4,535,233)          (3,407,392)
       Prepaid expenses and sundry receivables                                               (287,096)            (472,891)
       Increase (decrease) in operating liabilities:
       Accounts payable                                                                     1,357,429           (1,250,804)
       Accrued expenses                                                                        88,337              330,749
       Customers deposits                                                                    (170,436)             125,931
                                                                                         ----------------------------------

NET CASH USED BY OPERATING ACTIVITIES                                                      (9,287,592)          (7,618,847)
                                                                                         ----------------------------------
CASH FLOW FROM INVESTING ACTIVITIES
       Acquisition of property and equipment                                               (1,505,207)            (169,254)
       Patents and trademarks                                                                 (41,131)             (34,927)
       Other intangibles                                                                     (184,760)            (378,958)
       Asset Purchase net of cash received                                                   (591,108)                --
       Collection of note receivable                                                             --                100,000
       Security deposits                                                                      (16,192)               2,639
       Loans receivable                                                                        (2,578)                --
       Repayments from (advances to) affiliates                                                  --                 25,145
                                                                                         ----------------------------------
NET CASH USED BY INVESTING ACTIVITIES                                                      (2,340,976)            (455,355)

CASH FLOWS FROM FINANCING ACTIVITIES
       Proceeds from short-term borrowings                                                      5,185            3,943,887
       Proceeds from long-term borrowings                                                     455,921                 --
       Principal payment of short-term borrowings                                          (1,974,718)          (2,092,883)
       Principal payment of long-term borrowings                                                 --               (511,101)
       Issuance of common stock for cash                                                   12,342,620            6,440,648
       Repayment from (payment to) stockholders and officers                                  (70,590)               3,602
                                                                                         ----------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                                                      10,758,418            7,784,153
                                                                                         ----------------------------------
EFFECT OF EXCHANGE RATE ON CASH                                                                77,468           (1,091,406)
                                                                                         ----------------------------------
NET INCREASE (DECREASE) IN CASH                                                              (792,682)          (1,381,455)
CASH AND CASH EQUIVALENT - beginning of period                                              3,091,307            3,252,685
                                                                                         ----------------------------------
CASH AND CASH EQUIVALENTS - end of period                                                $  2,298,625         $  1,871,230
                                                                                         ==================================

                           SWISSRAY INTERNATIONAL INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        NINE MONTHS ENDED MARCH 31, 1998
                                   (Unaudited)


                                                                                    Additional
                                                         Common Stock                Paid-in
                                                    Shares          Amount           Capital
                                                  ------------------------------------------------
BALANCE JULY 1, 1997                              19,694,433     $    196,944     $ 35,780,409

For the nine months ended March 31,1998
Issuance of common stock for cash                  8,841,802           88,418        6,713,214

Issuance of common stock for asset purchase          333,333            3,333        1,496,664

Issuance of common stock in lieu of
  interest payments                                  157,061            1,571          138,877

Stock options exercised for cash                     169,000            1,690          121,680

Beneficial conversion feature of convertible
   debentures                                                                        5,317,713

Early extinguishment of Debt                                                          (396,875)

Foreign currency translation adjustment                 --               --               --

Net loss                                                --               --               --
                                                  ----------     ------------     ------------
BALANCE MARCH 31, 1998                            29,195,629     $    291,956     $ 49,171,682
                                                  ==========     ============     ============
                                                                     Cumulative
                                                                     Foreign
                                                   Accumulated       Currency
                                                     Deficit         Adjustment        Total
                                                  ----------------------------------------------
BALANCE JULY 1, 1997                              $(26,855,631)    $ (1,428,534)    $  7,693,188

For the nine months ended March 31,1998
Issuance of common stock for cash                         --               --          6,801,632

Issuance of common stock for asset purchase               --               --          1,499,997

Issuance of common stock in lieu of
  interest payments                                       --               --            140,448

Stock options exercised for cash                          --               --            123,370

Beneficial conversion feature of convertible
   debentures                                                                          5,317,713

Early extinguishment of Debt                                                            (396,875)

Foreign currency translation adjustment                   --            567,367          567,367

Net loss                                           (14,598,835)            --        (14,598,835)
                                                  ------------     ------------     ------------
BALANCE MARCH 31, 1998                            $(41,454,466)    $   (861,167)    $  7,148,006
                                                  ============     ============     ============


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 1998

         (1)The financial statements included herein have been prepared by the Registrant, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Registrant believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Registrant's annual report on Form 10-KSB/A3 for the fiscal year ended June 30, 1997.

         (2)In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of only a normal and recurring nature, necessary to present fairly the financial position of the Registrant as of March 31, 1998 and the results of operations and cash flows for the interim period presented. Operating results for the nine months ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year ending June 30, 1998.

         (3)INVENTORIES

                  Inventories are summarized by major classification as follows:

                                                     December 31,       June 30,
                                                     ---------------------------
                                                        1997             1997
                                                     ----------       ----------
Raw materials, parts and supplies                    $5,480,743       $2,632,256
      Work in process                                   808,587          468,204
      Finished goods                                  2,157,010          810,647
                                                     ----------       ----------
                                                     $8,446,340       $3,911,107
                                                     ==========       ==========

Inventories are stated at lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method. Inventory cost include material, labor, and overhead.

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                                TABLE OF CONTENTS

                                                                   PAGE

Available Information                                               3
Prospectus Summary                                                  4
Risk Factors                                                        8
The Company                                                        14
Determination of Offering Price                                    15
Use of Proceeds                                                    15
Market Prices and Dividend Policy                                  16
Capitalization                                                     18
Dilution                                                           18
Selected Consolidated Financial Data                               19
Management's Discussion and Analysis Of Financial Condition and
  Results of Operations                                            20
Business                                                           33
Management                                                         43
Stock Options Granted in 1997                                      47
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
  Option/SAR Values                                                48
Principal Stockholders                                             51
Certain Transactions                                               52
Selling Holders and Plan of Distribution                           52
Description of Capital Stock                                       54
Legal Matters                                                      58
Independent Auditors                                               58
Index to Consolidated Financial Statements                         59

                          SWISSRAY INTERNATIONAL, INC.





                               12,774,572 SHARES OF

                                  COMMON STOCK




                                   PROSPECTUS




                                       , 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     SECURITIES AND EXCHANGE COMMISSION REGISTRATION FEE             $ *
     PRINTING EXPENSES                                                 *
     ACCOUNTING FEES AND EXPENSES                                      *
     LEGAL FEES AND EXPENSES                                           *
     TRANSFER AGENT AND REGISTRATION FEES                              *
     BLUE SKY FEES AND EXPENSES                                        *
     MISCELLANEOUS EXPENSES                                            *
                                                                     ----------
     TOTAL                                                           $ *
                                                                     ==========


* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 721 of the New York Business Corporation Law provides that the indemnification and advancement of expenses of directors and officers may be provided by the certificate of incorporation or by-laws of a corporation, or when authorized by the certificate of incorporation or by-laws, a resolution of shareholders, a resolution of directors or an agreement providing for indemnification (except in cases where a judgment or other final adjudication establishes that such acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated or that a person personally gained in fact a financial profit or other advantage to which he was not legally entitled).

     Section 722 of the New York Business Corporation Law provides that a corporation may indemnify any person made, or threatened to be made, a party of an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other entity which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he was a director or officer of the corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any other capacity, against judgments, fines, amounts paid in settlement and reasonable expenses if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal acts or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     Section 722 of the New York Business Corporation Law also states that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other entity at the request of the corporation, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, employee benefit plan or other entity, not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect to a threatened or pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless the court determines the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Section 726 of the New York Business Corporation Law provides that a corporation shall have the power to purchase and maintain insurance for indemnification of directors and officers. However, no insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer for a judgment or a final adjudication adverse to the insured director or officer if (i) a judgment or other final adjudication establishes that his acts of active and deliberate dishonesty were material to the cause of action adjudicated or that he personally gained a financial profit or other advantage to which he was not legally entitled or (ii) if prohibited under the insurance law of New York.

     Section 724 of the New York Business Corporation Law provides that indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 (a) of the New York Business Corporation Law notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders.

     The By-Laws of the Registrant provide for indemnification as follows:

     (a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

     (b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

     (c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

     The Certificate of Incorporation of the Registrant, as amended, provides for indemnification as follows:

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article shall eliminate or limit the liability of any director if a judgment or final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     On May 20, 1995, the Registrant issued 2,000,000 shares of Common Stock to non-U.S. persons in reliance on Regulation S promulgated under the Securities Act for an aggregate consideration of $4,250,000. Placement agents were Interfinance Investment Co., Ltd., Berkshire Capital Management Corp. and Rolcan Finance Ltd. Net proceeds received by the Company after costs related to the financing were $4,000,000.

     On December 10, 1995, the Registrant issued 1,000,000 shares of Common Stock to non-U.S. persons in reliance on Regulation S. Placement agent was Berkshire Capital Management Corp. Net proceeds received by the Company were $4,500,000.

     On December 13, 1996, the Registrant issued $3,800,000 aggregate principal amount of convertible debentures to non-U.S. persons in reliance on Regulation
S. The convertible debentures were all converted into shares of Common Stock at a conversion price equal to 81% of the average closing bid price for the five trading days preceding the date of conversion. The Registrant received net proceeds of $2,774,000.

     On January 10, 1997, the Registrant issued $3,500,000 aggregate principal amount of convertible debentures to non-U.S. persons in reliance on Regulation
S. Placement agent was IS-Targas Trading Ltd. Such convertible debentures were all converted into shares of Common Stock at a conversion price equal to 81% of the average closing bid price for the five trading days preceding the date of conversion. Any convertible debentures not so converted are subject to mandatory conversion by the Registrant on the 36th monthly anniversary of the date of issuance of the convertible debentures. Net proceeds received by the Registrant were $3,085,000.

     On March 5, 1997, the Registrant issued 1,000,000 shares of Common Stock for an aggregate price of $2,000,000 to non-U.S. persons in reliance on Regulation S under the Securities Act. The placement agent for such shares was Rolcan Finance Ltd. The Registrant received net proceeds of $1,925,000.

     On April 28, 1997, the Registrant issued $2,000,000 aggregate principal amount of convertible debentures, which were all converted into shares of Common Stock of the Registrant at a conversion price equal to the higher of 80% of the average closing bid price on the date of conversion or $2.50 per share. The Registrant received net proceeds of $1,822,500.

     On each of May 15, 1997 and June 15, 1997, the Registrant issued $2,000,000 principal amount of 6% convertible debentures convertible into Common Stock on terms similar to those of the April 28, 1997 issuance to accredited investors as defined in Rule 501(a) of Regulation D. Placement agent for such convertible debentures was Rolcan Finance Ltd. The aggregate offering price for such convertible debentures was $4,000,000. After deducting underwriting discounts, commissions and escrow fees in the aggregate amount of $528,610, the Registrant received an aggregate net amount of $3,458,890. Such convertible debentures were refinanced on July 31, 1997, with the proceeds of $4,262,500 principal amount of convertible debentures issued to non-U.S. persons under Regulation S.

     On July 31, 1997, the Registrant issued $4,262,500 of 7% convertible debentures. The proceeds of such issuance were used to refinance $4,000,000 principal amount of 6% convertible debentures dated May 15, 1997 and June 13, 1997 plus interest. The Registrant did not receive any cash proceeds from this transaction. Such convertible debentures, due July 31, 2000, were all converted into shares of Common Stock at a price equal to 80% of the average closing bid price for the five (5) trading days preceding the date of conversion.

     On August 19, 1997, the Registrant issued $5,000,000 aggregate principal amount of 6% convertible debentures, convertible into Common Stock of the Registrant. Placement Agent for such convertible debentures was Rolcan Finance Ltd. The aggregate offering price of such convertible debentures was $5,000,000. After deducting underwriting discounts, commissions and escrow fees in the aggregate amount of $681,250 the Registrant received a net amount of $4,318,750. All such convertible debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Registrant has received written representations from each investor to that effect. Fifty percent of the face amount of such convertible debentures were convertible into shares of Common Stock of the Registrant at any time after November 3, 1997 and the remaining 50% of the face value of such convertible debentures were convertible into shares of Common Stock of the Registrant after December 3, 1997, in each case at a conversion price equal to 80% of the average closing bid price for the five trading days preceding the date of conversion. Any such convertible debentures not so converted are subject to mandatory conversion by the Registrant on the 36th monthly anniversary of the date of issuance of such Convertible Debentures. All conversions have been completed (or rolled over as indicated below).

           Between November 26, 1997 and December 11, 1997, the Company issued $2,158,285 aggregate principal amount of 8% convertible debentures (the "Convertible Debentures") including a 15% premium, and accrued interest, convertible into Common Stock of the Company. The Registrant did not receive any cash proceeds from the offering of the Convertible Debentures. An amount of $2,158,285 was paid by investors to holders of the Company's Convertible Debentures issued on August 19, 1997 holding $1,850,000 of such Convertible Debentures as repayment in full of the Company's obligations under such Convertible Debentures. During the same period the Company issued $3,690,000 aggregate principal amount of 8% Convertible Debentures, convertible into Common Stock of the Company. After deducting fees, commissions and escrow fees in the aggregate amount of $690,000 the Company received a net amount of $3,000,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representation from each investor to that effect. Twenty-five percent of the face amount of both Convertible Debentures are convertible into shares of Common Stock of the Company as at the effective date of a Registration Statement covering the underlying shares of Common Stock, to wit: March 12, 1998. An additional twenty-five percent of the face amount of both Convertible Debentures may be converted each 30 days thereafter, in each case at a conversion price equal to 75% of the average closing bid price for the five trading days preceding the date of the conversion. Any Convertible Debenture not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. As of June 26, 1998 an unconverted balance of $145,969 remained outstanding.

      In March of 1998, the Company issued $5,500,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures"), convertible into Common Stock of the Company. After deducting fees directly attributable to such offering the Company received a net amount of $4,915,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. One Hundred percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Company at the earlier of May 15, 1998 or the effective date of this Registration Statement at a conversion price equal to 80% of the average closing bid price for the ten trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. None of these Debentures had been converted as of June 26, 1998.

      In June of 1998, the Company issued $2,000,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures"), convertible into Common Stock of the Company. After deducting fees directly attributable to such offering the Company received a net amount of $1,760,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representation from each investor to that effect. One Hundred percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Company at the earlier of August 14, 1998 or the effective date of this Registration Statement at a conversion price equal to 80% of the average closing bid price for the ten trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures.



ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
  NO.    DESCRIPTION

2.1 Acquisition Agreement, dated May 1995, by and between Registrant, a New York corporation (now Swissray International, Inc.); Berkshire International Finance, Inc., SR-Medical AG (a Swiss corporation), Teleray AG (a Swiss corporation) and others (Incorporated by reference to Exhibit 6(a) of the Registrant's Registration Statement on Form 10SB, Registration No . 0-26972, effective February 14, 1996).

2.2 Exchange Agreement, dated as of November 22, 1996 by and between the Registrant and Douglas Maxwell ("Maxwell"); Registration Rights Agreement, dated as of March 13, 1997, between the Registrant and Maxwell; Assignment and Assumption Agreement, dated March 13, 1997, between the Registrant and Maxwell; Option Agreement, dated January 24, 1997, granting options for 125,000 shares of the Registrant to Maxwell (Incorporated by reference to Exhibit 2.2 of the Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB filed on September 30, 1997).

3.1 Registrant's Certificate of Incorporation, dated December 20, 1967 (Incorporated by reference to Exhibit 2(a) of the Registrant's Registration Statement on Form 10SB, Registration No. 0- 26972, effective February 14, 1996).

3.2 Amendment to Registrant's Certificate of Incorporation, dated September 19, 1968 (Incorporated by reference to Exhibit 2(b) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.3 Amendment to Registrant's Certificate of Incorporation, dated September 8, 1972 (Incorporated by reference to Exhibit 2(c) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

EXHIBIT
  NO.    DESCRIPTION

3.4 Amendment to Registrant's Certificate of Incorporation, dated October 30, 1981 (Incorporated by reference to Exhibit 2(d) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.5 Certificate of Merger of Direct Marketing Services, Inc. and CGS Units Incorporated into CGS Units Incorporated, dated June 16, 1994 (Incorporated by reference to Exhibit 2(e) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.6 Amendment to Registrant's Certificate of Incorporation, dated August 10, 1994 (Incorporated by reference to Exhibit 3.6 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.7 Certificate of Correction of Certificate of Merger of Direct Marketing Services, Inc. and CGS Units Incorporated into CGS Units Incorporated, filed August 5, 1994 (Incorporated by reference to Exhibit 2(f) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.8 Amendment to Registrant's Certificate of Incorporation, dated May 24, 1995 (Incorporated by reference to Exhibit 2(g) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996)

3.9 Amendment to Registrant's Certificate of Incorporation, dated August 29, 1996 (Incorporated by reference to Exhibit 3.9 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.10 Amendment to Registrant's Certificate of Incorporation, dated December 13, 1996 (Incorporated by reference to Exhibit 3.10 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.11 Amendment to Registrant's Certificate of Incorporation, dated March 12, 1997 (Incorporated by reference to Exhibit 3.11 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.12 Registrant's By-Laws (Incorporated by reference to Exhibit 2 (h) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.13 Amendment to Registrant's Certificate of Incorporation, dated December 26, 1997. (Incorporated by reference to Exhibit 3.13 of Registrant's Form S-1 Registration Statement, Registration No. 333-43401, effective March 12, 1998).

5.1      Opinion of GARY B. WOLFF, P.C., counsel to the Registrant.*


10.1 License Agreement, dated June 24, 1995, by and between the Registrant and Hans-Jurgen Behrendt (Incorporated by reference to Exhibit 6(b) of Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996)

EXHIBIT
  NO.    DESCRIPTION

10.2 1996 Swissray International Corporation, Inc. Non-Statutory Stock Option Plan. (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.3 Agreement, dated June 11, 1996 between the Registrant and Philips Medical Systems (Incorporated by reference to Exhibit 10.3 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

10.4 License Agreement, dated as of July 18, 1997, by and between the Registrant and Agfa-Gevaert N.V., certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization; Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.4 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB/A2, filed December 3, 1997).

10.5 Agreement, dated July 14, 1995, by and between Teleray AG and Optische Werke G. Roderstock, certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization; Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.5 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB/A2, filed December 3, 1997).

10.6     Agreement, dated as of June 30, 1997, between the Registrant and Ruedi
         G. Laupper. (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.7 Form of Registration Rights Agreement, dated as of August , 1997, by and between Swissray International, Inc. and the person named on the signature page hereto. (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.8 Form of Debenture of Swissray International, Inc. (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form S-1 Registration Statement, Registration No. 333-38229, filed December 17,
         1997).

10.9 Asset Purchase Agreement, dated as of October 17, 1997 by and among Swissray Medical Systems, Inc., Swissray International, Inc., Service Support Group LLC, Gary Durday, Michael Harle and Kenneth Montler (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K, filed November 4, 1997).

10.10 Registration Rights Agreement, dated as of October 17, 1997, by and among Swissray International, Inc., Service Support Group, LLC, Gary Durday, Michael Harle and Kenneth Montler (Incorporated by reference to
         Exhibit 2.2 of the Registrant's Current Report on Form 8-K, filed November 4, 1997).

EXHIBIT
  NO.    DESCRIPTION

10.11 Employment Agreement between the Registrant and Ruedi G. Laupper, dated as of December , 1997 (Incorporated by reference as Exhibit 10.11 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.12 Employment Agreement between the Registrant and Josef Laupper, dated as of December , 1997 (Incorporated by reference as Exhibit 10.12 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.13 Employment Agreement between the Registrant and Herbert Laubscher, dated as of December , 1997 (Incorporated by reference as Exhibit 10.13 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.14 Employment Agreement between the Registrant and Ueli Laupper, dated as of December , 1997 (Incorporated by reference as Exhibit 10.14 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.15 Form of Registration Rights Agreement, dated as of November , 1997 (Incorporated by reference as Exhibit 10.15 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.16 Form of Debenture of Swissray International, Inc., dated November , 1997 (Incorporated by reference as Exhibit 10.16 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.17 Form of Subscription Agreement, dated November , 1997 (Incorporated by reference as Exhibit 10.17 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29,
         1997).

10.18 Form of Registration Rights Agreement (rollover), dated as of November , 1997 (Incorporated by reference as Exhibit 10.18 to
         Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.19 Form of Debenture of Swissray International, Inc. (rollover), dated November , 1997 (Incorporated by reference as Exhibit 10.19 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.20 Form of Subscription Agreement (rollover), dated November , 1997 (Incorporated by reference as Exhibit 10.20 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.21 Agreement Regarding August, 1997 Regulation D offering (Incorporated by reference as Exhibit 10.21 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29,
         1997).

10.22 Form of Subscription Agreement dated March , 1998 (Incorporated by reference as Exhibit 10.22 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-50069 filed April 14,
         1998).

10.23 Form of Registration Rights Agreement dated March , 1998 (Incorporated by reference as Exhibit 10.23 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-50069 filed April 14, 1998).

10.24    Form of Debenture dated March  , 1998 (Incorporated by reference as
         Exhibit 10.24 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-50069 filed April 14, 1998).

10.25 Empower, Inc. (Incorporated by reference as Exhibit 10.25 to Registrant's current report on Form 8-K as filed __________ , 1998.*

10.26    Form of Subscription Agreement dated June, 1998.

10.27    Form of Registration Rights Agreement dated June, 1998.

10.28    Form of Debenture dated June, 1998.

21.1 List of Subsidiaries (Incorporated by reference to Exhibit 21 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

23.1     Consent of Bederson & Company LLP


23.2     Consent of GARY B. WOLFF, P.C. (included in Exhibit 5.1).*


27       FINANCIAL DATA SCHEDULES


--------------------------
* To be filed by amendment.


ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-offering amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hitzkirch, Country of Switzerland, on July 21, 1998.


                                        SWISSRAY INTERNATIONAL, INC.


                                        By: /Ruedi G. Laupper/
                                            ----------------------------
                                        Name: Ruedi G. Laupper
                                        Title: Chairman of the Board of
                                               Directors, President &
                                               Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                   TITLE                          DATE

/Reudi G. Laupper/         Chairman of the Board of       Dated: July 21, 1998
--------------------       Directors, President & Chief
Ruedi G. Laupper           Executive Officer


/Josef Laupper/            Secretary, Treasurer and a     Dated: July 21, 1998
--------------------       Director
Josef Laupper


/Herbert Laubscher/        Chief Financial Officer        Dated: July 21, 1998
--------------------
Herbert Laubscher


/Ueli Laupper/             Vice President and a Director  Dated: July 16, 1998
--------------------
Ueli Laupper


/Dr. Erwin Zimmerli/       Director                       Dated: July 21, 1998
--------------------
Dr. Erwin Zimmerli


                           Chief Operating Officer        Dated: July   , 1998
---------------------
Erich A. Kalbermatter


/Dr. Sc. Dov Maor/         Director                       Dated: July 16, 1998
--------------------
Dr. Sc. Dov Maor

                                  EXHIBIT INDEX

EXHIBIT
  NO.    DESCRIPTION

2.1 Acquisition Agreement, dated May 1995, by and between Registrant, a New York corporation (now Swissray International, Inc.); Berkshire International Finance, Inc., SR-Medical AG (a Swiss corporation), Teleray AG (a Swiss corporation) and others (Incorporated by reference to Exhibit 6(a) of the Registrant's Registration Statement on Form 10SB, Registration No . 0-26972, effective February 14, 1996).

2.2 Exchange Agreement, dated as of November 22, 1996 by and between the Registrant and Maxwell; Registration Rights Agreement, dated as of March 13, 1997, between the Registrant and Maxwell; Assignment and Assumption Agreement, dated March 13, 1997, between the Registrant and Maxwell; Option Agreement, dated January 24, 1997, granting options for 125,000 shares of the Registrant to Maxwell (Incorporated by reference to Exhibit 2.2 of the Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB filed on September 30, 1997).

3.1 Registrant's Certificate of Incorporation, dated December 20, 1967 (Incorporated by reference to Exhibit 2(a) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.2 Amendment to Registrant's Certificate of Incorporation, dated September 19, 1968 (Incorporated by reference to Exhibit 2(b) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.3 Amendment to Registrant's Certificate of Incorporation, dated September 8, 1972 (Incorporated by reference to Exhibit 2(c) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.4 Amendment to Registrant's Certificate of Incorporation, dated October 30, 1981 (Incorporated by reference to Exhibit 2(d) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.5 Certificate of Merger of Direct Marketing Services, Inc. and CGS Units Incorporated into CGS Units Incorporated, dated June 16, 1994 (Incorporated by reference to Exhibit 2(e) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.6 Amendment to Registrant's Certificate of Incorporation, dated August 10, 1994 (Incorporated by reference to Exhibit 3.6 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.7 Certificate of Correction of Certificate of Merger of Direct Marketing Services, Inc. and CGS Units Incorporated into CGS Units Incorporated, filed August 5, 1994 (Incorporated by reference to Exhibit 2(f) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

EXHIBIT
  NO.    DESCRIPTION

3.8 Amendment to Registrant's Certificate of Incorporation, dated May 24, 1995 (Incorporated by reference to Exhibit 2(g) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996)

3.9 Amendment to Registrant's Certificate of Incorporation, dated August 29, 1996 (Incorporated by reference to Exhibit 3.9 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.10 Amendment to Registrant's Certificate of Incorporation, dated December 13, 1996 (Incorporated by reference to Exhibit 3.10 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.11 Amendment to Registrant's Certificate of Incorporation, dated March 12, 1997 (Incorporated by reference to Exhibit 3.11 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.12 Registrant's By-Laws (Incorporated by reference to Exhibit 2 (h) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.13 Amendment to Registrant's Certificate of Incorporation, dated December 26, 1997. (Incorporated by reference to Exhibit 3.13 of Registrant's Form S-1 Registration Statement, Registration No. 333-43401, effective March 12, 1998).

5.1      Opinion of Gary B. Wolff, P.C., counsel to the Registrant.*


10.1 License Agreement, dated June 24, 1995, by and between the Registrant and Hans-Jurgen Behrendt (Incorporated by reference to Exhibit 6(b) of Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996)

10.2 1996 Swissray International Corporation, Inc. Non-Statutory Stock Option Plan. (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.3 Agreement, dated June 11, 1996 between the Registrant and Philips Medical Systems (Incorporated by reference to Exhibit 10.3 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

10.4 License Agreement, dated as of July 18, 1997, by and between the Registrant and Agfa-Gevaert N.V., certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization; Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.4 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB/A2, filed December 3, 1997).

EXHIBIT
  NO.    DESCRIPTION

10.5 Agreement, dated July 14, 1995, by and between Teleray AG and Optische Werke G. Roderstock, certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization; Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.5 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB/A2, filed December 3, 1997).

10.6     Agreement, dated as of June 30, 1997, between the Registrant and Ruedi
         G. Laupper (Incorporated by reference to Exhibit 10.6 of Registrant's Amendment No. 1 to Form S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.7 Form of Registration Rights Agreement, dated as of August __, 1997, by and between Swissray International Inc. and the person named on the signature page hereto (Incorporated by reference to Exhibit 10.7 of Registrant's Amendment No. 1 to Form S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.8 Form of Debenture of Swissray International, Inc. (Incorporated by reference to Exhibit 10.8 of Registrant's Amendment No. 1 to Form S-1 Registration Statement, Registration No. 333-38229, filed December 17,
         1997).

10.9 Asset Purchase Agreement, dated as of October 17, 1997 by and among Swissray Medical Systems, Inc., Swissray International, Inc., Service Support Group LLC, Gary Durday, Michael Harle and Kenneth Montler (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K, filed November 4, 1997).

10.10 Registration Rights Agreement, dated as of October 17, 1997, by and among Swissray International, Inc., Service Support Group, LLC, Gary Durday, Michael Harle and Kenneth Montler (Incorporated by reference to Exhibit 2.2 of the Registrant's Current Report on Form 8-K, filed November 4, 1997).

10.11 Employment Agreement between the Registrant and Ruedi G. Laupper, dated as of December , 1997 (Incorporated by reference as Exhibit 10.11 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29 1997).

10.12 Employment Agreement between the Registrant and Josef Laupper, dated as of December , 1997 (Incorporated by reference as Exhibit 10.12 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29 1997).
 .

10.13 Employment Agreement between the Registrant and Herbert Laubscher, dated as of December __, 1997 (Incorporated by reference as Exhibit 10.13, to Registrant's initial filing of Form S-1 Registration Statement Registration No. 333-43401 filed December 29 1997).

10.14 Employment Agreement between the Registrant and Ueli Laupper, dated as of December , 1997 (Incorporated by reference as Exhibit 10.14 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29 1997).
 .

10.15 Form of Registration Rights Agreement, dated as of November , 1997 (Incorporated by reference as Exhibit 10.15 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29 1997).

10.16 Form of Debenture of Swissray International, Inc., dated November , 1997 (Incorporated by reference as Exhibit 10.16 to
         Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29 1997).
 .

10.17 Form of Subscription Agreement, dated November , 1997 (Incorporated by reference as Exhibit 10.17 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29
         1997).

10.18 Form of Registration Rights Agreement (rollover), dated as of November , 1997 (Incorporated by reference as Exhibit 10.18 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29 1997).

EXHIBIT
  NO.    DESCRIPTION

10.19 Form of Debenture of Swissray International, Inc. (rollover), dated November , 1997 (Incorporated by reference as Exhibit 10.19 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29 1997).


10.20 Form of Subscription Agreement (rollover), dated November , 1997 (Incorporated by reference as Exhibit 10.20 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29 1997).


10.21 Agreement Regarding August, 1997 Regulation D offering (Incorporated by reference as Exhibit 10.21 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29
         1997).

10.22 Form of Subscription Agreement dated March , 1998 (Incorporated by reference as Exhibit 10.22 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-50069 filed April 14,
         1998).

10.23 Form of Registration Rights Agreement dated March , 1998 (Incorporated by reference as Exhibit 10.23 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-50069 filed April 14, 1998).

10.24 Form of Debenture dated March , 1998 (Incorporated by reference as Exhibit 10.24 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-50069 filed April 14,
         1998).

10.25 Empower, Inc. (Incorporated by reference as Exhibit 10.25 to Registrant's current report on Form 8-K as filed ___________, 1998.*

10.26    Form of Subscription Agreement dated June, 1998.

10.27    Form of Registration Rights Agreement dated June, 1998.

10.28    Form of Debenture dated June, 1998.

21.1 List of Subsidiaries (Incorporated by reference to Exhibit 21 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

23.1     Consent of Bederson & Company LLP


23.2     Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1).*


27       FINANCIAL DATA SCHEDULES

---------------------------
* To be filed by amendment.